As filed with the Securities and Exchange Commission on January 28, 2000

                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       The Panda Project, Inc.
---------------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)
---------------------------------------------------------------------

               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------
   2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------

   4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------

   5)   Total fee paid:
        $200.00
        ------------------------------------------------------------

[x]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by      Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid: _____________________________________
   2)   Form, Schedule or Registration Statement No.: _______________
   3)   Filing Party: _______________________________________________
   4)   Date filed:  ________________________________________________

                        THE PANDA PROJECT, INC.
                       951 Broken Sound Parkway
                      Boca Raton, Florida  33487


                     ANNUAL MEETING OF SHAREHOLDERS
                           February 18, 2000

                        ----------------------

                      YOUR VOTE IS VERY IMPORTANT

                        ----------------------


To the Shareholders of The Panda Project, Inc.

      On behalf of the Board of Directors of The Panda Project, Inc., a Florida corporation ("Panda" or the "Company"), I cordially invite you to attend an Annual Meeting of the shareholders of Panda, to be held at 8:00 a.m. (Eastern time) on Wednesday, February 18, 2000, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida 33441. As previously announced, Panda has entered into an agreement (the "Asset Purchase Agreement") to sell substantially all of its operating assets to Silicon Bandwidth, Inc., a Delaware corporation ("SBI"). The terms of the proposed sale are described more fully in the enclosed Proxy Statement, and a copy of the Asset Purchase Agreement, as amended, is attached as Annex A to the Proxy Statement.

      Panda entered into this Asset Purchase Agreement, and the Board of Directors is recommending that Panda's shareholders approve the proposed sale, because the Board is of the view that Panda will not be able to generate sufficient revenues and resulting gross profits to cover its fixed costs in order to continue its operations in the future. The Board believes that this reason, coupled with Panda's continued negative cash flow and the general decline of its financial condition, suggest that the interests of Panda shareholders would be better served if Panda pursues the sale of substantially all of its operating assets to SBI. The sale of substantially all of Panda's operating assets, if approved by the shareholders, will help Panda minimize its negative cash flow and allow it to continue to exist as a public "holding" corporation. If approved by the shareholders, the sale will take place on a date mutually agreed upon by Panda and SBI, but in no event later than February 24, 2000, unless extended by the parties.

   Panda will receive 10% of SBI's capital stock in exchange for Panda's operating assets. As part of the closing conditions to the Proposed Sale, SBI will assist Panda in eliminating certain outstanding obligations. Panda's shareholders will not receive any dividend or other form of payment or distribution as a result of the completion of the sale of the operating assets to SBI. The ownership of Panda's common stock by the shareholders will not be affected by the sale, and Panda will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934. Panda expects that its common stock will continue to trade on the OTC Bulletin Board. However, Panda will not have any control over whether, or to what extent, a trading market will exist following completion of the sale to SBI.

    If the proposed sale to SBI is not approved by Panda shareholders, Panda anticipates that its negative cash flow will continue indefinitely and that it will likely be unable to continue as a going concern. If the sale to SBI is not approved, Helix has the right to foreclose on the intellectual property and sell it through a private or public sale, in which case it is unlikely that the Panda shareholders would receive any value. As such, if the proposed sale to SBI is not approved by Panda shareholders, Panda intends to try to find a purchaser of its operating assets, but it is more likely that the Company will be forced to file bankruptcy.

   We cannot complete the sale to SBI without the approval of Panda's shareholders. We have therefore scheduled an Annual Meeting of Panda's shareholders to consider and vote upon the proposed sale of Panda's operating assets to SBI. A majority of the issued and outstanding shares of Panda's Common Stock must vote in favor of the proposal for the sale to SBI to be completed.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT YOU VOTE "FOR," THE PROPOSED SALE OF SUBSTANTIALLY ALL OF PANDA'S OPERATING ASSETS TO SBI. In arriving at its recommendation, the Board of Directors has given careful consideration to a number of factors which are described in the enclosed Proxy Statement, including a recommendation of a special committee of its board of directors that the consideration SBI will deliver to Panda for Panda's operating assets in the proposed transaction is in the best interest of Panda.

      Panda is also seeking your vote to (1) elect a new director to serve on Panda's Board of Directors, (2) amend its Articles of Incorporation (the "Amendment to the Articles") to increase the number of authorized shares of its common stock from 50,000,000 to 100,000,000 and (3) ratify the selection by Panda's Board of Directors of Grant Thornton LLP as independent accountants for the current fiscal year. This increase in the number of authorized but unissued shares is necessary to fulfill Panda's obligations under certain existing agreements.

   Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Sending in your proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. If you sign, date and mail your proxy card to us without indicating how you wish to vote on the proposed sale to SBI, your proxy will be counted as a vote in favor of the adoption of the Asset Purchase Agreement and approval of the proposed sale. If you fail to return your proxy card, the effect will be the same as a vote against the adoption of the Asset Purchase Agreement and against the approval of the proposed sale.

   The enclosed Proxy Statement provides you with detailed information about
(1) the proposed sale of Panda's operating assets to SBI, (2) Panda's plans following the completion of the sale and (3) the Amendment to the Articles. We encourage you to read the entire Proxy Statement, including the Annexes, and consider the information carefully prior to casting your vote.

                           Stanford W. Crane, Jr.
                           President and Chief Executive Officer


                                      PRELIMINARY COPY CONFIDENTIAL
                                      FOR USE OF THE COMMISSION ONLY


                        THE PANDA PROJECT, INC.
                       951 Broken Sound Parkway
                      Boca Raton, Florida  33487

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON FEBRUARY 18, 2000


      The Panda Project, Inc. ("Panda") will hold an annual meeting of its shareholders (the "Annual Meeting") on February 18, 2000, 8:00 a.m. Eastern time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida 33441, for the following purposes:

   1. To consider and vote on a proposal (the "Proposed Sale") to approve an Asset Purchase Agreement, dated as of July 19, 1999, as amended (the "Asset Purchase Agreement"), between Panda and Silicon Bandwidth, Inc., a Delaware corporation ("SBI"), and related transactions for the sale of substantially all the operating assets of Panda.

      2. To consider and vote upon a proposal to amend Panda's Articles of Incorporation (the "Amendment to the Articles") to increase the authorized shares of its common stock, par value $.01 per share (the "Panda Common Stock"), from 50,000,000 to 100,000,000.

   3. To elect a director to serve on Panda's Board of Directors until the 2002 Annual Meeting and until his successor is duly elected and qualified.

   4. To ratify the selection by the Board of Directors of Grant Thornton LLP as independent accountants for the current fiscal year.

   5. To transact such other business as may properly come before the Annual Meeting.

      Panda has fixed the close of business on January 20, 2000 as the Record Date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournment thereof. A list of such shareholders will be available for inspection by shareholders of record during business hours at Panda's principal place of business in Boca Raton, Florida for ten days prior to the date of the Annual Meeting, and will also be available at the Annual Meeting.

   Approval of the Proposed Sale requires the affirmative vote of a majority of the outstanding shares of Panda Common Stock entitled to vote at the Annual Meeting. Approval of the other proposals requires that the number of votes cast in favor of these proposals at the Annual Meeting exceed those votes cast against. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote against the Proposed Sale.

   The Board of Directors unanimously recommends that shareholders vote to approve the Proposed Sale, which is described in detail in the accompanying Proxy Statement, and the other proposals.

   Please sign and promptly return the proxy card in the enclosed envelope, whether or not you expect to attend the Panda Annual Meeting.

                           By Order of the Board of Directors,

                              Melissa F. Crane
                              Secretary
Boca Raton, Florida
January 28, 2000

                           TABLE OF CONTENTS

NOTE REGARDING FORWARD-LOOKING
   STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  1

PANDA'S ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . .  3
     Proposal 1:  Proposed Sale of Substantially
        All of Panda's Assets . . . . . . . . . . . . . . . . .  3

VOTING SECURITIES OF PANDA. . . . . . . . . . . . . . . . . . .  3
     Times and Places; Quorum; Votes Required
      for Approval. . . . . . . . . . . . . . . . . . . . . . .  3
     Intentions and Agreements to Vote. . . . . . . . . . . . .  3
     No Dissenters' Rights. . . . . . . . . . . . . . . . . . .  5
     Proxies  . . . . . . . . . . . . . . . . . . . . . . . . .  5
     Votes Required for Approval of Proposal 1  . . . . . . . .  6

THE PROPOSED SALE . . . . . . . . . . . . . . . . . . . . . . .  6
     Panda. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     SBI. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     VantagePoint Venture Partners. . . . . . . . . . . . . . .  7
     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  7
     Holding Company Structure. . . . . . . . . . . . . . . . .  7
     Background of the Proposed Sale. . . . . . . . . . . . . .  8
     Panda's Reasons for the Proposed Sale;
        Recommendation of the Board of Directors. . . . . . . .  9
     Recommendation of the Special Committee. . . . . . . . . . 11
     Absence of Financial Advisor . . . . . . . . . . . . . . . 13
     Approval of the Panda Series A
        Preferred Shareholders. . . . . . . . . . . . . . . . . 13
     Interests of Certain Persons in the Proposed
        Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Transition Planning. . . . . . . . . . . . . . . . . . . . 13
     Changes in Shareholder Rights after the
        Proposed Sale . . . . . . . . . . . . . . . . . . . . . 14
     Continued Operations of the Company. . . . . . . . . . . . 14
     Accounting Treatment; Material Federal
        Income Tax Consequences . . . . . . . . . . . . . . . . 14
     Regulatory Approvals . . . . . . . . . . . . . . . . . . . 15

RISKS AND CONSIDERATIONS RELATED TO
   THE PROPOSED SALE. . . . . . . . . . . . . . . . . . . . . . 15
     Holding Company Structure. . . . . . . . . . . . . . . . . 15
     Unregistered Stock; Absence of a Public
        Trading Market  . . . . . . . . . . . . . . . . . . . . 15
     Absence of an Operating History. . . . . . . . . . . . . . 15
     Absence of a Financial Advisor . . . . . . . . . . . . . . 16
     No Dividends on SBI Common Stock . . . . . . . . . . . . . 16
     Minority Interest; No Voting Power . . . . . . . . . . . . 16
     Remaining Panda Assets Have Limited Value. . . . . . . . . 16
     No Reporting Requirements. . . . . . . . . . . . . . . . . 16

THE ASSET PURCHASE AGREEMENT . . . . . . . . . . . . . . . . .  16
     Terms of the Asset Purchase Agreement . . . . . . . . . .  16
     Operating Assets Being Sold and Liabilities
        and Obligations Assumed . . . . . . . . . . . . . . . . 17
     Consideration Price  . . . . . . . . . . . . . . . . . . . 17
     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Conditions to Closing  . . . . . . . . . . . . . . . . . . 18
     Representations and Warranties  . . . . . . . . . . . . .  20
     Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 21
     Stockholders Agreement . . . . . . . . . . . . . . . . . . 22
     Indemnification. . . . . . . . . . . . . . . . . . . . . . 22
     Termination and Waiver . . . . . . . . . . . . . . . . . . 23

UNAUDITED PRO FORMA
   FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . 24

PROPOSAL 2:  AMENDMENT TO
  ARTICLES OF  INCORPORATION TO
  INCREASE AUTHORIZED SHARES. . . . . . . . . . . . . . . . . . 31
     Votes Required for Approval of Proposal 2. . . . . . . . . 35

PROPOSAL 3:  ELECTION OF DIRECTORS. . . . . . . . . . . . . . . 36

SUMMARY COMPENSATION. . . . . . . . . . . . . . . . . . . . . . 42

SECURITY OWNERSHIP OF CERTAIN
   BENEFICIAL OWNERS AND
   MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  47
     Recent Sales of Unregistered Securities . . . . . . . . .  47

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . .50

MARKET FOR PANDA'S COMMON STOCK AND
    RELATED STOCKHOLDER  MATTERS. . . . . . . . . . . . . . . . 51

INFORMATION REGARDING PANDA . . . . . . . . . . . . . . . . . . 52
   Business . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   Properties. . . . . . . . . . . . . . . . . . .. . . . . . . 58
   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . 59

MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS   . . . . . . . . . . . . .. . . . 61
     Change in Fiscal Year End   . . . . . . . . . . . .. . . . 61
     Results of Operations   . . . . . . . . . . . . . .. . . . 61
     Liquidity and Capital Resources   . . . . . . . . .. . . . 64
     Year 2000 Issues   . . . . . . . . . . . . . . . . . . . . 66
     Votes Required for Approval of Proposal 3 . . .. . . . . . 67

PROPOSAL 4:  RATIFICATION OF
  APPOINTMENT  OF INDEPENDENT
  CERTIFIED PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . 68
Votes Required for Approval of Proposal 4 . . . . . . . . . . . 68

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .69

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . .69

SHAREHOLDER LIST. . . . . . . . . . . . . . . . . . . . . . . . 69

WHERE YOU CAN FIND MORE
  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . 69
FINANCIALS. . . . . . . . . . . . . . . . . . . . . . . . . . .F-1

Annex A:     Asset Purchase Agreement, as amended
Annex B:     Text of Amendment to Panda's Articles of Incorporation

Page 1
            NOTE REGARDING FORWARD-LOOKING STATEMENTS

   All statements regarding Panda's future financial condition, results of operations, cash flows, financing plans, business strategy, projected costs and capital expenditures, operations after the proposed sale of substantially all of Panda's operating assets and words such as "anticipate," "estimate," "expect," "project," "intend," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by Panda's management which, although believed by Panda's management to be reasonable, are inherently uncertain. Stockholders are cautioned that such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various considerations, including the considerations described in this Proxy Statement.

                        THE PANDA PROJECT, INC.
                       951 Broken Sound Parkway
                      Boca Raton, Florida  33487
                        ----------------------

                           Proxy Statement
                 for Annual Meeting of Shareholders
                    to be held February 18, 2000
                        ----------------------

                            INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Panda Project, Inc. ("Panda" or the "Company") for use at the Annual Meeting of the Shareholders of Panda (the "Annual Meeting") to be held on February 18, 2000, 8:00 a.m. Eastern time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida 33441, and at any adjournment or postponement thereof for the purposes stated in the attached Notice of Annual Meeting of the Shareholders. This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of Proxy are first being mailed to shareholders on or about January 28, 2000. Panda also will mail with this Proxy Statement, its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, its Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999, and its Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1999.

   The matters to be considered and voted upon at the Annual Meeting will be:

   1. A proposal (the "Proposed Sale") to approve an Asset Purchase Agreement, dated as of July 19, 1999, as amended (the "Asset Purchase Agreement"), between Panda and Silicon Bandwidth, Inc., a Delaware corporation ("SBI"), and related transactions for the sale of substantially all the operating assets of Panda.

      2. A proposal to amend Panda's Articles of Incorporation (the "Amendment to the Articles") to increase the authorized shares of its common stock, par value $.01 per share (the "Panda Common Stock"), from 50,000,000 to 100,000,000.

   3. A proposal to elect a director to serve on Panda's Board of Directors until the 2002 Annual Meeting and until his successor is duly elected and qualified.

   4. A proposal to ratify the selection by the Board of Directors of Grant Thornton LLP as independent certified public accountants for the current fiscal year.

   5.   Such other business as may properly come before the Annual Meeting.

   A copy of the Asset Purchase Agreement, as amended, is attached as Annex A to this Proxy Statement.

   The description of the proposals set forth above is intended only as a summary and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

Page 3
                      PANDA'S ANNUAL MEETING

                           PROPOSAL 1:

        PROPOSED SALE OF SUBSTANTIALLY ALL OF PANDA'S ASSETS
        ----------------------------------------------------



VOTING SECURITIES OF PANDA

Times and Places; Quorum; Votes Required for Approval

     The Annual Meeting will be held at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida 33441, on February 18, 2000, starting at 8:00 a.m. Eastern time. The Board of Directors has fixed the close of business on January 20, 2000, as the Panda Record Date. Only holders of record of shares of Panda Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 49,961,107 shares of Panda Common Stock outstanding and entitled to vote at the Panda Annual Meeting held by 294 shareholders of record.

   Each holder of record, as of the Record Date, of Panda Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Panda Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of Panda Common Stock outstanding on the Record Date is required to approve and adopt the Proposed Sale.

   THE MEMBERS OF THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE PROPOSED SALE (SUBJECT TO SHAREHOLDER APPROVAL) AND RECOMMEND A VOTE FOR THE ADOPTION AND APPROVAL OF THE PROPOSED SALE.

Intentions and Agreements to Vote

   In connection with the Proposed Sale, a majority of shareholders, who in the aggregate will own approximately 52% of Panda Common Stock on the Record Date, have agreed pursuant to a settlement agreement with Panda and a voting agreement (the "Voting Agreement") with SBI to vote their shares of Panda Common Stock in favor of the Proposed Sale. Shareholders who are a party to the Voting Agreement include GAM Arbitrage Fund L.P., AGR Halifax Fund, Ltd., Leonardo L.P., Ramius Fund, Ltd., Raphael L.P., Helix (PEI) Inc. and AG Super Fund L.P. Listed below are the parties to the Voting Agreement and the number of shares of Panda Common Stock they agreed to vote:

                               Shares
                               Received Upon
              Total            Conversion            Total Number
              Shares           of the Series         of Shares to
Shareholder   Currently Held   A Preferred Stock     be Voted
-----------   --------------   -----------------     ------------
GAM Arbitrage
 Fund L.P.                0         601,719            601,719
AGR Halifax
 Fund, Ltd.       1,366,619      11,682,842         13,049,461
Leonardo L.P.       911,077       6,492,420          7,403,497
Ramius
 Fund, Ltd.         273,325               0            273,325
Raphael L.P.        182,217         900,472          1,082,689
Helix
(PEI) Inc.        1,000,000               0          1,000,000
AG Super
 Fund L.P.                0         585,228            585,228

        All of these entities were holders of Series A Preferred Stock except for Helix (PEI) Inc., which is Panda's largest creditor. Except for Helix
(PEI) Inc., the number of shares to be voted by each entity includes shares issued upon conversion of the Series A Preferred Stock into shares of Common Stock. All of these shares were converted in to common stock on January 19,
2000.   Joseph A. Sarubbi also agreed to vote his 2,100,000 shares in favor of the Proposed Sale pursuant to the Amended Settlement Agreement (as defined herein). He has delivered an irrevocable proxy to Panda voting in favor of the Proposed Sale.

     The Series A Preferred shareholders agreed to enter into the Voting Agreement pursuant to the Exchange Agreement (as defined herein) to induce SBI to consummate the Proposed Sale. Helix (PEI) Inc. agreed to enter into the Voting Agreement to induce SBI to consummate the Proposed Sale and to assume Panda's obligations to Helix (PEI) Inc.

     The Voting Agreement and the Amended Settlement Agreement provide that Panda shareholders party thereto vote their shares of Panda Common Stock in favor of the approval of the Proposed Sale and any matter that could reasonably be expected to facilitate the Proposed Sale and against approval of any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Proposed Sale) between Panda and any person or entity other than SBI (an "Opposing Proposal"). The Voting Agreement also provides that, prior to the Record Date for the Panda Annual Meeting relating to the Proposed Sale, holders of Share Equivalents will exercise or convert such number of Share Equivalents, as the case may be, into capital stock of Panda, pro rata in the amount determined by SBI to be necessary to achieve approval of the Proposed Sale or rejection of an Opposing Proposal, and vote such shares of Panda Common Stock as set forth above. "Share Equivalents" are defined in the Voting Agreement as any securities of Panda convertible into or exercisable for shares of capital stock of Panda. The Voting Agreement also provides that Panda shareholders will execute and deliver irrevocable proxies appointing the board of directors of SBI as their sole and exclusive proxies.

     Joseph A. Sarubbi and the parties to the Voting Agreement constitute a majority of the outstanding shares of Panda Common Stock entitled to vote on the proposals that are the subject of this Proxy Statement. Therefore, absent an extraordinary event, Panda believes that approval of the proposals is assured.

     In addition, the Voting Agreement provides that Panda will enter into an agreement with Helix, a shareholder and holder of a security interest in certain assets of Panda, to restructure the indebtedness of Panda (the "Secured Debt") currently secured by Helix's security interest in certain assets of Panda (the "Restructuring Agreement"). The Restructuring Agreement provides that (i) Helix will release its security interest in all assets of Panda other than its intellectual property assets and (ii) the terms of the Secured Debt will be modified so that (A) the Secured Debt accrues interest after the Closing at a rate of 6% per annum, calculated on a monthly basis,
(B) any interest accrued with respect to the Secured Debt prior to the Closing is forgiven by Helix and (C) the Secured Debt will be subject to (x) a principal payment obligation of $1,000,000 immediately after the Closing and
(y) principal and interest payments aggregating $100,000 per month on each of the monthly anniversaries of the Closing (and such lesser amount on the eleventh monthly anniversary of the Closing as will satisfy all remaining principal and interest on the Secured Debt).

        Panda entered into the Exchange Agreement, dated May 12, 1999, by and among Panda and the Panda Series A Preferred shareholders (the "Exchange Agreement"). Pursuant to the Exchange Agreement, all holders of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for shares of Panda Common Stock. In the Exchange Agreement, Panda agreed to allow the conversion of certain shares of Series A Preferred Stock into Panda Common Stock at a rate of $0.261 and to permit the sale of the Panda Common Stock. This conversion rate was equal to the conversion rate under the terms of the Series A Preferred Stock. Panda also agreed to issue penalty shares to the holders of Series A Preferred Stock at the same exchange rate to satisfy a covenant in the agreement with the holders requiring Panda to pay the Holders an aggregate of $100,000 per month during such time as Panda is not listed on a national securities exchange or NASDAQ. The total amount of the penalty was $916,500. The holders of Series A Preferred Stock agreed (i) to enter into a voting agreement to vote their shares of Panda Common Stock in favor of the Proposed Sale and (ii) not to sell certain amounts of their Panda Common Stock received pursuant to the Exchange Agreement. Holders of the Series A Preferred Stock also agreed to release Panda from all existing obligations to them. No other agreements were entered into among Panda and the Series A Preferred shareholders to induce them to exchange their shares of Series A Preferred Stock and to vote for the Proposed Sale.

   Since beginning discussions with SBI, Panda has issued 2,100,000 shares of Panda Common Stock to Joseph Sarubbi and 1,000,000 shares of Panda Common Stock to Helix, all of which shares are subject to voting agreements.

No Dissenters' Rights

   Holders of Panda Common Stock are not entitled to dissenters' rights in connection with the Proposed Sale.

Proxies

      All shares of Panda Common Stock represented by properly executed proxies received prior to or at the Annual Meeting, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the Proposed Sale. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Annual Meeting, will not be voted. Accordingly, since the affirmative vote of a majority of outstanding shares is required for approval of the Proposed Sale, a proxy marked "ABSTAIN" will have the effect of a vote against such Proposed Sale. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Annual Meeting. Brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Proposed Sale and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such proposals. Therefore, since the affirmative vote of a majority of the aggregate voting power is required for approval of the Proposed Sale, a "broker non-vote" with respect to either proposal will have the effect of a vote against the Proposed Sale.

   The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Proposed Sale will be voted against a proposal to adjourn the respective Annual meeting for the purpose of soliciting additional proxies. Panda does not currently intend to seek an adjournment of its Meeting.

   A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Panda a signed notice of revocation or a later-dated signed proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

   It is the policy of Panda to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

   The cost of solicitation of proxies will be paid by Panda for Panda proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Panda will, upon request, reimburse them for their reasonable expenses in so doing. Panda has retained ADP to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $8,000 plus expenses. To the extent necessary in order to ensure sufficient representation at its Annual Meeting, Panda may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Shareholders are urged to send in their proxies without delay.

Votes Required for Approval of Proposal 1

   Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Panda Common Stock issued and outstanding as of the Record Date.

                             THE PROPOSED SALE

Panda

   Panda is a technology company engaged in the development, manufacture and sale of Panda's proprietary semiconductor packaging and interconnect devices (the "Technology Products"). Panda also has been engaged in the design and manufacturing of modular workstations and desk top computers ("Systems"). Due to financial constraints, Panda discontinued all operations related to the Systems business in December 1998. The features and design of the Technology Products, many of which are protected by United States and foreign patents or patent applications, are intended to address the need for greater bandwidth in electronics products. Panda believes that its products will satisfy the market's demand for increased bandwidth in computer, telecommunications, automotive and other electronics industries by enhancing the performance of new generations of high speed semiconductors.

SBI

   SBI was recently organized as a Delaware corporation for the purpose of acquiring the intellectual property portfolio and certain fixed assets related to the interconnect and semiconductor packaging business of Panda. SBI will initially be capitalized with $6,000,000, of which $1,000,000 will be paid to Helix upon closing of the transaction. Within the first year of ongoing operations, SBI anticipates the need for additional financing which it will seek from the private capital markets. SBI intends to continue marketing, manufacturing and selling the technology acquired from Panda. Additionally, SBI intends to commercialize other related technologies for the semiconductor packaging and interconnect markets.

   SBI's strategy is to (i) continue the commercialization of the VSPA and Compass V technology as well as continuing to design and produce leading-edge custom packaging solutions; (ii) maintain advanced manufacturing capabilities through partnerships with LG Cable & Machinery as well as Possehl Hong Kong Machinery Ltd. and (iii) leverage the scale and scope of the packaging and interconnect capabilities to provide Integrated Interface Modules for silicon to system applications.

   After the acquisition, SBI will be controlled by VantagePoint Venture Partners. The board of directors will initially have five members including the chief executive officer of SBI, three representatives of VantagePoint Venture Partners and one outside director. The chief executive officer and the representatives of VantagePoint Venture Partners will not receive any additional compensation for serving on the board of directors. The independent directors will have some level of compensation for service.

   Principal elements of the Company's strategy are set forth below.

   Similar forces drive future customer demand for the packaging and interconnect products acquired by SBI. The electronics industry is seeking greater "Bandwidth" to increase performance in a variety of applications. Panda's VSPA and the new Cluster Grid Array address the semiconductor market for high I/O with thermal requirements as well as new emerging markets such as System on Chip, Monitor on Chip and Integrated modules for the telecommunications, medical and computer industries.

   VSPA competes very effectively with the enhanced versions of the BGA. A customer application that currently uses a BGA with a heatsink for additional thermal dissipation is an ideal candidate for VSPA. Using VSPA will reduce cost while improving thermal performance. Target customers include Fabless companies designing all types of Integrated Circuits ("IC") for the telecommunications, graphics chips, and sensor markets. VSPA is also able to withstand a tremendous amount of environmental stress including high temperature and the potentially explosive automotive engine environment. The new Cluster Grid Array ("CGA") addresses the high I/O market segment and competes against very expensive LGA, BGA and CCGA. These problems of these current packages, which include difficulties with the SMT process and routing, open the door for a robust high density pluggable chip scale package.

   The interconnect technology includes the Compass V connector which recently received Bellcore approval. The interconnect has been designed for use in backplane applications specifically for the telecommunications industry.

   Other technologies developed but never commercialized include Welltech, a routing technology for printed circuit boards to increase the amount of traces thereupon without degradation of signal integrity. As the industry moves to higher I/O, then a new routing technology will be required. Welltech has never been introduced.

    SBI believes that partnering with large companies for high volume manufacturing will be a key factor in future success and in attracting and retaining customers. SBI will produce all prototype and preproduction orders using the acquired VSPA Flex machines. SBI will maintain Panda's current suppliers in order to facilitate the transition. SBI believes that there will be no interruption of production to current customers.

   SBI believes that by bringing new package designs to market early, its designs are more likely to enjoy a competitive advantage, which in turn will allow the Company to obtain higher margins. SBI also seeks to capture substantial market share and to spur the industry-wide adoption of its integrated interface solutions in specific market areas. SBI believes these modules types will comprise some of the highest growth and more profitable segments of the interconnect and packaging market in coming years.

VantagePoint Venture Partners

   VantagePoint Venture Partners ("Vantage" or "VantagePoint") manages three private venture capital funds with more than $800 million. The firm offers a unique blend of venture capital, investment banking, operations, legal, sales, marketing and advertising experience, combined with deep expertise in data networking, next-generation communications services, e-commerce and the Internet.

Use of Proceeds

   Panda intends to hold SBI common stock received in the Proposed Sale for investment purposes. Panda shareholders will not receive any dividend or other form of payment or distribution as a result of the completion of the sale of Panda's Assets as defined in the Asset Purchase Agreement (the "Operating Assets") to SBI. In the event, if ever, that SBI completes an initial public offering or is acquired, the Board of Directors intends to dissolve the Company and distribute to the Panda shareholders either SBI common stock or the proceeds received by Panda if SBI is acquired. Panda has agreed not to distribute the SBI common stock to its shareholders so long as SBI remains a private company. The ownership of Panda's Common Stock by the Panda shareholders will not be affected by the Proposed Sale, and Panda will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934. Panda expects that Panda Common Stock will continue to trade on the OTC Bulletin Board. However, Panda will not have any control over whether, or to what extent, a trading market will exist following completion of the Proposed Sale.

Holding Company Structure

      If the Proposed Sale is approved and consummated, Panda will cease conducting operations and become a holding company, with its sole significant asset consisting of a 10% equity interest in SBI's common stock subject to possible future dilution. Panda will not have a direct ownership interest in any assets of SBI and will solely be entitled to those rights that it may have as a shareholder of SBI under Delaware law. In addition, Panda's right, and the right of Panda's creditors, to participate in any distribution of the assets of SBI upon SBI's liquidation or reorganization or otherwise, will necessarily be subject to the prior claims of creditors of SBI, except to the extent that a bankruptcy court recognizes Panda's claims as a creditor of SBI.

      If SBI is successful in exploiting the intellectual property it is acquiring from Panda, SBI expects to have a public offering of its common stock or be acquired. At that time, Panda expects to liquidate and distribute the SBI shares or the proceeds received by SBI stockholders in the acquisition, pro rata to Panda's shareholders. However, there can be no assurance that SBI will be able to exploit the intellectual property, whether SBI can effect a public offering or be acquired, or how long it may be until either of them occurs, if ever.

    The Investment Company Act of 1940 ( the "1940 Act") provides that an investment company cannot engage in various business activities unless it is registered under the Act or unless it is incidental to its dissolution. Panda does not believe the intent of the 1940 Act was to apply to circumstances like the proposed structure of Panda after closing of the transaction; that is, Panda holding the SBI shares until such time as it dissolves and distributes the shares to its shareholders. As a condition of the transaction, Panda has agreed with SBI not to distribute the SBI shares until SBI's public offering or sale.

Panda's circumstances are similar to those described in LDX Group, Inc. 9 no action letter available May 4, 1990). In LDX, the Commission confirmed that it would not recommend an enforcement action if LDX failed to register under the 1940 Act. By court order, LDX was prohibited from distributing cash and a minority interest in another company for two years. At that time, LDX had no operating business. If the transaction with SBI closes, Panda proposes to seek a no action letter from the commission. In the event the Commission is unable to grant the requested no action position, Panda would register under the 1940 Act as an investment company.

In order to dissolve at some undetermined future date, Panda will be obligated to obtain approval of its shareholders and will conduct another proxy solicitation at that time. At that time, Panda will be obligated to file
Schedule 13E-3 with the Commission.

Background of the Proposed Sale

      Since 1996, Panda has experienced significant operating losses in attempts to develop its Technology Products and Systems business. Panda has lacked additional capital funding for its operations and the Board of Directors believes Panda has exhausted all resources for such financing. The financing Panda has received has been dilutive and has had a negative effect on the price of Panda Common Stock. Other non- operational events also had a significant effect on Panda's operations. In December 1997, Mr. Webster, founder of Helix, passed away. His death changed Helix's ability to continue any future long- term financial participation in Panda. Helix, as an entity, is liquidating its investment portfolio and anticipates being complete by December 2000. In August 1998, Panda received a notice from the National Association of Securities Dealers, Inc. regarding the delisting of Panda Common Stock from the Nasdaq National Market. In September 1998, Joseph Sarubbi obtained a judgment against Panda in the amount of $1,227,041.

   In September 1998, the Board of Directors determined that Panda would not be able to generate sufficient revenues and resulting gross profits to cover its fixed costs in order to continue its operations in the future. The Board of Directors believed the factors mentioned above, coupled with Panda's continued negative cash flow and the general decline of its financial condition, suggested that the interests of Panda's shareholders would be better served if Panda pursued the sale of substantially all of its Operating Assets.

      Panda's management contacted over 35 companies and venture capital firms between March 1997 and May 1999 regarding their interest in providing capital to Panda, acquiring Panda or acquiring Panda's assets. None of the parties approached expressed a serious interest in such a transaction except for VantagePoint Venture Partners. Archimedes Capital LLC ("Archimedes"), an entity controlled by Matthew A. Ocko, a partner of Vantage, entered into a consulting arrangement with Panda four months prior to discussions between Vantage and Panda for the sale of Panda's assets. Mr. Ocko ceased consulting to Panda once discussions between Panda and Vantage commenced. In February 1999, Vantage indicated it would be willing to consider an acquisition of Panda, but only if the transaction was structured as an asset acquisition in which Vantage or an entity founded by Vantage would assume only certain liabilities of Panda. In February 1999, Panda defaulted on certain loans from Helix (PEI) Inc. ("Helix"). Helix possessed a security interest in all of the intellectual property assets of Panda. Helix, under the loan documents, has the right to foreclose on the intellectual property and sell such property through a private or public sale. It is unlikely under this scenario that Panda shareholders would receive any value. Without the intellectual property, the fixed assets have little or no value except as scrap. The VSPA flex machines cannot be used without access to Panda's intellectual property. Helix communicated to Panda that, in order to avoid an "Event of Default" under the parties' loan agreement and resulting foreclosure on Panda's intellectual property assets, either (i) the Helix loans would need to be repaid in full or (ii) the capital structure of Panda would need to be restructured in order to modify the rights of Panda's preferred shareholders. Helix also requested 10% of the equity of Panda with protection for antidilution.

   In light of these developments, the Board of Directors, in a special meeting held on April 23, 1999, decided to take the course of the strategy it had originally discussed in its February 1999 meeting by selling Panda's Operating Assets to SBI, discontinuing Panda's business operations, and continuing the existence of Panda as a public "holding" corporation whose principal asset would be the ownership of its interest in SBI. At the special meeting, the Board of Directors approved the execution and delivery of a letter of intent with SBI for the sale of substantially all of Panda's Operating Assets to SBI. The Board of Directors opted for the Proposed Sale to Vantage because (1) it believed it was optimizing the return on the value of Panda's assets, (2) Vantage agreed to assume a significant amount of Panda's liabilities and (3) the Board of Directors had confidence in Vantage's ability to conclude the transaction in a timely manner. To determine whether Panda was optimizing the return on its assets, the Board of Directors reviewed the total consideration to be received from SBI in comparison to all other viable offers previously received for Panda and its Operating Assets.

      Panda and Vantage commenced preliminary discussions concerning the Proposed Sale in February 1999. Between February and May 1999, Vantage and Panda engaged in significant negotiations related to the sale of Operating Assets. There were several financing alternatives contemplated with the intentions to maximize the return for the Company's common shareholders and restructure the Helix loans. It was concluded that the likely liquidation value of the Company's intellectual property if sold through the method permitted under the Helix loan documents would yield a lower value than if the intellectual property was sold in conjunction with certain fixed assets to manufacture the product as well. It was determined that the Company had payables in excess of $1,000,000, loans to Helix in the amount of $2,000,000 and other various on going obligations. The Company had a negative book value. If the Company were liquidated, the shareholders would receive nothing for their shares. There have been studies performed on liquidation values of business assets such as one by Hite, Owers & Rogers. It was concluded that the sale value was approximately 50% of the market value of the assets. The Hite, Owens & Rogers study was not related to, or an evaluation of, Panda's assets, but is just used as a general reference for the kind of value Panda might receive if it was forced to liquidate all of its assets in lieu of selling certain of them to VantagePoint. The 10% offer to Panda was determined by Vantage Point as a reasonable and fair premium to pay over the Company's current book value for the intellectual property and certain fixed assets. On May 14, 1999, Panda announced it had entered into a letter of intent with SBI with respect to the sale of substantially all of its operating assets. During the months of May and June 1999, the parties exchanged drafts of the Asset Purchase Agreement and negotiated the remaining terms of the transaction. During the period, Panda furnished Vantage with requested due diligence materials. On July 15, 1999, the Board of Directors, which was comprised of Stanford W. Crane, Jr. and William E. Ahearn, approved the Asset Purchase Agreement. The Asset Purchase Agreement was executed by SBI and Panda on July 19, 1999.

      Other than as discussed above with respect to the negotiations regarding the Asset Purchase Agreement and related agreements, the only other material contracts arrangement, understanding, relationship, negotiation or transaction between SBI and Panda in the last two fiscal years or in 1999 has been the "bridge" loans extended by SBI to Panda. On October 1, 1999, August 17, 1999, July 15, 1999 and June 11, 1999, Panda entered into agreements with SBI to borrow $300,000, $325,000, $325,000 and $300,000, respectively. In connection with these loans, Panda has granted to SBI a security interest in substantially all of the assets of the Company pursuant to a security agreement. The loans will bear interest at a rate of 6% per annum and are due and payable on February 24, 2000. Panda and SBI have engaged in discussions regarding the forgiveness of loans made by SBI to Panda. In exchange for the forgiveness by SBI of the loans, Panda would agree to reduce the capitalization requirements of SBI by the amount of the loans forgiven.

Panda's Reasons for the Proposed Sale; Recommendation of the Board of
Directors

   THE BOARD OF DIRECTORS OF PANDA HAS UNANIMOUSLY APPROVED THE PROPOSED SALE AND RECOMMENDS APPROVAL OF THE PROPOSED SALE BY PANDA SHAREHOLDERS.

   As discussed above under "Background of the Proposed Sale," since 1996, Panda has had negative cash flow and a consistent decline in its financial condition. Panda also has had extreme difficulty in securing additional financing to fund operations. Panda has been forced to enter into several complex and dilutive financings in order to continue operations. These financings have adversely affected Panda's stock price.

   In response to these critical problems affecting Panda's business operations, the Board of Directors had instructed Panda's management to develop and adopt a business strategy which would continue Panda's existing business operations while simultaneously (i) seeking to minimize its expenses and (ii) considering and pursuing all potential merger, acquisition, sales, joint-venture and other combination options. Panda's management implemented this strategy and sought out appropriate potential merger and acquisition candidates.

   Other interested parties included two parties from Europe and one party from the United States. All parties which expressed interest, however, were never able to access any substantial capital. The United States interest came from an individual who could not even produce approximately $200,000 committed in a prior transaction. SBI was the only legitimate alternative to provide both capital and a vehicle for Panda shareholders to obtain a potential return on their investment.

      As described above under "Background of the Proposed Sale," the decision of Panda's Board of Directors to approve the Proposed Sale and recommend that Panda shareholders vote in favor of the Proposed Sale followed many months of analyzing Panda's future prospects, discussing the advantages and disadvantages of merging or disposing of Panda's assets and exploring sale alternatives. As of February 15, 1999, the Company was in default of its loan agreement with Helix, although no notice of default was delivered to Panda by Helix. The Company was unable to repay the principal due in the amount of $2,000,000 and Helix had the right to foreclose on the intellectual property. If Helix had foreclosed on the intellectual property of the Company and sold it to a third party, the value of the Company's other assets would be severely diminished. As of March 31, 1999, the Company had assets of $2,608,219 and current liabilities of $4,593,208. As of March 31, 1999, the deficit was $1,984,989. The Company asked Helix not to foreclose and allow it additional time to identify other sources of capital to repay the loan. Due to the complexity of the Company's capital structure, including the Helix loans and the Series A Preferred Stock, the Company was faced with few alternatives.
The Board calculated that the Panda shareholders would receive in the transaction (i) a 10% stake in SBI valued at $600,000, (ii) the ability to assign the $2,000,000 note and interest on the note of approximately $183,000 and (iii) $500,000 for payable and other accrued expenses extended to the Company. The $600,000 valuation of the 10% stake in SBI is based on SBI's $6 million initial capitalization. The value of the funds being received by the Panda shareholders totalled $3,283,000 before including any of the advanced funds for continuing operations. When SBI expressed interest in acquiring substantially all of Panda's Operating Assets, the Board considered whether or not the interests of the Panda shareholders would be better served if Panda's Operating Assets would be retained and (i) Panda would instead be dissolved, or (ii) Panda would continue its business operations. If Panda were to be dissolved, Helix had the ability to sell Panda's intellectual property assets in a private sale within five days of the notice of dissolution. The Board concluded that Panda's prospects for future success have continued to diminish because Panda has not been able to achieve a self-sustaining level of revenues. The Board determined that Panda's failure to generate sufficient revenues to warrant its operations in the future, coupled with Panda's continued negative cash flow and the general decline of its financial condition, suggest that the interests of the Panda shareholders would be better served if Panda did not continue its business operations. In making its recommendation of the Proposed Sale to Panda's shareholders, the Board considered a number of factors, including those summarized below:

   - the likelihood of Panda achieving sustained profitability from its current and planned operations in view of the limited financial resources available to it;

   -  the terms of the Asset Purchase Agreement;

   - the potential courses of action available to Helix due to Panda's default under the loan;

   - the fact that no firm offers have been received by Panda involving cash consideration, although various indications of interest have been expressed by other potential buyers; and

    - the recommendation of William E. Ahearn, independent director, stating that, subject to the matters and limitations set forth therein, the consideration to be received by Panda in the Proposed Sale is in the best interests of Panda.

   The positive factors of the SBI transaction were that the capital available from SBI's venture backers would allow Helix to be paid off, and the shareholders in Panda would have an opportunity to have ownership in a company with adequate resources to potentially show a return to the investors. The negative factors were the lack of liquidity for this ownership stake and the relatively low ownership position of Panda in the new company. After weighing these factors, the SBI transaction seemed a far better alternative to liquidation to satisfy the Helix debt.

   The main reason the Board of Directors believed that SBI could succeed with the assets of Panda when Panda could not was that SBI is funded by a large venture capitalist, VantagePoint Venture Partners, which gives them access to substantial capital needed to grow the business. Additionally, VantagePoint Venture Partners has extensive contacts through its limited partners, and other investments, to assist in commercializing the acquired Panda technologies in the target marketplace.

   Based on these factors, the Board of Directors concluded that the sale of substantially all of Panda's Operating Assets to SBI would help minimize these adverse financial conditions and would therefore serve the interests of the Panda shareholders. The Board of Directors believes this transaction is fair and in the best interests of all the Panda shareholders.

      If the Proposed Sale is not approved by Panda shareholders, Panda has insufficient working capital to operate its business and will be unable to continue as a going concern. Currently, Panda is relying upon capital borrowed from SBI to continue operations. As such, if the Proposed Sale is not approved by Panda shareholders, Panda intends to continue its search for another purchaser of its Operating Assets. The approximate value of the operating assets assumes that the intellectual property and the fixed assets are not segregated. The property and equipment was valued on the balance sheet at $1,171,853 as of the quarter ending September 30, 1999. However, the value of the property and equipment would be substantially less, with an approximate salvage value of $150,000, if the intellectual property was sold separately. Most of the equipment related to VPSA would not be usable by a third party without a license to the intellectual property. If the transaction does not close with SBI, Helix has retained its rights to foreclose on the intellectual property.

Recommendation of the Special Committee

   At a meeting of the Board of Directors on February 25, 1999, the Board of Directors established a special committee for reviewing and negotiating the proposal by Vantage to purchase the Operating Assets. Board members Claud L. Gingrich and Rao R. Tummala were named as the members of the special committee. On March 18, 1999, Mr. Gingrich and Dr. Tummala resigned as members of the special committee and the Board of Directors. Neither Mr. Gingrich nor Dr. Tummala believed he possessed (i) the expertise to examine the Proposed Sale or (ii) the time to thoroughly review the Proposed Sale.
Dr. Tummala is an academician who viewed his technical expertise as of little relevance to the then current situation. Both directors viewed William E. Ahearn, a former officer of Panda, as much more experienced in matters of this type because he had experience with nineteen acquisitions while at AMP Incorporated and was working with another small company on a capital/sale issue early in 1999. Mr. Gingrich and Dr. Tummala then decided to elect Mr. Ahearn to the Board and have him conduct the activities of the special committee. At a Board of Directors meeting on May 18, 1999, Mr. Gingrich and Dr. Tummala resigned from the Board of Directors.

      Mr. Ahearn was elected as a member of the Board of Directors and appointed to review and negotiate the Vantage proposal. Mr. Ahearn was a former IBM executive, MIT Media Scholar, AMP Incorporated executive instrumental in nineteen acquisitions, as well as a former Vice President at the Company. Mr. Ahearn was familiar with the Company's products and business challenges and therefore, was the most qualified person to handle the negotiations with SBI.

   Mr. Ahearn also had discussions with European investment advisor Sven Josting of Teamwork related to potential investment by European institutions. Nothing substantive, however, came from those discussions. Additionally, Mr. Ahearn had extensive discussions with ART Computer of France, and their representatives related to both licensing the Company's systems technology and investment in, or purchase of, the Company. Upon reviewing the financial capability of ART, the Company believed ART would be unable to produce even the initial $250,000 payment for the license to the Systems business. Mr. Ahearn then decided the proposal of VantagePoint Venture Partners was the only viable option for the Company.

      Mr. Ahearn concluded that the Proposed Sale was in the best interest of Panda and its shareholders. Mr. Ahearn recommended to the Board of Directors that Panda enter into the Proposed Sale. Mr. Ahearn based his recommendation on a number of factors affecting Panda. Panda's poor financial condition and Panda's inability to raise additional capital to fund its operations were the primary factors in his recommendation. Panda has sought a purchaser for its assets for a considerable period of time. In determining a fair value for the assets, Mr. Ahearn evaluated bids for remaining inventory, current market prices for used equipment in the machine shop, and liquidation value for the used furniture and fixtures. He also evaluated the ability of Panda to restructure its outstanding loans with Helix to obtain greater future value for the intellectual property. Mr. Ahearn valued the 10% interest in SBI at $600,000. This value is based on SBI's $6 million initial capitalization. Panda also would assign the $2,000,000 note and interest of approximately $183,000 of Helix (PEI) Inc. to SBI and receive $500,000 from SBI for payables and other expenses. Mr. Ahearn valued the total consideration to be received in the Proposed Sale by Panda to be $3,283,000.

   In arriving at his recommendation, Mr. Ahearn, among other things, (i) reviewed drafts of the Letter of Intent, dated March 17, 1999 and thereafter, by and between Panda and SBI; (ii) reviewed the Annual Reports to shareholders and Forms 10-K for the years 1997 and 1998, and the Form 10-Q for March 31, 1999, which were provided to Mr. Ahearn by Panda; (iii) discussed the future prospects, including financing needs of Panda, with the management of Panda and its creditors; (iv) reviewed correspondence between Panda and certain financial institutions, investment banking firms and venture capital groups regarding the sale of Panda; (v) had discussions with Vantage and other potential purchasers of Panda's Operating Assets; (vi) had discussions with Helix and Panda's preferred shareholders regarding the financial situation of Panda; (vii) reviewed the asset listing provided to Mr. Ahearn by Panda; and
(viii) performed such other analyses and reviews as he deemed necessary and appropriate.

   In preparing his recommendation, Mr. Ahearn relied on the accuracy and completeness of all information that was publicly available, supplied or communicated to him by or on behalf of Panda, and Mr. Ahearn has not assumed any responsibility to independently verify the same. Mr. Ahearn assumed that the financial forecasts provided to him were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Panda as to the future performance of Panda.

   Mr. Ahearn reviewed the asset listing of Panda to determine the approximate purchase value of the assets. Mr. Ahearn determined that the assets being sold included all the operating assets of Panda. In his analysis, Mr. Ahearn has assumed that the highest and best use of the assets is in their continued use in a business enterprise.

   In connection with Mr. Ahearn's time to analyze and evaluate the Proposed Sale as well as assist in the negotiations with Helix and the Series A Preferred shareholders, Mr. Ahearn was paid approximately $10,500 including out-of-pocket expenses. Mr. Ahearn retained outside non-affiliated legal counsel to assist him in the required procedures to make an independent recommendation. Panda paid his legal fees of $10,000 related to his services. The Company does not expect any additional expenses related to Mr. Ahearn's services. No portion of Mr. Ahearn's fee is contingent upon the successful completion of the Proposed Sale. In addition, Panda has agreed to indemnify Mr. Ahearn and his agents against certain liabilities incurred in connection with their services, including liabilities under federal securities laws.

Absence of Financial Advisor

      The Board of Directors did not, and did not consider it advisable to, engage an independent financial advisor to render a fairness opinion with respect to the Proposed Sale. The Asset Purchase Agreement was negotiated at arm's length between Panda and SBI. Given Panda's limited resources, the Board of Directors did not believe that it was in the best interest of the Panda shareholders to incur the cost of a fairness opinion. In addition, the Board of Directors believed that other factors to be reviewed, such as the value of the assets, the need for additional capital, the inability to attract new personnel and the extent of existing liabilities, were within the competence of the Board of Directors. The absence of a financial advisor forces Panda shareholders to rely solely on the recommendation of Mr. Ahearn and the Board of Directors. The lack of review by an independent third party does create the risk that the review of the Proposed Sale by Mr. Ahearn and the Board of Directors may not consider all relevant factors that a third party with extensive expertise may consider.

Approval of the Panda Series A Preferred Shareholders

     Prior to any transfer of substantially all of the assets of Panda to another entity, Panda must receive the written approval of the holders of 66-2/3% of the Panda Series A Preferred Stock holders , if any remain outstanding. However all of the holders of the Series A Preferred Stock converted their shares to common stock prior to the record date for the meeting. Consequently, no approval of the Preferred Stock will be required.

Interests of Certain Persons in the Proposed Sale

      In early September, SBI engaged in discussions with Stanford W. Crane, Jr., Panda's Chief Executive Officer, and Melissa F. Crane, Panda's acting Chief Financing Officer, regarding potential employment opportunities for these individuals with SBI. If the Proposed Sale is completed, these individuals may become employees of or consultants to SBI and may therefore receive compensation for their services to SBI. In particular, during the negotiations, SBI discussed with Stanford Crane the opportunity to become Chief Technical Officer of SBI. Although the specific terms and conditions of his employment as Chief Technical Officer have not been determined, SBI did say that Mr. Crane's salary would be commensurate with industry standards. No other specific employment terms or conditions have been offered by SBI.
During the negotiations with SBI, Mr. Ahearn received no information about the terms of any potential employment or consulting agreements between these individuals and SBI. SBI intends to hire seven to ten employees from Panda's current workforce, and no contracts have been executed or agreed to for their employment.

   During 1998, Panda entered into a consulting agreement with Archimedes whereby Archimedes would provide assistance to Panda in connection with seeking a corporate partnering transaction or a sale of Panda. Mr. Ocko became a partner of VantagePoint four months after such agreement was signed. In connection with that agreement, Panda granted to Archimedes a warrant convertible into 2% of Panda capital stock upon the completion of a successful transaction. SBI has agreed that upon completion of the transactions set forth herein, Archimedes will receive 2% of SBI's preferred stock in exchange for this warrant (the "Archimedes Exchange").

   Pursuant to the Asset Purchase Agreement, 20% of SBI capital stock will be reserved for issuance to SBI's employees, officers and directors upon the exercise of employee stock options. SBI has not determined (i) which employees, officers or directors of SBI, including any current employees of Panda that become employees of SBI, will receive this SBI capital stock or
(ii) the amount they will receive.

   A license agreement between Stanford W. Crane, Jr., the President and Chief Executive Officer of Panda, and Panda (the "Crane-Panda License") is being transferred to SBI. Any royalties received from SBI by Mr. Crane under the Crane-Panda License would be at the same rate at which he currently receives royalties.

Transition Planning

   Melissa F. Crane, Acting Chief Financial Officer of Panda, and Alan Salzman, a partner of VantagePoint, respectively, will be jointly responsible for coordinating all aspects of transition planning and implementation relating to the Proposed Sale and the other transactions contemplated by the Asset Purchase Agreement. Until the consummation of the Proposed Sale, Ms. Crane and Mr. Salzman jointly will (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of SBI and Panda after the consummation of the Proposed Sale and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

Changes in Shareholder Rights after the Proposed Sale

   Following the completion of the Proposed Sale, Panda's shareholders will retain their same equity interests in Panda. The completion of the Proposed Sale will not result in any changes in the rights of Panda's shareholders. As discussed above, Panda does not intend to distribute any of the SBI common stock from the sale to Panda shareholders through a special dividend or similar device.

Continued Operations of the Company

      After the consummation of the Proposed Sale, Panda expects to have the same directors. Director William E. Ahearn has indicated he will serve as Panda's President, and Susana Van Arsdale will serve as Panda's Controller. Ms. Van Arsdale has worked for Panda since 1995 as the Accounting Manager and became Panda's Controller in January 1999. Ms. Van Arsdale is a CPA and was previously employed by PricewaterhouseCoopers L.L.C.

      Panda's financial obligations after the Proposed Sale will be comprised of accounts payable of approximately $883,000. Of this amount, approximately $34,000 owed to L.G. Cable will be deducted from the $100,000 licensing fee pursuant to an agreement with L.G. Cable and $723,000 related to professional fees is in the process of being negotiated and settled for less than the amount owed. Panda owes approximately $461,000 in liquidated damages to purchasers of Panda Common Stock in the August 1998 Private Placement, which Panda is negotiating to pay off with 4,500,000 newly authorized shares of Panda Common Stock. In addition, approximately $162,000 is in dispute between Panda and various vendors for services which did not meet specifications or parameters in accordance with purchase orders. The expense of maintaining Exchange Act requirements is expected to be approximately $200,000 in the first year and approximately $100,000 in the subsequent year.

      Panda expects to fulfill its obligations to creditors and pay its expenses related to Exchange Act requirements through the sale of remaining assets and the use of returned security deposits on existing leases. The assets remaining after the sale will be systems inventory assets which were reserved as of December 31,1998. The Company expects to recover approximately $60,000 of security deposits paid on leases. In addition, $80,000 related to a letter of credit as security on a terminated lease agreement will be refunded if no event of default occurs by the new tenant, $40,000 of which will be released in July 2000 and the remaining $40,000 of which will be released in July 2002.

Accounting Treatment; Material Federal Income Tax Consequences

   The Proposed Sale will be accounted for as a sale, and Panda will recognize gain or loss on the sale of its Operating Assets to the extent the portion of the purchase price allocated to such Operating Assets exceeds or is less than Panda's basis therein. For federal income tax purposes, when a trade or business is sold, each asset is treated as sold separately in determining the seller's income, gain or loss. The purchase price is allocated among the assets sold using a residual value method in the case of a sale of assets to which goodwill could be attached. The characterization of income or loss on property used in a trade or business is generally governed by Section 1231 of the Internal Revenue Code. If the Section 1231 gains exceed the losses, each gain or loss is a long term capital gain or loss derived from the sale of a capital asset to the extent the asset has been held for twelve months or more. If the losses exceed the gains, all gains and losses are treated as ordinary gains or losses. Any gain attributable to the sale of inventory and any depreciation recapture, will produce ordinary income.

   Capital gains of a corporation can be used to offset capital losses only, with no offset against ordinary income. A three year carry-back and five year carry-forward is available.

   The Proposed Sale will not have any federal tax consequences to the Panda shareholders.

   THE FOREGOING DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE PROPOSED SALE. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE PROPOSED SALE.

Regulatory Approvals

   To Panda's knowledge, completion of the Proposed Sale does not require any regulatory approvals other than the filings in connection with this Proxy Statement required under Federal securities laws.

     RISKS AND CONSIDERATIONS RELATED TO THE PROPOSED SALE

   The Panda shareholders need to understand the issues related to the Proposed Sale which are set forth below. In particular, the Panda shareholders should be aware of the risks related to the ownership of SBI common stock, which will be Panda's main asset upon consummation of the Proposed Sale.

Holding Company Structure

   If the Proposed Sale is approved and consummated, Panda will cease conducting operations and become a holding company, with its sole significant asset consisting of a 10% equity interest in SBI's common stock subject to possible future dilution. Panda will not have a direct ownership interest in any assets of SBI and will solely be entitled to those rights that it may have as a shareholder of SBI under Delaware law. In addition, Panda's right, and the right of Panda's creditors, to participate in any distribution of the assets of SBI upon SBI's liquidation or reorganization or otherwise, will necessarily be subject to the prior claims of creditors of SBI, except to the extent that a bankruptcy court recognizes Panda's claims as a creditor of SBI.

Unregistered Stock; Absence of a Public Trading Market

   The shares of SBI common stock which Panda will receive as part of the Proposed Sale have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law. The shares of SBI common stock are new securities for which there is currently no public market. In addition, Panda has agreed not to dispose of the SBI shares for a period of five years. As a result, Panda's investment in SBI will be illiquid and there can be no assurance that a public trading market for SBI stock will develop in the future or, that if developed, such a trading market will be sustained.

Absence of an Operating History

   SBI was recently formed and has not yet commenced operations. Accordingly, SBI has no operating history on which to base an evaluation of its business prospects. SBI's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for SBI include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, SBI must, among other things, develop high quality "Integrated Interface" products, establish, maintain and increase its customer base, implement and successfully execute its business and marketing strategies, develop and upgrade its technology and transaction-processing systems, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the SBI will be successful in addressing such risks, and the failure to do so could have a material adverse effect on SBI's business, prospects, financial condition and results of operations.

Absence of a Financial Advisor

      Panda did not engage an independent financial advisor to render a fairness opinion with respect to the Proposed Sale. The absence of a financial advisor forces shareholders to rely solely on the recommendation of Mr. Ahearn and the Board of Directors. The lack of review by an independent third party does create the risk that the review of the Proposed Sale by Mr. Ahearn and the Board of Directors may not consider all relevant factors that a third party with extensive expertise may consider.

No Dividends on SBI Common Stock

   Since Panda's primary source of income will be its investment in SBI, Panda's ability to declare cash dividends in the future will depend exclusively on SBI's ability to pay cash dividends. Currently, SBI intends to retain future earnings to finance the development and expansion of SBI's business and does not anticipate paying any cash or stock dividends on its common stock in the foreseeable future. The declaration and payment of any dividends in the future will be determined by the board of directors of SBI, in its discretion, and will depend on a number of factors, including SBI's earnings, capital requirements and overall financial condition.

Minority Interest; No Voting Power

   If the Proposed Sale is approved, Panda will own an aggregate of approximately 10% of the outstanding common stock of SBI. Given this minority equity position, Panda will not have the ability to influence the day to day management of SBI. In addition, Panda will not have sufficient shares of SBI common stock to be able to individually control matters submitted to a vote of the SBI shareholders.

Remaining Panda Assets Have Limited Value

   After the Proposed Sale, Panda's sole significant asset will be its 10% equity stake in SBI's common stock. All of Panda's other remaining assets will be of limited or no value. As a result, Panda's future prospects, and the future value of Panda's Common Stock, will depend almost entirely on the success or failure of SBI.

No Reporting Requirements

   Although Panda will continue to be subject to the reporting requirements of the Exchange Act following the Proposed Sale, SBI has no reporting obligations under the Exchange Act. As a result, subject to certain circumstances, SBI will not have an ongoing duty to publicly disclose material information or developments related to its business, financial condition or results of operations. In addition, there can be no assurance that Panda will independently have timely knowledge of such developments or access to such information. Accordingly, Panda shareholders may not obtain information on SBI that is directly relevant to their investment in Panda in a timely manner or at all.

                 THE ASSET PURCHASE AGREEMENT

Terms of the Asset Purchase Agreement

      The following is a brief summary of the material provisions of the Asset Purchase Agreement. The Asset Purchase Agreement contemplates the sale of substantially all of Panda's Operating Assets to SBI. THE DESCRIPTION OF THE ASSET PURCHASE AGREEMENT SET FORTH HEREIN DOES NOT PURPORT TO BE COMPLETE; HOWEVER, ALL MATERIAL TERMS OF THE AGREEMENT ARE SUMMARIZED BELOW. PANDA SHAREHOLDERS SHOULD REVIEW THE ASSET PURCHASE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO CAREFULLY READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

Operating Assets Being Sold and Liabilities and Obligations Assumed

   Panda has agreed to sell to SBI the following Operating Assets and rights of Panda relating to Panda's business operations:

   - all permits, authorizations, licenses and other governmental and third-party rights and privileges, in each case used in Panda's business operations;

   - all tangible personal property owned by Panda and used in Panda's business operations and all right, title and interest of Panda in the inventory and supplies of Panda used in its business operations;

   - any and all contracts and other rights, in each case used in Panda's business operations, except for contracts which are excluded below;

   - all patents, trade and service marks, designs, drawings, software (except for software necessary for the continuation of Panda's operations), trade names, copyrights, mask works, applications therefor, licenses thereof and similar intangible property (collectively, "Intellectual Property"), in each case used in Panda's business operations; and

   - all of Panda's accounts receivable as of the closing date of the asset sale transaction.

   Those assets (other than assets constituting Intellectual Property) exclusively used in Panda's computer systems business will not be sold under the Asset Purchase Agreement.

   In addition, SBI has agreed to assume or observe, subsequent to the closing date of the Proposed Sale, Panda's obligations pursuant to the contracts that are assigned by Panda to SBI in connection with the sale of Operating Assets. The obligations to be assumed include the following:

   - Panda's trade accounts payable outstanding on the closing date (up to a maximum amount of $300,000);

   - specific items included in Panda's accrued payroll and benefits account outstanding on the closing date, which will not exceed $100,000;

   - specific items included in Panda's "other current liabilities" account on the closing date, which will not exceed $100,000;

   - up to $2,000,000 of Panda's indebtedness to Helix, effective upon such indebtedness' restructuring as described in the Voting Agreement among SBI, Panda and certain shareholders of Panda dated May 14, 1999; and


   -    Panda's obligations under certain agreements assigned by Panda to SBI.

These liabilities are collectively referred to herein as the "Assumed Liabilities."

Consideration Price

      The aggregate consideration for the Operating Assets will be (i) shares of SBI's common stock initially representing 10% of SBI's capital stock on a fully diluted basis and (ii) the assumption of the Assumed Liabilities. In addition to Panda's initial 10% fully diluted common equity interest, the capital structure of SBI upon consummation of the Proposed Sale will be comprised of Vantage's 70% fully diluted preferred equity interest and a 20% fully diluted pool of common shares reserved for issuance upon exercise of stock options to be issued to SBI's officers, directors, employees and consultants. Each of these interests will be diluted pro rata by the issuance of a 2% fully diluted preferred equity interest to Archimedes upon completion of the Archimedes Exchange. See "Interests of Certain Persons in the Proposed Sale." The SBI Common Stock to be received by Panda will be entitled to one vote per share and to such dividends, if any, as are declared by the SBI Board of Directors. SBI has indicated that it does not intend to pay any common stock dividends for the foreseeable future. The Vantage preferred equity interest will be comprised of shares of preferred stock, the material terms of which include:

   -    one vote per share in all matters voted on by the common stock;

   - a liquidation preference equal in the aggregate to Vantage's initial $6,000,000 investment in SBI plus a participation interest along with SBI's common stock;

   -    non-cumulative 6% dividends;

   - the right to convert on a one-for-one basis (subject to customary weighted average anti-dilution protection) into shares of SBI common stock;

   -    a pro rata right of first refusal on future stock issuances by SBI;
and

   -    the ability to appoint a majority of the board of directors of SBI.

      Upon consummation of the Proposed Sale, the authorized capital stock of SBI will be 30,000,000 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock. Of these shares, 1,000,000 shares of Common Stock will be issued to Panda, 2,000,000 additional shares of Common Stock will be reserved for issuance upon exercise of employee stock options and 7,000,000 shares of Series A Preferred Stock will be issued and outstanding. Any additional issuance of currently authorized capital stock of the Company, or any additional issuances of capital stock of the Company that is not currently authorized but is authorized after the consummation of the Proposed Sales will further dilute Panda's ownership of SBI. Panda's ownership interest in SBI will not be sufficient to allow Panda to control SBI's future authorization or issuance of securities or to control any other corporate decision.

   In connection with the Asset Purchase Agreement, Panda and SBI will execute additional agreements to facilitate transfer of Panda's assets (the "Ancillary Agreements").

Closing

   The closing of the Proposed Sale will take place within three business days of approval of the Proposed Sale by the Panda shareholders. The closing, however, must in all events occur before February 24, 2000.

Conditions to Closing

Conditions to Obligations of Purchaser

   SBI's obligation to consummate the Proposed Sale is subject to the satisfaction (or waiver) of various conditions, including the following:

   - the representations and warranties of Panda contained in the Asset Purchase Agreement will have been true and correct when made and as of the closing, and the covenants and agreements in the Asset Purchase Agreement to be complied with by Panda on or before the closing date have been complied with;

   - no action will have been commenced or threatened against Panda or SBI that would render inadvisable the consummation by SBI of the transactions contemplated by the Asset Purchase Agreement, except in the case where SBI has solicited or encouraged any such transaction;

   - SBI and Panda will each have received all authorizations, consents, orders and approvals which SBI reasonably deems necessary or desirable for the consummation of the transactions contemplated by the Asset Purchase Agreement and the Ancillary Agreements;

   - SBI will have received amendments or novations of the contracts identified in the Asset Purchase Agreement;

   - no circumstance, change in or effect on Panda's operations will have occurred which has a material adverse effect on the Operating Assets;

   - the approval of the number of Panda's shareholders necessary to effect the Asset Purchase Agreement, including preferred shareholders;

   - the receipt by purchaser of all permits, authorizations, licenses and other governmental and third party rights and privileges necessary to operate the Business as currently conducted (collectively, "Approvals");

   - the delivery by Panda to SBI of a signed counterpart of a stockholders' agreement as set out in the Asset Purchase Agreement;

   - SBI's satisfaction that Panda is able to sell, convey and assign to SBI, free and clear of all claims, liens and interests except as provided in the Asset Purchase Agreement, title and interest in the Operating Assets;

   - Panda's compliance in all material respects with its covenants and agreements under the Asset Purchase Agreement;

   - the absence of any injunction, stay or restraining order staying the effectiveness of any Approval; and

   - the absence of any threatened or pending suit, action, investigation, inquiry or other proceeding which could have a material adverse effect on SBI's ability to acquire, use, operate or enjoy the Operating Assets of Panda.

Panda has executed the contract amendments and novations required for Closing. No governmental approvals are required for the consummation of the Proposed Sale.

Conditions to Obligations of Seller

   Panda's obligation to consummate the Proposed Sale will be subject to the satisfaction (or waiver) of various conditions, including the following:

   - the Asset Purchase Agreement will have been approved and adopted by the requisite vote of the Panda shareholders;

   - the representations and warranties of SBI contained in the Asset Purchase Agreement will have been true and correct when made and as of the closing, and the covenants and agreements in the Asset Purchase Agreement to be complied with by SBI on or before the closing date have been complied with;

   - the delivery by SBI to Panda of a signed counterpart of a stockholders' agreement as set out in the Asset Purchase Agreement;

   - SBI will be capitalized with equity capital of not less than $6,000,000 in cash and commitments; and

   - SBI's compliance in all material respects with its covenants and agreements under the Asset Purchase Agreement.

SBI has been sufficiently capitalized to satisfy that condition for Closing.

Representations and Warranties

   The Asset Purchase Agreement contains various representations and warranties customary for transactions of this type, including representations and warranties of Panda relating to, among other things:

   - the due organization, valid existence, and good standing of Panda and similar corporate matters;

   - the authorization, execution, delivery, and enforceability of the Asset Purchase Agreement;

   - the accuracy and completeness of each report or proxy statement delivered to SBI;

   - Panda's compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934;

   - the compliance of Panda's financial statements as to form with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and the accuracy of Panda's financial statements;

   -    the collectibility and status of Panda's accounts receivable;

   -    the good condition and saleability of Panda's business inventories;

   -    Panda's compliance with all applicable laws and government orders;

   - Panda's receipt of all required government permits, licenses, authorizations, certificates and approvals;

   -    Panda's environmental, tax, labor and employee benefit matters;

   - the legality, validity, enforceability, and assignability of all contracts entered into by Panda that are necessary or useful for the operation of its business, and the absence of any breach of these contracts by Panda;

   - Panda's ownership of the Intellectual Property that it will sell to SBI under the Asset Purchase Agreement;

   -    Panda's year 2000 compliance;

   -    Panda's title to the Operating Assets;

   -    the insurance coverage of all the Operating Assets;

   - Panda's authority to execute the Asset Purchase Agreement and the Ancillary Agreements;

   - the absence of any pending, threatened or contemplated investigation of or administrative or legal proceeding against Panda which Panda has not disclosed;

   - the absence of any material inaccuracy or omission in the Asset Purchase Agreement or in any document filed by Panda with the SEC on or prior to the date of the Asset Purchase Agreement;

   - the absence of any undisclosed changes in Panda's condition that, in the aggregate, are materially adverse to SBI;

   -    the absence of any undisclosed material liabilities;

   - the absence of any material tax liability, except for taxes which Panda reasonably disputes, the filing of all returns and reports due, and the absence of any tax liens on the Operating Assets;

   - the absence of any event or circumstance which, under applicable law, would require public disclosure but which has not been so publicly disclosed;

   - the absence of conflicts under Panda's charter or by-laws, required consents or approvals, and violations of any instrument or law;

   - the absence of any notice that any significant customer has ceased or substantially reduced, or will cease or substantially reduce, its use of Panda's products;

   - the absence of any notice that any significant supplier will not sell goods related to the Business at any time after the closing date on terms and conditions similar to those imposed on current sales to Panda;

   - the absence of certain liabilities by Panda under ERISA, and the absence of any excise tax liabilities under certain sections of the Internal Revenue Code;

   - the absence of any undisclosed facts that affect Panda's operations adversely or could do so in the future; and

   -    the absence of any broker's or finder's fees.

   The Asset Purchase Agreement also contains various representations and warranties of SBI with respect to the following:

   - the due organization, valid existence, and good standing of SBI and similar corporate matters;

   - the authorization, execution, delivery, and enforceability of the Asset Purchase Agreement;

   -    SBI's capitalization;

   -    SBI's financing commitments;

   -    the absence of any broker's or finder's fees; and

   - the absence of conflicts under SBI's charter or by-laws, required consents or approvals, and violations of any instrument, law, or governmental order.

Covenants

   In the Asset Purchase Agreement, Panda has agreed to the following covenants:

   - between the date of the Asset Purchase Agreement and the closing date, Panda will not conduct its operations relating to the Operating Assets other than in the ordinary course and consistent with Panda's past practice;

   - Panda will provide SBI full and complete access to all facilities, relevant documents and personnel;

   - Panda will use commercially reasonable efforts to obtain all authorizations, consents, orders, and approvals that may be or become necessary for execution and delivery of the Asset Purchase Agreement and the Ancillary Agreements;

   - prior to the closing, Panda will promptly notify SBI of all events, circumstances, facts and occurrences arising subsequent to the date of the Asset Purchase Agreement which could have a material effect on its operations;

   - Panda will not use any of the Intellectual Property after the closing date of the Proposed Sale;

   - Panda and SBI agree to cooperate and coordinate the making of any public announcements concerning the Asset Purchase Agreement and the Ancillary Agreements; and

   - from the date of the execution of the Asset Purchase Agreement until February 24, 2000, except as required pursuant to any fiduciary duty, neither Panda nor any of its directors, officers, agents or representatives will (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any part of its operations or assets whether by purchase of assets or otherwise, (ii) disclose any information not customarily disclosed to any person concerning its operations or the Assets or afford to any person or entity access to the properties, books or records of its operations or the assets or (iii) cooperate with any person to make any proposal to purchase all or any part of the assets of its operations or the assets (directly or indirectly) other than inventory or non-essential or excess assets sold in the ordinary course of business.

Stockholders Agreement

   Panda will be required to enter into a stockholders agreement as a condition to the receipt of SBI common stock. The stockholder agreement will include the following terms:

   - the SBI common stock held by Panda is not transferable for a period of five years, except in limited circumstances such as an initial public offering;

   - Panda must vote its shares of SBI common stock proportionately in accordance with the vote of all other holders of SBI common stock;

   - if holders of 50% of the SBI preferred shares dispose of their preferred shares, Panda may be required to sell their shares on the same terms as the SBI preferred shareholders;

   - SBI will have the right of first refusal for any sales of SBI common stock; and

   - SBI common stock will have registration rights on substantially the same terms as the SBI preferred shares.


                     Terms of Stockholders Agreement
                     -------------------------------

Transfer      Any Purchaser Common Stock held by Seller would not be
Restrictions  transferable for a period of five years from the Closing
              Date, except pursuant to the drag along and registration rights referred to below or, after Purchaser is a publicly traded Company, to the shareholders of Seller.

Voting        Seller shall agree to vote its shares of Purchaser
              Common Stock proportionately in accordance with the vote of all other holders of the Capital Stock of Purchaser.

Drag Rights   Holders of 50% or more of Purchaser Series A Preferred
              Stock, in connection with the disposition of 50% or more or Purchaser Series A Preferred stock, may require the holders of Purchaser Common Stock to sell their shares on the same terms as the 50% or more holders.

First         Right of first refusal in favor of Purchaser and other
Refusal       holders in all sales (other than drag sales and
              registered sales).

Registration  Available to holders of Common Stock on substantially
Rights the same terms as Purchaser Series A Preferred Stock subject to customary underwriter cutbacks and other customary terms.

Purchaser     Non-cumulative 6% dividends (will not ever be declared);
Series A      participating preferred on Purchaser liquidation
Preferred     (including merger or sale); weighed average anti-
Stock         dilution protection; pro-rata right of first refusal on
Terms         future Purchaser stock issuances; ability to appoint
              majority of Purchaser Board of Directors.

Indemnification

   The representations, warranties, covenants, agreements and obligations contained in the Asset Purchase Agreement, or in any document or instrument executed and delivered in connection with that agreement, will survive the closing of the Proposed Sale for a period of one year. In addition, the Asset Purchase Agreement requires Panda to indemnify and hold harmless SBI, its successors and assigns from, for and against any loss, damage, liability, injury or deficiency which results from the inaccuracy of any representation or the breach of any warranty made by Panda in that agreement or the failure of Panda duly to perform or observe any term, provision, covenant, agreement or condition of the Asset Purchase Agreement relating to the period prior to the closing date (other than with respect to the liabilities that SBI will assume). In addition, the Asset Purchase Agreement requires Panda to indemnify and hold harmless SBI, its successors and assigns from, for and against any loss damage, liability, injury or deficiency that results from the transport or arranged transport or disposal of any hazardous materials to any location which is listed or proposed for listing on any federal or state list of sites requiring investigation or remediation. The right of indemnification for any of the environmental problems does not apply to any post-acquisition activities. Panda does not have knowledge of any current environmental liability.

   The Asset Purchase Agreement also requires SBI to indemnify and hold harmless Panda, its successors and assigns from, for and against any loss, damage, liability or deficiency which results from the inaccuracy of any representation or the breach of any warranty made by SBI or any failure of SBI duly to perform or observe any term, provision, covenant, agreement or condition of the Asset Purchase Agreement. The liability of Panda to indemnify SBI is limited to $200,000 (the "Indemnification Limit"), and no damage can be recovered unless the aggregate amount of damages exceeds $50,000, provided, however, that once such threshold is met, the full amount of damages, from the first dollar, can be recovered.

   Panda agrees to indemnify and hold harmless SBI against the following taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such taxes:

   - taxes imposed on SBI with respect to taxable periods ending on or before the closing date;

   - with respect to taxable periods beginning before the closing date and ending after the closing date, taxes imposed on SBI or the operations of Panda which are allocable to the portion of such period ending on the closing date; and

   - taxes imposed as a result of any breach of warranty or misrepresentation of the Asset Purchase Agreement.

     Indemnification obligations resulting from tax liabilities or employee benefit liabilities are not subject to the Indemnification Limit.

   The Asset Purchase Agreement imposes specific procedures, terms and conditions on any party seeking indemnification under the Asset Purchase Agreement, including, without limitation, notice requirements, defense of claim procedures and settlement conditions.

Termination and Waiver

   The Asset Purchase Agreement may be terminated at any time prior to the closing:

   - by SBI, if between the date of the Asset Purchase Agreement and the time scheduled for closing an event or condition occurs that has resulted in or SBI reasonably believes may result in a material adverse effect;

   - by either Panda or SBI if the closing will not have occurred by February 24, 2000, provided that such a right will not be available to any party who causes the failure of the closing to occur on or prior to such date;

   - by either Panda or SBI in the event that any governmental authority will have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Purchase Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

   -    by the mutual written consent of Panda and SBI.

Pursuant to Section 5.07 of the Asset Purchase Agreement, Panda's Board of Directors can negotiate a competing transaction consistent with its fiduciary obligations if Panda receives a superior proposal to SBI's proposal.

   To the extent material provisions or conditions of the Asset Purchase Agreement are waived or amended or the termination date is extended, Panda will amend the Proxy Statement and resolicit proxies.

        UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following Unaudited Pro Forma Financial Information gives effect to the consummation of Panda's sale of substantially all of its operating assets to SBI as if it had been consummated on September 30, 1999, in the case of the Unaudited Pro Forma Balance Sheet, and on Unaudited Pro Forma Statements of Operations for the year ended March 31, 1997, the nine months ended December 31, 1997, the fiscal year ended December 31, 1998, and the nine months ended September 30, 1999.

   The following Unaudited Pro Forma Financial Information is presented for illustrative purposes only and does not purport to be indicative of the Company's actual financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the Proposed Sale been consummated on the above-referenced dates, nor does it give effect to (i) any transactions other than the Proposed Sale and those described in the Notes to the Unaudited Pro Forma Financial Information or (ii) Panda's results of operations since September 30, 1999.

   The following Unaudited Pro Forma Financial Information is based upon the historical financial data of Panda and should be read in conjunction with the information appearing in "The Asset Purchase Agreement," "Selected Historical Financial Data" and other financial data included in this Proxy Statement. In the preparation of the following Unaudited Pro Forma Financial Information, it has been assumed that Panda's 10% interest in SBI is valued at $600,000 based upon the initial $6,000,000 capitalization of SBI.

   The Unaudited Pro Forma Balance Sheet at September 30, 1999, is based upon Panda's financial position at June 30, 1999. The Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 1999 is based upon Panda's results of operations for the nine months ended September 30, 1999. The Unaudited Pro Forma Statements of Operations for the fiscal year ended March 31, 1997, the nine months ended December 31, 1997 and the fiscal year ended December 31, 1998 is based on Panda's results of operations for those periods.

            UNAUDITED PRO FORMA FINANCIAL INFORMATION
                            BALANCE SHEET

                         September 30, 1999

                                          Pro Forma
                              Historical  Adjustment     As Adjusted
                              ----------  ----------     -----------
Current assets
  Cash and cash equivalents   $   80,535  $     -        $    80,535
  Accounts receivable (net of
   allowance of $295,292)          8,496     (8,496)(1)         -
  Inventory, net                  24,167    (24,167)(1)         -
  Other receivables              289,618   (289,618)(1)         -
  Prepaid expenses and other
   current assets                 43,128    (43,128)(1)         -
                             -----------  ----------     -----------
    Total current assets         445,944   (365,409)          80,535

Property and equipment, net    1,171,853 (1,171,853)(1)         -

Restricted cash                   80,000       -              80,000

Other assets                      85,104       -              85,104

Investment in SBI                   -       600,000(1)       600,000
                             -----------  ----------     -----------
    Total assets             $ 1,782,901  $ (937,262)    $   845,639
                             ===========  ==========     ===========

                LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities
  Accounts payable           $ 1,182,648  $ (300,000)(1) $   882,648

  Notes payable Helix          2,000,000  (2,000,000)(1)        -

  Notes payable SBI              950,000        -            950,000

  Other current liabilities    2,282,584    (100,000)(1)   1,722,084
                                            (460,500)(5)
                             -----------  ----------     -----------
      Total current
       liabilities             6,415,232  (2,860,500)      3,554,732

Commitments and contingencies






Stockholders' (deficit)
  Preferred stock, $.01 par
   value, 2,000,000 shares
   authorized; 529 historical
   and zero, as adjusted,
   shares issued and
   outstanding                 4,864,137  (4,864,137)(7)        -

Common stock, $.01 par value,
   50,000,000 shares
   authorized; 29,698,425
   historical and
   49,946,515, as adjusted,
   shares issued
   and outstanding               296,985     202,627 (7)     499,612

Additional paid-in capital    76,931,972   4,661,510 (7)  82,053,982
                                             460,500 (5)

Accumulated deficit          (86,725,425)  1,462,738 (1) (85,262,687)
                             -----------  ----------     -----------

    Total stockholders'
     (deficit)                (4,632,331)  1,923,238      (2,709,093)
                             -----------  ----------     -----------

    Total liabilities
      and stockholders'
          (deficit)          $ 1,782,901  $ (937,262)    $   845,639
                             ===========  ==========     ===========

See Notes to Unaudited Pro Forma Financial Information

                UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      STATEMENT OF OPERATIONS

                 Nine Months Ended September 30, 1999

                                          Pro Forma
                             Historical   Adjustment     As Adjusted
                             -----------  ----------     -----------
Revenues
  Product sales              $   403,841  $ (403,841)(2) $     -
  Licensing fees                 750,000    (750,000) (2)      -
  Contract research and
    development revenues            -           -              -
                             -----------  ----------     -----------
      Net revenues             1,153,841  (1,153,841)          -

Other expenses
  Cost of sales                  206,060    (206,060)(2)       -
  Research and development       754,652    (754,652)(2)       -
  Selling, general and
    administrative             3,582,071  (3,582,071)(2)    312,680
                                             312,680 (6)
  Amortization of debt
    issuance costs/ accrued
    penalties                  2,695,500  (2,695,500)(2)       -
  Cost associated with asset
    impairments                  167,223    (167,223)(2)       -
                             -----------  ----------     -----------
     Total operating expenses  7,405,506  (7,092,826)       312,680
                             -----------  ----------     -----------
     Operating loss           (6,251,665)  5,938,985       (312,680)
Interest expense                (302,938)    302,938(2)     (27,552)
                                             (27,552)(4)
Interest income                     -           -              -
Other income                     111,059    (111,059)(2)       -
Gain on sale/disposal
 of assets                        58,368     (58,368)(2)       -
                             -----------  ----------     -----------
     Net loss from operations (6,385,176)  6,044,944       (340,232)

Dividends and amortization
  of beneficial conversion
  feature related to
  convertible preferred
  stock                          (54,067)       -           (54,067)
                             -----------  ----------     -----------
     Net loss applicable
       to common stock        (6,439,243)  6,044,944       (394,299)

Net loss from discontinued
 operations                         -     (6,044,944)(2)       -
                                           6,044,944 (3)
                             -----------  ----------     -----------
     Net loss                $(6,439,243) $6,044,944     $ (394,299)
                             ===========  ==========     ===========
Basic and diluted loss
 per share                   $      (.26)                $     (.01)
                             ===========                 ===========
Weighted average shares
 outstanding                  24,587,384                 24,587,384
                             ===========                 ===========
See Notes to Unaudited Pro Forma Financial Information

               UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        STATEMENT OF OPERATIONS

                Twelve Months Ended December 31, 1998

                                           Pro Forma
                              Historical   Adjustment     As Adjusted
                              -----------  ----------     -----------
Revenues
  Product sales               $   586,907  $ (586,907)(2) $     -
  Licensing fees                  100,000    (100,000)(2)       -
  Contract research and
    development revenues          135,673    (135,673)(2)       -
                              -----------  ----------     -----------
      Net revenues                822,580    (822,580)          -

Other expenses
  Cost of sales                 1,739,418  (1,739,418)(2)       -
  Research and development      3,395,577  (3,395,577)(2)       -
  Selling, general and
    administrative              9,263,283     416,906 (6)     416,906
                                           (9,263,283)(2)        -
  Cost associated with asset
    impairments                   125,038    (125,038)(2)        -
                              -----------  ----------     -----------
     Total operating expenses  14,523,316 (14,106,410)        416,906
                              -----------  ----------     -----------
     Operating loss           (13,700,736) 13,283,830        (416,906)

Interest expense               (3,881,406)  3,881,406(2)         -
                                              (18,000)(4)     (18,000)
Interest income                    72,345     (72,345)(2)        -
Other income                       35,101     (35,101)(2)        -
                              -----------  ----------     -----------
     Net loss from operations (17,474,696) 17,039,790        (434,906)

Dividends and amortization
 of beneficial conversion
 feature related to convertible
 preferred stock                 (741,886)       -           (741,886)
                              -----------  ----------     -----------
     Net loss applicable
       to common stock        (18,216,582) 17,039,790      (1,176,792)
Net loss from discontinued
 operations                               (17,039,790)(2)
                                     -     17,039,790 (3)        -
                              -----------  ----------     -----------
     Net loss                $(18,216,582)$17,039,790     $(1,176,792)
                              ===========  ==========     ===========
Basic and diluted loss
 per share                   $      (1.33)                $      (.09)
                              ===========                 ===========
Weighted average shares
 outstanding                   13,732,936                  13,732,936
                              ===========                 ===========

See Notes to Unaudited Pro Forma Financial Information

                UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        STATEMENT OF OPERATIONS

                  Nine Months Ended December 31, 1997

                                           Pro Forma
                              Historical   Adjustment     As Adjusted
                              -----------  ----------     -----------
Revenues
  Product sales               $   923,792 $  (923,792)(2) $      -
  Licensing fees                  350,000    (350,000)(2)        -
  Contract research and
    development revenues          973,003    (973,003)(2)        -
                              -----------  ----------     -----------
      Net revenues              2,246,795  (2,246,795)           -

Other expenses
  Cost of sales                 1,028,577  (1,028,577)(2)        -
  Research and development      3,255,335  (3,255,335)(2)        -
  Selling, general and
    administrative              6,113,255  (6,113,255)(2)     312,680
                                              312,680 (6)
                              -----------  ----------     -----------
      Total operating
       expenses                10,397,167 (10,084,487)        312,680

      Operating loss           (8,150,372)  7,837,692        (312,680)

Interest expense                 (955,014)    955,014 (2)        -
                                              (18,000)(4)     (18,000)
Interest income                   144,449    (144,449)(2)        -
Other income                       11,285     (11,285)(2)        -
                              -----------  ----------     -----------
      Net loss from
       operations              (8,949,652)  8,618,972        (330,680)

Net loss from discontinued
 operations                                (8,618,972) (2)
                                     -      8,618,972  (3)       -
                              -----------  ----------     -----------
      Net loss                $(8,949,652) $8,618,972     $  (330,680)
                              ===========  ==========     ===========
Basic and diluted loss
 per share                    $      (.78)                $      (.03)
                              ===========                 ===========

Weighted average shares
 outstanding                   11,541,811                  11,541,811
                              ===========                 ===========

See Notes to Unaudited Pro Forma Financial Information

Page 29
               UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       STATEMENT OF OPERATIONS

                   Twelve Months Ended March 31, 1997


                                           Pro Forma
                              Historical   Adjustment     As Adjusted
                              -----------  ----------     -----------
Revenues
  Product sales               $ 1,547,896  $(1,547,896)(2)$      -
  Licensing fees                  100,000     (100,000)(2)       -
  Contract research and
    development revenues          734,123    (734,123) (2)       -
                              -----------  ----------     -----------
      Net revenues              2,382,019  (2,382,019)           -

Other expenses
  Cost of sales                 2,762,936  (2,762,936) (2)       -
  Research and development      5,722,717  (5,722,717) (2)       -
  Selling, general and
    administrative             13,142,099 (13,142,099) (2)    416,906
                                              416,906  (6)
  Cost associated with asset
    impairments                 2,056,025  (2,056,025) (2)       -
                              -----------  ----------     -----------
      Total operating expenses 23,683,777 (23,266,871)       (416,906)
                              -----------  ----------     -----------
      Operating loss          (21,301,758) 20,884,852        (416,906)

Interest expense                     -        (18,000) (4)    (18,000)
Interest income                   427,657    (427,657) (2)       -
Other income                         -           -               -
                              -----------  ----------     -----------
     Net loss from operations (20,874,101) 20,439,195        (434,906)

Net loss from discontinued
 operations                               (20,439,195) (2)
                                     -     20,439,195  (3)       -
                              -----------  ----------     -----------
      Net loss               $(20,874,101)$20,439,195     $  (434,906)
                              ===========  ==========     ===========

Basic and diluted loss
 per share                   $      (2.15)                $      (.04)
                              ===========                 ===========

Weighted average shares
 outstanding                    9,723,801                   9,723,801
                              ===========                 ===========

See Notes to Unaudited Pro Forma Financial Information

       NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


(1) To reflect the sale of certain assets to and the assumptions of certain liabilities by SBI under the capital asset purchase agreement. As a result of the proposed sale, the Panda Project will recognize a gain of $1,462,738, which was not presented herein.

(2) To reclassify the operating loss to discontinued operations as a result of the proposed sale of the operating business per Accounting Principles Board Opinion No. 30.

(3) To eliminate the loss as a result of the sale of the proposed sale of the business as if it had occurred at the beginning of the period.

(4) To reflect interest on the new $950,000 SBI bridge loan at the 6% annual interest rate as per the promissory note.

(5) To reflect elimination of accrued penalties on Class A Preferred Stock and certain common stock penalties in the amount of $460,500.

    The Company had previously accrued certain penalties under the Class A Preferred Stock Agreement, but under the new exchange agreement executed in connection with the SBI purchase agreement, the preferred shareholders waived the penalties due both for the Class A Preferred Stock as well as their share of the accrued common stock penalties totalling $383,500.

(6) To reflect estimated legal fees, accounting fees and other general and administrative costs including payroll and rent to be incurred as a result of the sale. Estimated operating costs for the 12-month period and nine-month period are $416,906 and $312,680, respectively.

(7) To reflect the conversion of the Preferred Stock into 20,262,681 shares of common stock. These additional shares of common stock are not included in the Pro Forma Statements of Operations as the inclusion of these additional shares would be anti-dilutive.

                              PROPOSAL 2:

                             AMENDMENT TO
                      ARTICLES OF INCORPORATION
                    TO INCREASE AUTHORIZED SHARES

Description

     The Board of Directors proposes and recommends to the shareholders an amendment to the Panda Articles of Incorporation (the "Panda Articles") increasing the number of authorized shares of Panda Common Stock from 50,000,000 shares to 100,000,000.

   The text of the proposed amendment to the Panda Articles is set forth on Annex B to this Proxy Statement.

Additional Shares Necessary to Meet Current Commitments

   The Board of Directors determined that additional shares of Panda Common Stock (the "Additional Shares") should be authorized to fulfill Panda's obligations under certain commitments and obligations that, if not fulfilled, threaten Panda's solvency.

     In July 1996, the Company completed the sale of 1,087,833 shares of its common stock in a private placement to accredited investors. The Company received proceeds of approximately $9 million, net of expenses of approximately $800,000. In addition to the shares of common stock purchased by each investor in the placement, such investor received a warrant to purchase an equal number of shares of common stock at an exercise price of $11 per share. In January, 1999 the Company reduced the price of the warrants to $0.75 per share and accelerated the expiration date at the choice of the investor. Currently there are 112,500 of the original warrants that remain outstanding. The warrants expire in July 2001 and are callable by the Company whenever the Company's common stock trades at a price of $26 or more for thirty consecutive trading days. No value has been separately allocated to these warrants. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (an "Liquidating Dividend"), then the Company will pay or distribute to the holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such holder if he had been the owner of record of such shares immediately prior to the date on which a record is taken for such Liquidating Dividend. Any proceeds received from the exercising of the warrants will be used for ongoing operational expenses.

In connection with the 1997 Reg S subordinated convertible debenture transaction, the Company paid a fee of $384,000to Dusseldorf Securities Limited ("Dusseldorf") of which $192,000 was paid in cash and the balance by the issuance to Dusseldorf of 30,918 shares of Common Stock (the "DSL Shares"). In addition, the Company agreed to issue to Dusseldorf and Jefferies & Company, Inc. ("Jefferies") warrants, exercisable during the period beginning April 14, 1997 and ending April 2, 2002 to purchase 42,667 shares and 27,429 shares, respectively, of Common Stock of the Company at respective exercise prices of $6.75 and $7.00per share. The warrants were issued for placement of the debentures. Any proceeds received from the exercising of the warrants will be used for ongoing operational expenses.

During December 1997 and January 1998, the Company received two short-term loans in the amount of $1,000,000 each from Helix (PEI) Inc.("Helix"). On February 27, 1998, the Company fully repaid both of these loans using a portion of the proceeds from the issuance of preferred stock. The Company received additional short-term loans from Helix during the quarter ended June 30, 1998 which aggregated $1,750,000, and an additional $250,000 was received in July1998. The loans are secured by the Company's intellectual property. In connection with the issuance of these notes, the Company issued warrants to Helix to purchase an aggregate of 850,000 shares of the Company's common stock at exercise prices ranging from $1.63 to $2.125per share. On August 7, 1998, Helix agreed to extend the maturity date of all outstanding notes payable to February 15, 1999, from their original due date in August 1998, in exchange for the issuance of a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock at the date of issuance ($2.125). The warrant has a term of two years. The warrants issued to Helix have a cashless exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, Helix may elect to receive a reduced number of Shares in lieu of tendering the Exercise Price in cash. Any proceeds received from the exercising of the warrants will be used for ongoing operational expenses. Sarubbi is entitled to 3,750,000 shares of Panda Common Stock to fulfill Panda's obligation under the Amended Settlement Agreement after the Panda Shareholders approve Proposal 2. In the event the Panda shareholders do not approve this Proposal 2, Panda will be in breach of the Amended Settlement Agreement due to a lack of authorized shares to fulfill this obligation, which will materially affect Panda.

      On December 11, 1998, Panda and Joseph A. Sarubbi ("Sarubbi") entered into a settlement agreement (the "Settlement Agreement") relating to litigation in which Sarubbi has obtained a judgment against Panda in the amount of $1,227,041. Sarubbi entered into a consulting agreement with Panda in 1992. Sarubbi also later served as a director and general manager of Panda. Under this consulting arrangement, Sarubbi received 91,000 options to purchase shares of Panda Common Stock. Sarubbi also served as a director of Panda in 1995 and 1996. In 1996, Sarubbi notified Panda of his desire to exercise all of his options and to sell all of the Panda Common Stock received upon the exercise of such options. A Florida district court held Panda liable for certain losses Sarubbi alleged he incurred in connection with the sale of his Panda Common Stock and for fees for his previous service as director. The court granted a judgment of $1,227,041 in favor of Sarubbi. Under the Settlement Agreement, Panda has agreed to pay Sarubbi total consideration worth $1,000,000 of which $240,000 has been paid in cash in December 1998 and the remainder is to be satisfied upon the sale of shares of Panda's Common Stock which have been delivered to Sarubbi by Panda. Panda has registered 1,775,000 shares for Sarubbi pursuant to a registration statement, declared effective on February 5, 1999. The parties have agreed to petition the Florida Court of Appeals for the Fourth District to dismiss the litigation within five business days after Panda's obligations in the Settlement Agreement have been completed. If such obligations are not completed, the judgment will remain in effect. This settlement amount was recorded as a charge against Company earnings for the quarter ended December 31, 1998. On April 14, 1999, Panda received a Notice of Default on the Settlement Agreement. Sarubbi claimed that his inability to sell the stock that he received in the settlement creates a breach under the Settlement Agreement. Panda believes that it is in full compliance with the Settlement Agreement and that no breach exists. On June 25, 1999, the Settlement Agreement was amended to allow Panda to extend its time to satisfy its obligations under the Settlement Agreement (the "Amended Settlement Agreement"). Under the Amended Settlement Agreement, the Company issued Sarubbi 2,100,000 shares of Panda Common Stock in the second quarter of 1999. Panda also agreed to issue Sarubbi an additional 3,750,000 shares upon the increase in the number of shares of Panda Common Stock authorized under Panda's Articles of Incorporation. Panda will have 90 days to register such shares of Panda Common Stock with the Securities and Exchange Commission after the approval of the authorization of such shares. In the event that the increase in the number of authorized shares of Panda common stock is not approved pursuant to Proposal 2, Panda will be obligated to pay Sarubbi $1,502,041, which is equal to the amount of the judgement entered in favor of Sarubbi plus attorneys' fees, less the value of any cash or stock received by Sarubbi pursuant to the Settlement Agreement or the Amended Settlement Agreement. The Amended Settlement Agreement imposed a deadline of September 1, 1999 for satisfaction of Panda's obligation to register the 2,100,000 shares of Panda Common Stock with the Securities and Exchange Commission. Panda has not satisfied its obligations under the Amended Settlement Agreement and has received a notice of default. Any further legal action taken by Sarubbi may be material to the Company. On November 2, 1999, as stated in Panda's Form 8-K dated November 9, 1999, Sarubbi alleged that the Company was in default under the Letter Agreement dated June 24, 1999. Sarubbi demanded payment within 10 days of approximately $505,000 in exchange for the 2,100,000 shares previously issued as well as the 3,750,000 shares which would be issued upon shareholder approval. As a result, Sarubbi may assert remedies that he feels are available to him under Florida law which may include a writ of execution as well as levying on real property of Panda.

     On August 14, 1998, Panda completed an agreement for the sale of 2,254,602 shares of its Common Stock and 2,254,602 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants in a private placement to accredited investors with gross proceeds of approximately $3.8 million of which all but $200,000 has been funded as of the date hereof. Expenses of the Private Placement were approximately $230,000. In addition to the shares of Common Stock purchased by each investor in the Private Placement, such investor received a warrant to purchase an equal number of shares of Common Stock, subject to adjustment for stock splits and similar events, at an exercise price of $2.55 per share. Upon exercise of the Private Placement Warrants, an investor may elect to receive a reduced number of shares of Common Stock in lieu of tendering the warrant exercise price in cash. The Private Placement Warrants have a term of five years expiring August 13, 2003. Issuance of shares of Common Stock pursuant to exercise of the Private Placement Warrants requires the approval of Panda's shareholders.

Under the terms of the August 1998 Private Placement, Panda is obligated to issue certain Fill-Up Shares related to the one-year anniversary date of the closing of the Private Placement. Under the terms of the Securities Purchase Agreement relating to the Private Placement, if on either the six-month or the one-year anniversary of the date of closing of the Private Placement (each "Anniversary Date"), the average closing bid price of the Common Stock for the 20 trading-day period ending on the trading day immediately prior to the applicable Anniversary Date (the "Anniversary Price") is less than the Closing Price ($2.0375), or the prior Anniversary Price in the event the six-month Anniversary Price is less than the Closing Price, respectively, the Company is required to issue a number of shares of Common Stock within ten days after the Anniversary Date equal to the product of (i) (x) the difference between the Closing Price (or if the measurement date is the one-year Anniversary Date, the six-month Anniversary Price if the six-month Anniversary Price is less than the Closing Price) and the applicable Anniversary Price, multiplied by
 .85, multiplied by (y) the number of shares of Common Stock purchased by the investors in the Private Placement and not sold or assigned to non-affiliated third parties, divided by (ii) (x) the applicable Anniversary Price multiplied by (y) .85. The shares issuable pursuant to this formula are referred to as the "Fill-Up Shares".

      In the event (i) the Common Stock is delisted or suspended from trading on NASDAQ, (ii) the Fill-Up Shares or the Private Placement Warrant Shares are not issuable or are not listed with NASDAQ or (iii) the Company fails to issue Fill-Up Shares as required, then the Company shall pay to the initial investors $100,000 for each full 30-day period that the condition continues. The Company's common stock was delisted from NASDAQ on December 16, 1998 and as a result the Company has recognized liquidating damages. The Company continues to incur the liquidated damages. Pursuant to the Agreement, additional shares are issuable to purchasers if the average closing bid price of the Common Stock for the 20 trading-day period immediately prior to the anniversary date (August 15, 1999) is less than the prior anniversary price (February 15, 1999 anniversary date). Upon approval of Proposal 2, Panda will issue approximately 6,000,000 shares of the Company's Common Stock under the Fill-Up Provision of the August 1998 Private Placement. In addition, the Company is in the process of negotiating with August 1998 Private Placement holders who are not Series A Preferred shareholders to accept shares of common stock in lieu of the accrued liquidating damages of $460,500 as a result of the Company's common stock delisting from Nasdaq. Upon approval of Proposal 2 and the agreement with August 1998 Private Placement investors, Panda will issue 4,600,000 shares to cover this obligation.

      The Company maintains three stock option plans as follows: the 1993 Performance Incentive Plan ("1993 Plan"), the Non-Employee Director Stock Option Plan ("Director Plan"), and the 1995 Employee Stock Incentive Plan ("1995 Plan"). Under the 1993 Plan and the 1995 Plan both incentive options and non-qualified options may be granted. In addition, stock appreciation rights and restricted stock may also be granted under the Plans; however, no stock appreciation rights or restricted stock have been granted to date.

      The exercise price for incentive options under the 1993 Plan, the 1995 Plan and non-qualified options under the Director Plan is the fair market value of the Company's common stock as of the date of grant. Each stock option expires ten years from the grant date under the 1993 Plan and the 1995 Plan, and five years under the Director Plan.

      Options granted pursuant to the 1993 Plan cannot be exercised prior to the expiration of six months from the date of grant while vesting of options granted under the 1995 Plan is determined at the discretion of the Company's Stock Option Committee. Options granted under the Director Plan vest 25% annually beginning on the first anniversary of the grant date. The maximum number of shares of common stock with respect to which options may be granted under the 1993 Plan is 5% of the outstanding shares, not to exceed 1,000,000 shares. Under the 1995 Plan and the Director Plan, options to purchase up to 1,000,000 and 50,000 shares may be granted, respectively. As of December 31, 1999, there were 664,054, 593,300 and 10,000 shares available for grant under the 1993 Plan, the 1995 Plan and the Director Plan, respectively. Because it does not expect to grant these options, the Company has not reserved any
shares for issuance for these options.   No options were granted during 1999,
and Panda does not expect to grant options for the foreseeable future. As of December 31, 1999, there were outstanding options to purchase 585,900 shares of common stock, for which 585,900 shares were reserved for issuance. None of the outstanding options were held by a director of Panda. Melissa Crane holds 44,000 outstanding options which are currently exercisable, of which 30,000 are exercisable at $6.13 per share and 14,000 are exercisable at $5.25 per share, and 41,000 options which are not yet vested, of which 20,000 have an exercise price of $6.13 and 21,000 have an exercise price of $5.25.

      There were 50,000,000 authorized shares of Panda Common Stock, with 49,961,107 shares outstanding as of the record date. On May 14, 1999 the conversion price of the Series A Preferred was set pursuant to the Exchange Agreement at $.261. From July 1, 1998 through September 30, 1999, 271.76 shares of Series A Preferred were converted into an aggregate of 4,637,310 shares of common stock of the Company. On January 19, 2000, the remaining shares of Series A Preferred were converted into common stock. Panda entered into the Exchange Agreement, dated May 12, 1999, by and among Panda and the Panda Series A Preferred shareholders (the "Exchange Agreement"). Pursuant to the Exchange Agreement, all holders of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for shares of Panda Common Stock. In the Exchange Agreement, Panda agreed to allow the conversion of certain shares of Series A Preferred Stock into Panda Common Stock at a rate of $0.261 and to permit the sale of the Panda Common Stock. This conversion rate was equal to the conversion rate under the terms of the Series A Preferred Stock. Panda also agreed to issue penalty shares to the holders of Series A Preferred Stock at the same exchange rate to satisfy a covenant in the agreement with the holders requiring Panda to pay the Holders an aggregate of $100,000 per month during such time as Panda is not listed on a national securities exchange or NASDAQ. The total amount of the penalty was $916,500. The holders of Series A Preferred Stock agreed (i) to enter into a voting agreement to vote their shares of Panda Common Stock in favor of the Proposed Sale and (ii) not to sell certain amounts of their Panda Common Stock received pursuant to the Exchange Agreement. Holders of the Series A Preferred Stock also agreed to release Panda from all existing obligations to them. No other agreements were entered into among Panda and the Series A Preferred shareholders to induce them to exchange their shares of Series A Preferred Stock and to vote for the Proposed Sale. After the Record Date, there will be 38,894 authorized shares of Panda Common Stock reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements.

     On February 11, 1998, the Company issued 600 shares of its Series A Convertible Preferred Stock and Common Stock Purchase Warrants to purchase an aggregate of 150,000 shares of common stock for a total purchase price of $6,000,000. The purchase price was allocated to the Series A Preferred and Warrants based on their relative fair value. The Warrants, which have a term of five years and an exercise price, subject to adjustment for stock splits and similar events, of $6.10 per share, were valued at $411,000 using the Black-Scholes option pricing model. Issuance costs of approximately $193,000 were deducted on a pro rata basis from the gross proceeds assigned to the Series A Preferred and the Warrants. The Warrants, which have a term of five years and an exercise price, subject to adjustment for stock splits and similar events, of $6.10 per share. The warrant was issued at 155% of the average of the closing bid price per share of Common Stock for the five (5) trading days immediately preceding the applicable issuance date of this Warrant.

The Company may require that all unconverted shares of Series A Preferred be converted at any time if the closing bid price of common stock is equal to or greater than $12.00 per share for a period of twenty consecutive trading days. In addition, on February 11, 2003, the Company may, at its option, require the holders to convert the Series A Preferred shares which remain outstanding on such date (plus accrued and unpaid dividends) or redeem such shares of Series A Preferred. In the event the closing price of the common stock is $6.00 or greater for 20 consecutive days and the common stock is listed for trading on a stock exchange or NASDAQ, the Company has the right to cause the issuance of an additional 400 shares of Series A Preferred for an aggregate purchase price of $4,000,000. These shares would have the same conversion price as the outstanding shares of Series A Preferred. Such event is unlikely because the Company does not have any current prospect of being qualified to be listed on an exchange or NASDAQ. In such event, the Company would be required to issue Warrants to the purchasers of Series A Preferred to purchase an additional 100,000 shares of common stock at $6.00 per share. Any proceeds received from the exercising of the warrants will be used for ongoing operational expenses. The Series A Preferred shares are held by six investment funds.

The 225,000 warrants issued for investor relation services include 100,000 to Mallory Factor issued in 1996. These warrants expire on September 10,2000 and have an exercise price of $8.00 per share. Another 100,000 warrants were issued to AMT Capital in August 1998 and have an expiration of August 15,2003. The AMT warrants have an exercise price of $4.68. The remaining 25,000 were issued to Martech Associates. These warrants have an expiration date of July 15,2000 and an exercise price of $3.625.Any proceeds received from the exercising of the warrants will be used for ongoing operational expenses.

      As of January 1, 2000, Panda has commitments to issue 40,860,779 additional shares of Panda Common Stock, including 20,262,681 shares pursuant to the Exchange Agreement, as follows:

Purpose for which                          Number of
Shares are Reserved                        Reserved Shares
------------------------                 --------------------

Employee Stock Option Plans                    585,900

Warrants:
   1996 Equity Transaction                     112,500
   1998 Equity Transaction                   2,254,602
   Helix (PEI) Inc.                          2,850,000
   Convertible Preferred
    Transaction in February 1998               150,000

   Fees related to Convertible
    Debenture in August 1997                    70,096
   Warrants issued related to
    Investor Relation Services                 225,000

Contractual Agreements:
   Joseph A. Sarubbi Amendment
    to Settlement Agreement
    dated December 1998 (see "Legal
    Proceedings")                            3,750,000
   Fill-Up Shares pursuant to the
    August 1998 Private Placement
    (approx.)                                6,000,000

Other:
   Potential shares in lieu of liquidating
    damages related to the August 1998
    Private Placement upon issuance of
    new authorized shares                    4,600,000

     Of the Panda Common Stock reserved for issuance, it is highly unlikely that the options and warrants would be exercised due to exercise prices that range from $0.75 to $44.25 within the given time criteria pursuant to the respective option and warrant agreements. There are no authorized and unissued shares of Panda Common Stock that are not currently reserved for any specific use and available for future issuances. If Proposal 2 is approved, there will be 29,440,796 such authorized and unissued shares of Panda Common Stock that are not reserved for any specific use and available for future issuances.


Additional Authorized Shares Requested

  Having the Additional Shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special stockholders' meeting. Except as described in this Proxy Statement, the Company has no other definitive plans or comments to issue the Additional Shares. The Additional Shares, together with other authorized and unissued shares of Panda Common Stock, generally would be available for issuance without the requirement for further stockholder approval, unless action is required by applicable law or Panda's governing documents.

  Shareholders of Panda do not have any pre-emptive or similar rights to subscribe for or purchase any additional shares of Panda Common Stock that may be issued in the future, and therefore future issuances of Panda Common Stock may, depending on the circumstances, have a dilutive effect on the earnings and equity per share, voting power and other interests of the existing shareholders of Panda.

  The increase in the authorized number of shares of Panda Common Stock also could be viewed as having anti-takeover effects. Although the Board of Directors has no current plans to do so, shares of Panda Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or dilute stock ownership of a person seeking to obtain control.

  The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than is generally available in the public markets. The Company is not aware of any effort to accumulate shares of Panda Common Stock or obtain control of the Company by a tender offer, proxy contest or otherwise, and the Company has no present intention to use the Additional Shares for anti-takeover purposes.

   The Board of Directors recommends a vote FOR approval of the amendment to the Panda Articles.

Votes Required for Approval of Proposal 2

      Approval of Proposal 2 requires that the number of votes cast in favor of Proposal 2 exceed the number of votes cast against. Votes for Proposal 2 may be cast in favor of or against the proposal or may abstain from voting. Abstentions, therefore, will not have the effect of a negative vote. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. In addition, broker non- votes, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions, will not be included in vote totals for Proposal 2, but will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

Page 36
                              PROPOSAL 3:

                        ELECTION OF DIRECTORS

   Panda's Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than nine members, the exact number of directors to be fixed by the Board of Directors. The Board of Directors has set the number of directors at three. The Board of Directors has three classes, each of whose members serve for a staggered three-year term. Currently, the Board consists of one Class II director William E. Ahearn, one Class I director John T. Friedline and one Class III director Stanford W. Crane, Jr. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. At Panda's upcoming annual meeting, the Class II director will be elected for a term expiring at the 2003 Annual Meeting of Shareholders and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal. The Board of Directors has nominated William
E. Ahearn for election as Class II director at the Annual Meeting.

      Because no annual meeting was held in 1999, the Company has revised the terms of its directors so that the Class I director will serve until the 2002 annual meeting, the Class II director will serve until the 2003 annual meeting and the Class III director will serve until the 2001 annual meeting.

   The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of Mr. Ahearn as Class II director unless authority is withheld.

   Set forth below is certain biographical information furnished to Panda by the director nominee. The nominee currently serves as a director of Panda. For a summary of stock ownership information concerning the director nominee, see "Security Ownership of Certain Beneficial Owners and Management." In the event the nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for a substitute nominee. Management does not anticipate that such an event will occur. Also set forth below is certain information concerning the Class I and Class III directors, whose terms of office will continue after the Annual Meeting until the 2002 and 2001 annual meetings, respectively.

Nominee for Class II Director

   William E. Ahearn, age 61, was appointed to the Board of Directors in November 1998 by the directors then in office. Mr. Ahearn joined Panda in March of 1996 and served as President of the Archistrat Systems division from April 1996 to December 1996. He served as Vice President of Technology at Panda from January 1997 to September 1997 and as Vice President and Chief Scientist from September 1997 to November 1998. From 1993 to 1996, he was Director of Multimedia Products at AMP Incorporated. AMP is a manufacturer of electronic components. From 1964 to 1993, Mr. Ahearn served in a variety of positions at International Business Machines Corporation ("IBM"), including Product Manager for Digital Video Interactive and Collaborative Work Products IBM Europe, Product and Project Manager for Input/Output Technology Entry Systems and Electro-Optical Technologies at IBM Corporate Headquarters, and as staff member of IBM's T.J. Watson Research Center. From 1984 to 1989, Mr. Ahearn was a visiting scholar at the MIT Media Lab.

   The Board of Directors recommends that shareholders vote "FOR" the nominee for director.

Class I Director

   John T. Friedline, age 58, was appointed to the Board of Directors in June 1999 by the directors then in office. Since 1994, Mr. Friedline has been President and Chief Executive Officer of Friedline & Associates, Inc., an independent management consultant primarily in the multi media arena. From 1965 to 1994, Mr. Friedline held various positions at IBM Corp. ("IBM"). From 1965 to 1988, he served in IBM's domestic offices, holding positions that included National Marketing Manager - PCS and Application Development and Director - Systems Application Architecture Marketing. From 1988 to 1994, he served in IBM's European headquarters as Director of its New Business Solutions Unit. From 1963 to 1965, Mr. Friedline was an engineer at Union Carbide. He holds a B.S. in Engineering from Bucknell University and an MBA from the University of Buffalo.

Class III Director

   Stanford W. Crane, Jr., age 48, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in April 1992 and, since November 1993, as Senior Vice President - Product Design and Development. From May 1990 to April 1992, Mr. Crane was self-employed, principally engaged in the development of the Compass Connector. From 1984 to April 1990, Mr. Crane was president of Crane Electronics, Inc., which supplied advanced interconnection technology for military and commercial products. From 1980 until 1984, Mr. Crane was an executive at Molex Corporation, a publicly held corporation manufacturing and selling electronic interconnect devices, and served from 1982 to 1984 on the Chairman's staff for the Advanced Development Committee and assisted in marketing and strategic planning for domestic and international operations. From 1976 to 1980, Mr. Crane served as a sales executive for AMP Incorporated, a manufacturer of electronic components.

Board and Committee Meetings

   The Board of Directors of Panda held 19 meetings during 1998. The Board has a standing Audit Committee and a standing Compensation and Stock Option Committee. The Compensation and Stock Option Committee and the Audit Committee met several times during 1998 to address Mr. Crane's contract and employee stock option grants. A contract with Mr. Crane was not renewed. Additional stock option grants were approved by the Board of Directors in October 1998. Panda does not have a nominating committee. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

   Mr. Gingrich and James T.A. Wooder, a former director, served on the Audit Committee of the Board of Directors until their resignation in March 1999 and November 1998, respectively, the members of which make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of Panda's internal accounting controls. Mr. Ahearn now serves as the Audit Committee.

    Mr. Gingrich and Dr. Tummala comprised the Compensation and Stock Option Committee of the Board of Directors, which makes recommendations to the Board regarding the executive and employee compensation programs of Panda and which administers the 1993 Performance Incentive Plan, the 1995 Employee Stock Incentive Plan and the Nonemployee Director Stock Option Plan. Mr. Gingrich and Dr. Tummala both have resigned as of March 1999. The Board has not replaced those members and has decreased the number of directors to three.

Directors' Compensation

   All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from Panda are entitled to a retainer of $2,000 per month for serving on the Board of Directors in addition to the reimbursement of reasonable expenses incurred at any meetings.

      In addition, each outside director participates in Panda's Nonemployee Director Stock Option Plan ("Director Plan"). Under this plan each outside director receives an option to purchase 4,000 shares of Panda Common Stock at each annual meeting of shareholders of Panda. Such options have a per share exercise price equal to the fair market value of the Panda Common Stock on the date of grant, vest annually in four equal installments beginning on the first anniversary of grant and, unless sooner terminated, expire five years from the date of grant. During 1998, Messrs. Gingrich, Tummala and Wooder each received an option to purchase 4,000 shares of Panda Common Stock under the Director Plan at an exercise price of $3.81 per share. At the Annual Meeting, an additional option to purchase 4,000 shares of Panda Common Stock will be granted to each of the existing directors. In 1999, there were no options granted to any Director of the Company.

   Annual and Long-Term Incentive Compensation

   Panda has no formal bonus program for its key employees. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process.

   Panda's stock option plans are designed to promote the identity of long-term interests between Panda's employees and its shareholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with Panda and his or her contributions to Panda. Stock options generally vest over a four-year period in order to encourage key employees to continue in the employ of Panda. Stock options are granted at an option price equal to the fair market value of Panda's Common Stock on the date of grant; however, Panda reserves the right to grant stock options having exercise prices less than the fair market value of the Panda Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with Panda.

   Benefits

   Panda's executive officers are entitled to receive medical and life insurance benefits and to participate in Panda's 401(k) Retirement Savings Plan on the same basis as other full-time employees of Panda.

     The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1999 for any of the named executive officers.

   Summary of Compensation of Chief Executive Officer

     For the fiscal year ended December 31, 1999, Mr. Crane, Panda's President and Chief Executive Officer, received a salary of $150,000.


   Compliance with Internal Revenue Code Section 162(m)

   Panda does not believe Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on Panda. The Compensation Committee intends to review the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Section 162(m). The Compensation Committee has approved the per-participant limitations included in Panda's 1993 Performance Incentive Plan and in Panda's 1995 Employee Stock Incentive Plan as a means of preserving flexibility in structuring executive officer compensation.

Company Stock Price Performance

   The following graph shows a comparison of cumulative total return since December 1994 for the Company's stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index. The performance graph shows cumulative percentage increases or decreases in each investment.

Comparison of Cumulative Return since December 31, 1994*


                              [GRAPH]

                  The Panda      Nasdaq            Philadelphia
                  Project, Inc.  Composite Index   Semiconductor Index
                  ------------   ---------------   -------------------

  12/31/94             100           100                 100
  12/31/95             195.51        139.92              143.24
  12/31/96              33.15        171.69              171.54
  12/31/97              41.01        208.83              188.19
  12/31/98               4.21        291.60              250.25
  12/31/99               .047        541.17              502.96
--------------------
* Assumes $100 invested on December 31, 1994 in each investment. Total Return assumes reinvestment of dividends.

Compensation and Stock Option Committee Interlocks and Insider Participation

  The members of the Compensation and Stock Option Committee were Rao R. Tummala and Claud L. Gingrich until March 1999 when they resigned. No member of the Compensation and Stock Option Committee was at any time during fiscal year 1998, or formerly, an officer or employee of Panda.

Employment Agreements

  Mr. Crane entered into an employment agreement with Panda on November 8, 1993, as amended and restated on February 22, 1994, which expired on January 1, 1999 (subject to certain termination provisions). Under this agreement Mr. Crane receives an annual base salary of $150,000. Mr. Crane is also eligible to receive discretionary bonuses as determined by the Board of Directors. Furthermore, the agreement provides that Mr. Crane is entitled to participate
in any medical, stock option and benefit plans that Panda may establish.   Mr.
Crane does not currently have an employment agreement.

  Mr. Crane's employment is terminable at will by Mr. Crane upon six months' prior notice, and is terminable by Panda for cause at any time or in the event that Mr. Crane becomes disabled and, as a result, is unable to perform his obligations under the agreement for three consecutive months. In the event that the agreement is terminated other than as a result of Mr. Crane's death or disability or for cause, Mr. Crane will be entitled to receive an amount equal to the greater of $150,000 or his annual compensation for the preceding calendar year. In addition, Mr. Crane has agreed not to compete with Panda for a period of two years after the termination of his employment provided he receives payments during that period equal to twice the greater of $150,000 or his salary at the time of such termination, calculated on an annualized basis.

  Mr. Crane has assigned to Panda all improvements or related discoveries or inventions developed or conceived by him during the term of the agreement and the two-year noncompetition period which (i) relate to the technology assigned by Mr. Crane to Panda pursuant to the assignment by Mr. Crane in November 1993 of all of his rights to certain prefabricated semiconductor packaging, printed circuit board technology and computer technologies and products, including VSPA, Compass PGA, Well Tech printed circuit board technology and Archistrat 4 Computers, as well as certain other products and technology being developed by him on behalf of Panda, and all related proprietary information (the "Crane Assignment"), or (ii) would enable the development of replacements for the products developed by Panda. See "Certain Relationships and Related Transactions."

  Mr. Crane's employment agreement also provides that he may develop products or technologies ("Unrelated Investigations") unrelated to Panda's technology and proposed products provided that the cost to Panda of such Unrelated Investigations is not significant in the reasonable judgment of Panda's Board of Directors. Mr. Crane has agreed to disclose the results of any Unrelated Investigations to Panda and negotiate in good faith the terms pursuant to which Panda may participate in any such products or technology. If no agreement is reached, Mr. Crane may independently commercialize such products or technology, but will pay Panda a 5% royalty on any sales, licensing fees or other remuneration he receives with respect to Unrelated Investigations.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Upon the formation of Panda in April 1992, Panda issued 2,283,000 shares of Common Stock to Mr. Crane in connection with Mr. Crane's agreement to assign and license to Panda certain technology and products. Such license agreement (the "Crane-Panda License") was amended in January 1996.

  Under the Crane-Panda License, Mr. Crane has granted Panda the nonexclusive right to utilize the Compass Connector, a key component in the commercialization of Panda's Archistrat Computers and the development and commercialization of the Compass PGA product. The Crane-Panda License was executed in connection with the conversion to a nonexclusive license of the 3M License described below. Under the Crane-Panda License, Panda is required to pay Mr. Crane a royalty on any sales of Compass Connectors as discrete parts in the amount of 5% of the net sales price for the first five years of the term of the agreement, 2.5% of the net sales price for the next five years of the term of the agreement and 2% of the net sales price thereafter, provided that no royalty is payable until aggregate net sales of the Compass Connector as discrete parts exceed $100,000. The royalty rate will be reduced after the fifth anniversary of the agreement if no patent remains in effect with respect to the Compass Connector. No royalty is payable on sales of the Compass Connector as incorporated in the Archistrat Computers or other computer system or assembly. Panda may grant sublicenses under the Crane-Panda License, but only for the use of products as incorporated in the Archistrat Computers or other computer system or assembly. To date, there have been no sales requiring the payment of royalties to Mr. Crane under the Crane-Panda License. The Crane-Panda License obligates Panda to maintain proprietary information relating to the Compass Connector on a confidential basis, notify Mr. Crane of any evidence of infringement with respect to the Compass Connector and related technology, and cooperate with Mr. Crane to contest any such infringement. In the event that Panda becomes bankrupt or insolvent or defaults in any of its material obligations under the Crane-Panda License and fails to cure any such defaults within specified cure periods, Mr. Crane may terminate the Crane-Panda License. Panda is substantially dependent upon the Crane-Panda License. The termination of the agreement under any circumstances would have a material adverse effect on Panda. There can be no assurance that conflicts of interest will not arise with respect to the Crane-Panda License or that such conflicts will be resolved in a manner favorable to Panda. In addition, Mr. Crane retains ownership of the Compass Connector technology, and has the right to grant licenses to or otherwise transfer rights to the Compass Connector technology to third parties.

  In September 1992, Mr. Crane granted an exclusive license (the "3M License") to Minnesota Mining and Manufacturing Co. ("3M") to develop, manufacture, use and sell the Compass Connector other than as part of a computer system. In February 1996, Mr. Crane and 3M agreed to convert the 3M License to a nonexclusive license. Pursuant to the 3M License, Mr. Crane is entitled to receive from 3M, in general, a 5% royalty (decreasing to 2.5% after five years, and to 2% after ten years) on net sales of the Compass Connector (including sales to Panda). The 3M License provides in certain circumstances for the payment of a royalty to Mr. Crane. As of December 31, 1999, Mr. Crane had received no such payments.

  In April 1999, Mr. Crane licensed the Compass Connector technology to Winchester Electronics to develop, manufacture and sell on a non- exclusive world-wide basis. Winchester Electronics competes in a number of different market segments and is not currently competing with any specific product versions offered by Panda.

  In October 1993, Panda settled litigation with Jack R. Moore and Gary Marvel, former officers and promoters of Panda. In connection with the settlement, the former officers, or their designees, received 197,860 shares of Panda's Common Stock which were being held by an escrow agent (the "Escrowed Shares") subject to Panda's or its assignee's right to repurchase them. In February 1994, Panda's rights to purchase the Escrowed Shares were assigned to Mr. Crane in connection with his employment agreement. In March 1996, Mr. Crane purchased the Escrowed Shares for an aggregate purchase price of $312,000.

  In July 1996, Mr. Crane purchased 1,000 shares of Panda Common Stock at a purchase price of $9.00 per share in connection with a private placement financing and warrants to purchase 1,000 shares of Panda Common Stock in connection with such purchase having a term of five years and an exercise price of $11.00 per share.

  In October 1996, Panda and Mr. Crane entered into a license agreement with LG Cable & Machinery Ltd. ("LG") whereby LG was granted a license with respect to Compass Connector technology owned by Mr. Crane and certain enhanced Compass Connector technology owned by Panda. The license granted to LG is non-exclusive except for certain limited exclusive manufacturing rights with respect to specified Asian countries. The $1 million license fee will be split equally between Mr. Crane and Panda. In addition, Panda and Mr. Crane are entitled to receive royalties on sales of the Compass Connector products by LG or its affiliates, which will be split equally between Mr. Crane and Panda. As of December 31, 1999, Mr. Crane had received an aggregate of $400,000 in payments under this Agreement.

  In August 1997, Panda hired Melissa Crane, wife of Stanford W. Crane, Jr., as Director of Strategic Business at an annual salary of $100,000 per year.
In September 1997, Ms. Crane was granted an option to purchase 50,000 shares of Panda Common Stock at an exercise price of $6.13 per share. In November 1997, the Board of Directors elected Ms. Crane Vice President of Strategic Business and authorized an increase in her annual salary to $125,000 per year. See "Executive Compensation." In October 1998, the Board of Directors appointed Ms. Crane the Acting Chief Financial Officer.

  With respect to each transaction between Panda and an affiliate of Panda, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as had they been consummated with unrelated third parties.

Continuation of 1993 Performance Incentive Plan and 1995 Employee
Stock Incentive Plan

  The 1993 Performance Incentive Plan and the 1995 Employee Stock Incentive Plan remain in effect pursuant to their existing terms.

Compliance with Section 16(a) of the Exchange Act

  Federal securities laws require the Company's directors, certain of its officers, and person owning beneficially more than ten percent of Panda's Common Stock to file reports of initial ownership and is required to disclose into this Proxy Statement any failure of the foregoing persons to file timely into this Form 10K any failure of the foregoing persons to file timely those reports during its fiscal year ended December 31, 1998. To the best of the Company's knowledge, they solely upon a review of copies of reports furnished to it and written representations that no other reports were required to report, and greater that then percent beneficial owners made all such filing timely, except that Mr. Ahearn and Helix filed their respective Form 4's late on one occasion.

                          SUMMARY COMPENSATION

     The following table sets forth the compensation paid by the Company for services performed on the Company's behalf during the fiscal year ended December 31, 1999 with respect to the Company's Chief Executive Officer and the Company's Three other most highly compensated executive officers as of December 31, 1999 (the "Named Executive Officers"). The Company during 1999 only had three Executive Officers as a result of the decrease in the number of employees, the pending sale to SBI and the overall financial condition of the Company. The table sets forth compensation for services performed on the Company's behalf for the Fiscal year ended December 31, 1998 . During September 1997, the Company decided to change its fiscal year from April 1 through March 31 to January 1 through December 31. The Summary Compensation Table covers the year ended December 31, 1999, the year ended December 31, 1998 and the transition period April 1, 1997 through December 31, 1997 (the "Transition Period").

                      SUMMARY COMPENSATION TABLE
           -------------------------------------------------
Name and               Annual               Long-Term
Principal      Fiscal  Compensation         Compensation  All Other
Position       Period  Salary        Bonus  Options (#)   Compensation
--------       ------  ------------  -----  ------------  ------------

Stanford W.
 Crane, Jr.
 President,
 Chief
 Executive      1999       $150,000     -           -      $9,600 (2)
 Officer        1998        150,000     -           -       9,600 (2)
 and Chairman   Transition
 of             Period      112,500     283 (1)     -       9,600 (2)
 the Board      1997        150,000     100 (1)     -       7,613 (3)


William E.
 Ahearn
 Vice President 1999           -         -          -         -
 and            1998        96,666(10)   -        5,000     6,000 (2)
 Chief          Transition
 Scientist      Period      93,750       283 (1)    -       5,500 (2)
                1997       143,752    50,100 (5)  70,000    4,800 (2)

C. Daryl Hollis 1999           -         -           -        -
 Executive Vice 1998        78,125(11)   -         5,000    6,000 (2)
 President,     Transition
 Secretary      Period      93,750    10,283 (6)  15,000    7,200 (2)
 Treasurer      1997        93,754    25,100 (7)  70,000    4,800 (2)
 and Chief
 Financial
 Officer

Melissa F.
 Crane
 Vice President 1999      125,000       -            -      9,600 (2)
 of             1998      125,000    25,000 (12)  35,000    5,035 (4)
 Strategic      Transition
 Business       Period     41,779(8) 25,155 (9)   50,000      -
                1997         -         -           -          -

Roy K. Lee      1999       31,250 (17) -             -      1,200 (2)
  Vice          1998      125,000      -          55,000    3,150 (2)
  President     Transition
  Engineering   Period     93,750      -          30,000      -
                1997       54,688 (15) -          40,000      -

Kevin J. Calhoun
  Controller    1999          -         -            -        -
                1998       85,000 (13)  -          2,500    1,650 (2)
                Transition
                Period     82,500       -         17,500   17,783 (14)
                1997       73,334 (16)  -         10,000      -

--------------------
(1)  Holiday bonus.

(2)  Car allowance.

(3) $25,000 bonus paid to Ms. Crane in connection with achieving certain performance objectives.

(4) $5,035 commission paid to Ms. Crane in connection with achieving certain performance objectives and car allowance.

(5)  Mr. Ahearn's salary is prorated as he resigned on October 30, 1998.

(6)  Mr. Hollis' salary is prorated as he resigned on August 14, 1998.

(7)  Mr. Calhoun's salary is prorated as he resigned on September 30, 1998.

(8)  Mr. Crane's Company contribution to 401(k) Plan.

(9)  Consists of car allowance of $4,800 and Company contribution to 401(k)
Plan.

(10) Mr. Ahearn's salary is prorated as he resigned on October 30, 1998.

(11) Mr. Hollis' salary is prorated as he resigned on August 14, 1998.

(12) Bonus paid to Ms. Crane is a result of achieving certain performance incentives.

(13) Mr. Calhoun's salary is prorated as he resigned on September 30, 1998.

(14) Mr. Calhoun was paid a bonus in connection with achieving certain objectives.

(15) Mr. Lee was hired during fiscal year 1997 and his salary was prorated.

(16) Mr. Calhoun was hired during fiscal year 1997 and his salary was prorated.

(17) Mr. Lee's salary was prorated as he left the Company in March 1999.

     Roy K. Lee left the employment of the Company on March 15, 1999. He had first joined the Company in 1996. Mr. Lee (age 37) was Vice President of Engineering and Business Development for the Company. He is a computer engineering manager specializing in computer architectures including Intel, Alpha and X86 clones. He is experienced in both hardware and software aspects of motherboards and modular architectures including Archistrat 4s, 5s, 5r and IO-A. Additionally, Mr. Lee worked with development teams on multichip module solutions utilizing VSPA semiconductor packaging and Compass interconnect solutions. Mr. Lee has an MSEE from the University of Southern California, an MBA from the University of California, Irvine and has authored articles on computers and software.

             STOCK OPTION GRANTS IN LAST FISCAL YEAR

     Option Grants. There were no options granted for the Fiscal year ended December 31, 1999. The following table summarizes option grants during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                                                          Potential
                                                          Realizable
                                                          Value at
                                                          Assumed
                                                          Annual
                    Percent                               Rates of
                    of Total                              Stock Price
                    Options                               Appreciation
           Options  Granted to  Exercise                  for Option
           Granted  Employees   Price       Expiration    Term (2)
Name       (#)(3)   In Period  ($/Share)(1) Date         5%($)  10%($)
----       -------  ---------  ------------ ----------  ------ ------
Stanford
 W. Crane,
 Jr.           -        -          -            -          -      -

William E.
 Ahearn      5,000      *         5.25      01/29/08    38,750  56,250

Daryl
 Hollis      5,000      *         5.25      01/29/08    38,750  56,250

Melissa F.
 Crane      35,000     4.5%       5.25      01/29/08    27,250 393,750

Roy Lee      5,000      *         5.25      01/29/08    38,750  56,250
             5,000     6.45%      0.78      10/29/08     5,750   8,350

Kevin J.
 Calhoun     2,500      *         5.25      01/29/08    38,750  56,250

--------------------
*   represents less than 1%.

(1) Equals fair market value of Panda Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of Panda Common Stock and the date on which the options are exercised.

(3) Options to purchase 20% of shares of Panda Common Stock are exercisable six months from the date of grant; the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant.

     Option Exercises and Year-End Values. None of the Named Executive Officers exercised any stock options during the twelve-month period for the year ended December 31, 1999. The following table summarizes the value of options held by such persons as of December 31, 1999:

                       YEAR-END OPTION VALUES

               Number of Unexercised      Value of Unexercised
            Options at December 31, 1998   In-the-Money Options
                   Year-End (#)           December 31, 1999 ($) (1)

Name         Exercisable  Unexercisable  Exercisable  Unexercisable
----         -----------  -------------  -----------  -------------

Stanford W.
 Crane, Jr.       -             -             -             -

William E.
 Ahearn (2)       -             -             -             -

C. Daryl
 Hollis (2)       -             -             -             -

Melissa F.
 Crane          44,000        41,000          -             -

Roy Lee           -             -             -             -

Kevin
 Calhoun (2)      -             -             -             -

--------------------

(1) As of December 31, 1999, the closing sale price of the Company's Common Stock was $.047 per share.

(2) Mr. Hollis' and Mr. Ahearn's options expired in November 15,1998 and January 30, 1999 respectively. Mr. Calhoun's options expired
December 30,1998. Mr. Lee's options expired on June 30,1999.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below is based on information obtained from the persons named below with respect to the shares of Panda Common Stock and Series A Preferred Stock beneficially owned, as of December 15, 1999 (except as noted below), by
(i) each person known by Panda to be the owner of more than 5% of the outstanding shares of Panda Common Stock or the Series A Preferred Stock, (ii) each executive officer included in the Summary Compensation Table and (iii) all executive officers and directors of Panda as a group. All of the shares of Series A Preferred Stock were converted into shares of common stock on January 19, 2000.

                                           Amount of     Percentage of
                                           Outstanding   Outstanding
                  Nature and Amount of     Common Shares Shares Upon
                 Beneficial Ownership (1)  Upon          Conversion of
                 ------------------------  Conversion of Series A
Name, Address    Common  Common  Series A  Series A      Preferred
and Title of     Stock  Stock    Preferred Preferred     Shares (2)
Beneficial       Shares Warrants  Shares   Shares
Owner
Shares
------------     ------------------------  -----------  -----------

Stanford W.
Crane, Jr. (3)   6,860   1,000      -         7,860         *

William E.
 Ahearn            -       -        -           -           *

John Friedline     -       -        -           -           *

Melissa F.
 Crane (4)      41,860   1,000      0         42,860        *

Helix (PEI)
 Inc.        1,000,000  2,850,000   -        3,850,000    11.8%

99 Yorkville Avenue, #218
Toronto,Ontario
Canada M5R 3K5

Joseph A.    2,100,000    0         0        2,100,000     7.1%
 Sarubbi

3221 S. Ocean Boulevard
Highland Beach, FL

AGR Halifax
 Fund L.P.   1,366,619   528,123  304.9222  13,577,584     32.4%

757 3rd Avenue, 27th Floor
New York, NY  10017

Leonardo L.P.  911,077   334,752  169.4522   7,738,249     21.2%

245 Park Avenue, 26th Floor
New York, NY  10167

VantagePoint
 Venture
 Partners    5,833,238      -     528.8560  26,095,919     52.2%

1001 Bayhill Drive, #130
San Bruno, CA  94066 (5)

All executive
 officers and   40,860    1,000       0         41,860        *
 directors as
 a group
 (four
 persons) (3)(4)
--------------------
*   Less than 1%.

(1) The number of shares of Panda Common Stock beneficially owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Panda Common Stock which the individual has the right to acquire within 60 days after December 31, 1999 through the exercise of any stock option or other right. The inclusion herein of any shares of Panda Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Panda Common Stock shown as beneficially owned by them.

(2) Includes 29,698,425 shares outstanding as of December 31, 1999 plus any shares subject to options or warrants that are currently exercisable within 60 days after December 31, 1999 and the number of shares issuable on exchange of the Series A Preferred Stock.

(3) Includes 6,860 shares held by Mr. Crane jointly with his wife, of which 1,000 shares are issuable upon exercise of a warrant.

(4) Includes 6,860 shares held by Ms. Crane jointly with her husband, of which 1,000 shares are issuable upon exercise of a warrant.

(5) Includes all shares of Panda Common Stock pursuant to which VantagePoint currently has voting rights as well as all warrants delivered pursuant to the 1998 Convertible Preferred issuance and the August 1998 Private Placement.

  Shareholders who are a party to agreements to vote in favor of the Proposed Sale are Joseph A. Sarubbi, GAM Arbitrage Fund L.P., AGR Halifax Fund, Ltd., Leonardo L.P., Ramius Fund, Ltd., Raphael L.P., Helix (PEI) Inc. and AG Super Fund L.P. These shareholders own approximately 52% of the outstanding Panda Common Stock.

Recent Sales of Unregistered Securities

     Set forth below is a description of recent sales by the Company in transactions which were not registered under the Securities Act of 1933. Except as noted, the securities sold were shares of Common Stock. Unless otherwise indicated, all securities were issued by the Company in reliance upon Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering. All securities were acquired by the recipients thereof for investment and with no view toward the resale or distribution thereof. In each instance, offers and sales were made to a limited number of investors, each purchaser was an accredited investor or a financially sophisticated investor, the offers and sales were made without any public solicitation, the certificates bear restrictive legends and appropriate stop transfer instructions have been given to the transfer agent. Except as noted, no underwriter was involved in the transactions, and no commissions were paid. In 1998, the Company issued 2,254,602 common shares in the August 1998 Private Placement, 2,234,363 shares were issued pursuant to conversions of the Series A Preferred, and 39,601 additional shares to investor relation firms and for the employee stock option plan and incentive stock option plan. There were 12,215,522 shares outstanding at December 31, 1997. In 1998, the Company issued an additional 4,528,566 to bring the total outstanding common shares of the Company to 16,744,088.

                                                  Aggregate
             Shares     Reason for      Date of   Offering  Number of
Shareholder  Issued     Issuance        Issuance  Price     Investors
-----------  ------     ---------       --------  --------- ---------
DTM          17,500     Legal           2-28-97  $104,825         1
                        Settlement
                        Agreement

Dusseldorf   30,918     Underwriters    April    $192,000         1
Securities   42,667 (2) Fee             1997


Jeffries     27,429 (2) Underwriters    April        --           1
& Co.                   Fee             1997

IIRG         18,462     Investor        10-6-97  $ 86,129         1
                        Relations
                        Services

Ballin &
Partners      5,000     Investor        10-6-97  $ 27,450         1
                        Relations
                        Services

Helix       442,667 (2) In connection   12-19-97     --           1
                        with
                        debenture
                        financing

IIRG         18,462     Investor         3-18-98 $ 76,852         1
                        Relations
                        Services

Martech      25,000 (2) Investor         7-15-98     --           1
                        Relations
                        Services

Helix     2,850,000 (2) In connection     8-7-98     --           1
                        with
                        debentures

AMT        100,000 (2)  Investor         8-15-98     --           1
Capital                 Relations
                        Services

Private         600 (1) Financing        2-11-98  $6,000,000      7
Placement   150,000 (2)

Preferred Stock  30 (1) Preferred Stock  3-31-98,   $170,762      7
Dividends               Financing        6-30-98,
                        Agreement        9-30-98

Preferred 4,637,310     Preferred         7-1-98     --           7
Stock                   Stock            through
Conversions             Terms            9-30-99
Ballin &
Partners      5,000     Investor         7-20-98     $18,125      1
                        Relations
                        Services

Private   2,254,602     Financing        8-14-98  $3,675,000(3)   9
Placement 2,254,602 (2)

Warrant     553,333     Warrant           1-5-99  $  415,175      4
Exercise                Agreement        through
                                         1-29-99

Samtec,
Inc.        666,667     Financing         2-3-99  $  500,000      1

Fill-Up
Shares    4,441,829     Private          6-29-99  $2,437,675      9
                        Placement

Helix     1,000,000     SBI/Helix/       5-18-99  $  266,000      1
                        Panda Agreement

Joseph
Sarubbi   2,100,000     Legal Settlement 6-29-99  $1,087,600      1
                        Agreement
-------------------
(1)  Preferred Stock.

(2)  Warrants.

(3)  Aggregate Underwriting Discount of $117,500.

                        SELECTED FINANCIAL DATA

     The following table sets forth selected financial data as of and for the nine months ended September 30, 1999 and 1998 (unaudited), the twelve months ended December 31, 1998, the nine months ended December 31, 1997 and 1996 (unaudited) and the twelve months ended March 31, 1997, 1996 and 1995. This information is qualified in its entirety by, and should be read in conjunction with, the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations which are included elsewhere in this Proxy Statement. The following data insofar as it relates to the twelve-month period ended December 31, 1998, the nine months ended December 31, 1997 and each of the years in the three-year period ended March 31, 1997 has been derived from audited financial statements.

STATEMENT OF OPERATIONS DATA:

                 Nine Months Ended     Year Ended       Nine Months Ended
                   September 30,       December 31,       December 31,             Fiscal Year Ended March 31,
            ------------------------  ------------  -------------------------  -----------------------------------
                 1999          1998        1998         1997         1996         1997         1996        1995
                     (unaudited)                                   (unaudited)

Net
revenues    $  1,153,841 $    647,620 $    822,580  $  2,246,795 $  2,091,132 $  2,382,019 $    870,658  $    --

Research
and
development
costs            754,652    2,832,242    3,395,577     3,255,335    4,786,838    5,722,717    7,954,924  3,494,260

Selling,
general and
administrative
expenses       3,582,071    6,316,268    9,263,283     6,113,255   10,830,976   13,142,099   15,810,701  3,744,914

Costs
associated
with
asset
impairments      167,223            0      125,038                  1,471,025    2,056,025

Net loss     (6,385,176) (11,513,995) (17,474,696)   (8,949,652) (17,217,703)  (20,874,101) (23,894,426) (6,931,346)

Basic and
diluted
loss
per share        ($0.26)      ($0.95)      ($1.33)       ($0.78)      ($1.79)       ($2.15)      ($3.07)     ($1.25)

Weighted
average
shares
outstanding  24,587,384   12,779,174   13,732,936    11,541,811    9,605,280     9,723,801    7,786,426   5,531,941

Balance Sheet

                 September 30,         December 31,                          March 31,
                 ------------  ---------------------------   ----------------------------------------
                     1999          1998           1997           1997          1996         1995
                  (unaudited)
                 ------------  ------------   ------------   ------------   ------------  -----------
Total
 Assets          $  1,782,901  $  2,837,837   $  5,713,830   $  7,337,320   $ 18,557,681  $10,245,133

Total
 Liabilities     $  6,415,232  $  4,563,731   $  3,616,126   $  2,524,445   $  3,690,090  $ 1,069,810

Accumulated
 Deficit         $(86,725,425) $(80,340,249)  $(62,865,553)  $(53,915,901)  $(33,041,800) $(9,147,374)

Stockholders'
 Equity
 (Deficit)       $ (4,632,331) $ (1,725,894)  $  2,097,704   $  4,812,875   $ 14,867,591  $ 9,175,323

Panda computes per share data in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Due to losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, Panda's presentation of diluted earnings per share is the same as that of basic earnings per share.

   MARKET FOR PANDA'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

  Panda's Common Stock had been traded since May 1994 to December 16, 1998 on the Nasdaq National Market under the symbol "PNDA." The stock currently trades on the OTC Electronic Bulletin Board. Prior to that time, there was no public market for the Panda Common Stock. The following table sets forth the range of high and low closing sale prices for the Panda Common Stock as reported during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions.

Common Stock
------------------------
Quarterly Period Ended               High                Low
----------------------              ------              ------
1999
----
December 31, 1999                   $   .125        $   .047
September 30, 1999                  $   .19             $   .09
June 30, 1999                       $   .41             $   .12
March 31, 1999                      $   .97             $   .31

1998
----
December 31, 1998                   $  1.50             $   .19
September 30, 1998                  $  3.44             $   .19
June 30, 1998                       $  6.25             $  3.13
March 31, 1998                      $  6.25             $  3.88

1997
----
December 31, 1997                   $  9.38             $  3.81
September 30, 1997                  $  7.31             $  2.50
June 30, 1997                       $  6.00             $  2.63
March 31, 1997                      $  9.25             $  3.75

     The closing bid price on the date immediately prior to the announcement of the Proposed Sale, May 17, 1999, was $0.20 per share. The closing bid price of Panda's Common Stock on the OTC Electronic Bulletin Board on December 15, 1999 was $0.05 per share. As of December 15, 1999, there were approximately 29,698,425 shares of Panda Common Stock outstanding and 294 holders of record of Panda's Common Stock. This number does not include beneficial owners of Panda Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

  Panda has never declared or paid any cash dividends. After the consummation of the Proposed Sale, Panda intends to invest any income received as Panda believes appropriate under the circumstances, which may include U.S. Government Securities and other short-term instruments. Panda currently intends to retain any future earnings to finance the growth and development of its business and future operations, and therefore does not anticipate paying any cash dividends in the foreseeable future.

  In addition, in February 1998, Panda issued shares of Series A Preferred Stock, the terms of which prohibit Panda from paying any dividends on Panda Common Stock or other shares junior in rank to the Series A Preferred Stock unless all dividends for all past quarterly periods have been paid or declared and a sum of cash or amount of shares sufficient for the payment thereof set apart. Further, the terms of the Series A Preferred Stock allow for the redemption of any outstanding shares of Series A Preferred Stock in the event Panda declares a dividend (other than a dividend payable in Panda Common Stock).

                      INFORMATION REGARDING PANDA

BUSINESS

Overview

  Statements in this Proxy Statement that are not statements of historical fact are to be regarded as forward-looking statements which are based on information available to Panda as of the date hereof and involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, competitive pressures, general economic conditions, risks of intellectual property and other litigation, and the factors detailed below under "Certain Factors That May Affect Future Results" or elsewhere herein or set forth from time to time in Panda's periodic reports and registration statements filed with the SEC.

  Panda is a technology company engaged in the design, development, manufacture, licensing and sale of interconnect solutions to generate greater throughput from silicon to board to system. These technologies are embodied in VSPA, a three-dimensional semiconductor package, and the Compass Connector, a board-to-board interconnect solution (collectively the "Technology Products"). VSPA has received JEDEC JC-11 Committee designation and has passed Mil Std. 883. The JEDEC JC-11 Committee is responsible for setting standards for semiconductor packages. The Company obtained JEDEC designation in 1997. The JEDEC designation for VSPA is PQFP-B. Semiconductor manufacturers can obtain relevant mechanical data and specifications regarding the VSPA product. Military standard 883D is the reliability standard for electrical and mechanical testing parameters which indicate the level of future durability and performance for components. In order for VSPA to be commercially viable, it was necessary to prove its performance by achieving industry standard levels. In addition, in September 1998, the Compass Connector received Bellcore approval. Bellcore approval is an important series of reliability, mechanical and electrical tests for the telecommunications industry. In order for an interconnect to be used in commercial applications for the telecommunications industries, most potential end users will require that the connector be Bellcore approved.

  In September 1998, Panda announced a streamlining of operations that included a significant reduction of operations related to the development of the Archistrat line of computers and the Rock City line of desktop computers (collectively the "Systems") and any upgradable mother board development related to the Systems. Due to further cash constraints in November 1998, Panda elected to exit its Systems business entirely. Panda continues to focus its efforts on the Technology Products.

  Panda has delivered products for commitments of prototype, pre-production and production orders of its Technology Products from Veridicom, Motorola, Kaiser Aerospace & Electronics, Honeywell and National Semiconductor. Several of these customers have notified Panda that the VSPA parts have passed Mil Std. 883 level of qualification for their specific application. See "Semiconductor Packages."

Technology Products

  The proliferation of increasingly sophisticated semiconductors for computer operating systems and other electronic applications, along with the explosive growth in Internet usage, have created the need for substantially greater bandwidth in products ranging from the semiconductor to the printed circuit board. Bandwidth refers to the capacity for transmitting data inside the electronic device as well as between two or more devices. In recent years, improvements in the speed at which microprocessors and other integrated circuits can process data have far outpaced the data transmission capacity of other electronic components and of the connectors and lines which link the devices. The resulting bandwidth bottlenecks have effectively negated some of the improvement in processing speed attributable to the enhanced microprocessors. The Technology Products include semiconductor packages and interconnect devices which incorporate designs which Panda believes enable these products to effectively address the bandwidth bottlenecks. In addition, these Company products, which are protected by a variety of patents which have either been issued or for which applications are currently pending, have significant advantages over currently available products, including:

  Density of Electrical Connections. The Technology Products embody proprietary geometrics that allow the placement of a greater number of conductive leads than is possible with conventional designs. This permits the access and transport of an increased volume of data.

  Reduced Size. Due to their higher contact density, the Technology Products require less surface area and routing layers than is required by conventional semiconductor packages and interconnect devices to accommodate the same number of leads. This improves the performance and, lowers the cost of using the products in electronic applications.

  Superior Electrical and Thermal Characteristics. The Technology Products are designed to provide faster electrical connections while minimizing the interference (parasitics) which can occur in a high density electrical environment. The materials, used in the Technology Products, are also constructed in such a way to dissipate heat better than conventional designs. Panda believes that its Technology Products will withstand the rigors of environmentally stressful applications such as automotive and other high-temperature applications.

  Compatibility; Reduced Cost of Manufacture. The Technology Products are intended to be compatible with existing industry standards. For example, while one of Panda's semiconductor packages (VSPA) incorporates a proprietary array of electrical leads, the space (pitch) between the leads, which is of critical importance in the surface mount manufacturing process, is no smaller than that of conventional packages such as Plastic Quad Flat Pack ("PQFP"), and Ball Grid Array packages ("BGA"). In addition, use of VSPA in an assembly environment, requires only minor modifications to be compatible with standard die attachment and wire bonding equipment such as the ESEC 3008 and K&S 8020 wirebonders. Additionally, test sockets for electrical testing, post assembly, and complete manufacturing procedures are available for customers. Panda believes that customers housing their silicon devices in the Technology Products will experience reduced overall production cost in high volume.

  Semiconductor Packages. Semiconductor companies are facing ever increasing demands for greater lead counts, improved thermal performance, miniaturization and lower packaging costs in Semiconductor packages. As a result of the trend in semiconductors, there have been increasing strains on the packaging. Semiconductor companies have turned to independent packaging companies for technology development and innovation.

  Semiconductor companies are striving to shorten the time to market for new products. Having a flexible packaging technology, quick turn programs and capacity available are critical in attracting new customers.

  Another trend in the semiconductor market is in the "fabless" segment of the market. These companies have a core competency in the silicon design process. This market segment relies solely on independent companies for their packaging of their semiconductors.

  There is a broad range of semiconductor packages available in the market today for both commodity and custom products. These products are broken into three categories: Leadframe, BGA and PGA. Samples of leadframe products include SOIC, QFP and PLCC. These packages generally range from 8 leads to 304 leads. BGA or laminate products include the BGA family of products like the PBGA, MicroBGA and FlipChip products. These packages range in lead counts from 8-600. Another market segment are the PGA's which are pluggable packages which traditionally have been used for microprocessor applications.

  Leadframe products are the most widely recognizable package types in the marketplace. The chip is encapsulated in a plastic mold compound with metal leads extending peripherally from the perimeter. Laminate products have been gaining market acceptance. The BGA uses a laminate, usually plastic or tape substrate rather than a leadframe substrate. Tiny balls are attached in an array to the bottom. PGA's are made from plastic or ceramic and have pins extend perpendicularly from the bottom of the package arranged in several rows.

  Panda has developed and patented 2 semiconductor packages: VSPA, which a peripherally leaded package with one or multiple tiers, and Compass PGA, a pluggable pin grid array. Both packages are made from similar materials.

  VSPA has been designed to address the increasing demands on bandwidth from the silicon to the PCB. VSPA is a low cost surface mount semiconductor package that provides higher I/O in less space with improved electrical and thermal performance as compared to other packages on the market today. VSPA, also called PQFP-B, is registered with JEDEC JC-11 committee under MO-198 and has passed Military Standard 883D. The qualification testing from the VSPA was performed by independent companies including ISE/IQL Labs, Inc., Lockheed Martin and the Georgia Tech Packaging Research Center.

  VSPA is based on a three-dimensional architecture that utilizes multiple rows of pins that are tiered to achieve a greater density within a smaller area. The VSPA is scalable in X, Y, and Z axes being either square or rectangular in shape. By using individual, pre-stamped, pins the VSPA package does away with a traditional lead frame and many of the labor intensive molding steps. As a result, it allows leads to be interleaved and arranged in several tiers. The number of tiers depends upon the target die size and necessary number of I/O. VSPA can be configured with one to six tiers, allowing packages up to and over 1,000 pins. This allows the package to shrink and grow depending on the customer's chip application.

  VSPA is also available in both 'cavity down' and 'cavity up' versions. With VSPA's wide range of I/O's and variable package dimensions, multichip modules
(MCMs) are also possible with the VSPA. This scalability allows silicon designers considerable flexibility in choosing a VSPA package that will best suit their specific package requirements.

  This minimum lead length yields low package parasitic and inductance by keeping pins a constant size for each tier and a common part number for each package size. These parameters remain constant for each package size since only the frame is scaled to accommodate different die sizes. This cannot be achieved in PQFP or BGA packages. The electrical characteristics of VSPA allow it to perform with faster rise times and the ability to support high performance applications at much higher frequencies. VSPA has tested resonance free to 3.5GHz with the next generation projected for a 10GHz range.

  In 1998, Panda introduced several versions of the VSPA package including the thermally enhanced and super thermally enhanced versions to address market demands. Panda shipped pre-production parts of the VSPA TE and submitted several designs using the VSPA STE.

  In January 1998, Panda received its first production order for 1 million units for a customized version of the VSPA package from Veridicom. As of June 1, 1999, Panda shipped in excess of 115,000 units to Veridicom. Additionally, Panda has delivered prototype and pre-production parts to Lucent Technologies, Motorola, EG&G Heimann, Honeywell SSEC, Samsung, SEEQ Technologies, National Semiconductor, Kaiser Electronics and several other companies. While Panda believes that production orders may materialize from the initial orders received, there can be no assurance that any of these activities will result in sales of the VSPA product.

  Compass PGA is a high density PGA semiconductor product primarily designed to address the high density chipscale segment of the packaging market. The Compass PGA employs multiple leads and requires less surface area of the PCB to accommodate the same number of leads in traditional PGA packages. Additional design and qualification work must be done prior to commercialization of this product. The Compass PGA can be used with existing wirebond and FlipChip technologies. Panda believes that densities in excess of 1,100 can be achieved. In July 1996, Panda received a patent covering the Compass PGA product.

  Interconnect Products. Panda has been granted a license to the Compass interconnect product by Stanford W. Crane, Jr., its inventor and Company President and Chief Executive Officer. Panda has produced the Compass II version in a 152 position right angle female, and 152 position vertical male connector. Currently Panda purchases and resells the Compass V version from LG Cable & Machinery ("LG Cable"), part of the LG Group in Korea, and a licensee of the Compass technology. The Compass V is a 196 position connector available in both straight and right angle female versions, and vertical male versions.

  Compass V is the most dense interconnect currently in production. On the edge of a printed circuit board it delivers 146 contacts per linear inch when used in a double-sided arrangement. This compares with 80 contacts per linear inch in the most widely used products used in high density applications. LG Cable contracted for Bellcore testing of the Compass V with Contech, an independent testing group. The Compass V connector received Bellcore approval in 1998. Compass uses a patented arrangement of contacts and is actually capable of delivering over 300 contacts per linear inch on the edge of a printed circuit board, and over 1100 in a parallel configuration in one square inch.

  Compass also forms the basic platform for Compass PGA (pin grid array). Compass PGA utilizes the design of Compass to connect semiconductors in a pluggable fashion to another substrate, such as a printed circuit board.

Manufacturing

  Panda has developed the ability to manufacture the VSPA semiconductor package at its production facility in Boca Raton, Florida, using two automated machines designed and built by Panda. The machines have a wide range of flexibility in terms of the pin count of the VSPA packages it will produce, and their production capacity ranges from 235,000 parts per month to 290,000 parts per month, depending upon the pin count of the package (i.e., the higher the pin count, the lower the monthly production capacity). The first machine became operational in late September 1997 and the second machine, after undergoing refinements based on data derived from operating the first machine, became operational in 1998. Although these machines have been designed and developed by Panda, most of the components from which they are built are available from multiple suppliers. Panda believes these machines can be readily replicated to increase manufacturing capacity as demand for VSPA increases. If Panda is successful in commercializing VSPA, such commercialization will require Panda to expand its manufacturing capacity for VSPA parts or enter into additional licensing arrangements, joint ventures or strategic alliances with respect to the manufacture of VSPA parts. See "Marketing and Strategic Relationships."

  Panda has an arrangement with LG Cable, a unit of Korea-based LG Group and a licensee of Panda's Compass technology, to acquire the Compass V Connectors for distribution as discrete parts to customers. Panda believes that this source of supply is sufficient to meet the demand for Compass V Connectors for the foreseeable future. If Panda is successful in commercializing the Compass V Connector for use by third parties, such commercialization may require its strategic partners to expand their manufacturing capacity for Compass V Connectors or for Panda to enter into additional licensing arrangements, joint ventures or strategic alliances with respect to the manufacture of Compass Connectors. See "Marketing and Strategic Relationships."

  Panda has also subcontracted with LG Cable for the manufacturing of the VSPA 80/1 package for Veridicom. In addition to the single row production machines Panda added internally, LG has built a fully automated assembly line with capacity of 350,000 units per month.

  In 1998, Panda contracted with Possehl Hong Kong Machinery limited ("PBE") for the production of the VSPA 360 and 240 products. PBE specializes in providing leadframe and other raw materials for the semiconductor packaging market. PBE has 16 factories in 12 countries located in Europe, Asia and the U.S. The 360 and 240 have the same body size and have an interchangeable footprint on the PCB. In March 1999, the machine at PBE was being qualified for production. PBE will be responsible for all VSPA high volume production for these products.

    In September 1999, Panda licensed AJU EXIM, a Korean leadframe manufacturer, the rights to manufacture the VSPA product line. Panda expects AJU EXIM to become a supplier of VSPA components including pins, plastic and die attach plates.

  Marketing and Strategic Relationships. In June 1996, September 1996, July 1997 and January 1999, Panda licensed the VSPA semiconductor packaging technology to AMP Incorporated, Pantronix Corporation, LG Cable and Samtec, Inc., respectively. Under the terms of each licensing agreement, the licensee has been granted worldwide rights to manufacture and sell VSPA. Panda currently has only received up-front licensing fees and is unable to predict the amount of sales revenue or royalty revenue, if any, that may be earned in the future under these agreements.

  In October 1996, Panda and Stanford W. Crane, Jr., Panda's President and Chairman, entered into an agreement with LG Cable, under which LG Cable was granted a license to the Compass technology. The license granted to LG Cable is non-exclusive except for certain limited exclusive manufacturing rights with respect to specified Asian countries. LG Cable has built a production facility in Korea for production of Compass V, an enhanced version of the Compass Connector. Based on information supplied to Panda by LG Cable, production capability of the Compass V reached 250,000 parts per month in January 1998. Under the terms of the agreement, LG Cable is to pay Panda and Mr. Crane a royalty based on the sales price of each Compass Connector produced and sold. See "Patents; Proprietary Information Systems." Such royalties are to be divided equally between Panda and Mr. Crane.

  Panda has also established relationships with semiconductor assemblers for the back-end assembly process for VSPA which includes mounting the chip, wirebonding, encapsulation and marking of the finished product. These relationships include Gateway Semiconductor, ATEC and ASE Malaysia. Other companies such as STATs, have qualification underway. These relationships are needed for Panda's customers to utilize the VSPA package. Additionally, Panda has worked closely with ESEC, a Swiss manufacturer of die attachment and wirebonding equipment, to optimize their equipment for the VSPA package.

  Panda markets it products through a direct sales force and a network of independent sales representatives. At the present time Panda has four salespeople engaged in the sales and marketing of its VSPA product. Panda is engaged in recruiting additional personnel for various geographic locations and positions.

     Backlog. As of September, 1999, the Company's revenue backlog amounted to approximately $966,000. In October 1999, Panda received authorization to begin fulfilling a customer's order for an additional 150,000 VSPA units.
This will reduce the backlog by $154,000. The Company and/or SBI expect to completely fill the current backlog within the next fiscal year. As of November 15, 1999, the backlog consisted of product to be shipped to Veridicom under their respective original purchase orders.

     In the first quarter ending March 31, 1998, the Company reported a backlog of approximately $1,700,000. Of the $1,700,000 reported, $707,500 was recognized during year ending December 31, 1998. The remaining portion of the backlog of $992,500 related to one customer was not recognized due to delays to Veridicom in shipment of their silicon wafers. Veridicom uses the VSPA product to house their proprietary silicon. If Veridicom has delays in shipment of their silicon wafers, then there would be a delay of ordering additional VSPA packages. It is expected that Veridicom will continue to order parts for this specific version of their product and therefore it is expected that the original purchase order will be fulfilled by Panda prior to the closing of the transaction and by SBI after closing the transaction.

Research and Development

  In early 1998, Panda's principal research and development efforts were devoted to the design and development of VSPA and Rock City. The Rock City development included new upgradable boards as well as a new chassis design. Since September 1998, all research and development was for the VSPA product and specific customer applications. In 1998, Panda spent approximately $3,400,000 on research and development. For the nine months ending December 31,1997, Panda spent approximately $3,300,000 on research and development. There will be no further development related to the Systems business.

  Panda currently anticipates that its research and development activities over the next year will focus on enhancements to the automated machine for producing VSPA, and developing specific applications for VSPA and the Compass Connector. Panda believes that its spending on research and development in the current fiscal year will be approximately the same amount as it was during the previous twelve months.

Patents and Proprietary Information

  Panda's success will depend on its ability to obtain patents, protect trade secrets, and operate without infringing on the proprietary rights of others. As of July 12, 1999, Panda had obtained 18 United States patents and an aggregate of 41 foreign patents. In addition, Panda had pending a total of 18 United States and 29 foreign patent applications. These patents and pending applications relate to VSPA, Compass PGA, various designs of the Computer Systems, the use of the Compass Connector in Compass PGA and in the Computer Systems, and a PCB manufacturing technology known as "Well Tech PCB." Panda's foreign patent filings have been made in selected countries, including the Republic of China (Taiwan), Germany, the United Kingdom, Ireland and France. Panda will continue to file applications in certain foreign jurisdictions to secure protection in those jurisdictions in accordance with the Patent Cooperation Treaty and the Paris Convention for the Production of Industrial Property (which allows such filings to relate back to the original filing date in the United States) covering Panda's technology and proposed products. To the extent possible, Panda also intends to file patent applications with respect to products and technology that it may develop in the future.

  There can be no assurance that any of Panda's pending patent applications will ultimately result in an issued patent. Moreover, the patent laws of other countries may differ from those of the United States as to the patentability of Panda's products or technology, and the degree of protection afforded by foreign patents may be different from that in the United States. The failure by Panda to obtain patents for which applications are currently pending could have a material adverse effect on Panda's ability to commercialize successfully its proposed technology and products. Even if Panda is able to obtain such patents, there can be no assurance that any such patents will afford Panda commercially significant protection for its technology or products. In addition, other companies may independently develop equivalent or superior technologies or products and may obtain patent or similar rights with respect to them. Although Panda believes that its technology has been independently developed and that its technology does not infringe on the patents or violate the proprietary rights of others, there can be no assurance that any of Panda's technology or products, will not be determined to infringe upon the patents or proprietary rights of others, or that patents or proprietary rights of others will not have an adverse effect on the ability of Panda to do business. If Panda's technology or products were determined to infringe on the patents, trademarks or proprietary rights of others, Panda could, under certain circumstances, become liable for damages, which also could have a material adverse effect on Panda. Moreover, in the event that Panda's technology or proposed products were deemed to infringe upon the rights of others, Panda would be required to obtain licenses to utilize such technology. There can be no assurance that Panda would be able to obtain such licenses in a timely manner or on acceptable terms and conditions, and the failure to do so could have a material adverse effect on Panda. If Panda were unable to obtain such licenses, it could encounter significant delays in product market introductions while it attempted to design around the infringed upon patents or rights, or could find the development, manufacture or sale of products requiring such licenses to be foreclosed. In addition, patent disputes are common in the computer industry and there can be no assurance that Panda will have the financial resources to enforce or defend a patent infringement or proprietary rights action.

  Panda has registered the Archistrat, VSPA and Rock City trademarks with the U.S. Patent and Trademark Office and has applied for appropriate trademark, copyright and other legal protection for its product names, logos and other identifications. There can be no assurance that Panda will not be precluded by others from using any of such identifications or creating proprietary rights with respect to them.

  Pursuant to a license agreement entered into in January 1996 between Panda and Mr. Crane (the "Crane-Panda License"), Mr. Crane has granted Panda the nonexclusive right to utilize the Compass Connector, a key component in the commercialization of Panda's Archistrat Computers and the development and commercialization of Compass PGA. The Crane-Panda License was executed in connection with the conversion to a nonexclusive license of the 3M License described below and supersedes an earlier license agreement between Mr. Crane and Panda relating to the Compass Connector. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Factors That May Affect Future Results" and "--Dependence On The Crane-Panda License Agreement; Potential Conflicts Of Interest." Under the Crane- Panda License, Panda is required to pay Mr. Crane a royalty on any sales of Compass Connectors as discrete parts in the amount of 5% of the net sales price for the first five years of the term of the agreement, 2.5% of the net sales price for the next five years of the term of the agreement and 2% of the net sales price thereafter, provided that no royalty is payable until aggregate net sales of the Compass Connector as discrete parts exceed $100,000. The royalty rate will be reduced after the fifth anniversary of the agreement if no patent remains in effect with respect to the Compass Connector. No royalty is payable on sales of the Compass Connector as incorporated in the Archistrat Computers or other computer system or assembly. Panda may grant sublicenses under the Crane-Panda License, but only for the use of products as incorporated in the Archistrat Computers or other computer system or assembly. To date, there have been no sales requiring the payment of royalties to Mr. Crane under the Crane-Panda License. The Crane-Panda License obligates Panda to maintain proprietary information relating to the Compass Connector on a confidential basis, notify Mr. Crane of any evidence of infringement with respect to the Compass Connector and related technology, and cooperate with Mr. Crane to contest any such infringement. In the event that Panda becomes bankrupt or insolvent or defaults in any of its material obligations under the Crane-Panda License and fails to cure any such defaults within specified cure periods, Mr. Crane may terminate the Crane-Panda License. Panda is substantially dependent upon the Crane-Panda License. The termination of the agreement under any circumstances would have a material adverse effect on Panda. There can be no assurance that conflicts of interest will not arise with respect to the Crane-Panda License or that such conflicts will be resolved in a manner favorable to Panda. In addition, Mr. Crane retains ownership of the Compass Connector technology, and has the right to grant licenses to or otherwise transfer rights to the Compass Connector technology to third parties.

  Panda relies on confidentiality and nondisclosure arrangements with its employees, consultants and others involved with Panda's product and technological development efforts. There can be no assurance that these agreements will provide meaningful protection to Panda or that other companies will not acquire information which Panda considers proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable or superior to that of Panda.

Competition

  Panda competes with many large corporations for sales on semiconductor packages and interconnect devices. These corporations all have significantly greater financial resources than Panda. In semiconductor packaging, companies such as IBM, Motorola and Amkor have significant development capabilities and financial strength to develop new semiconductor packages. VSPA competes against well established products such as QFP's, BGA's and PGA's. Panda also depends on third party subcontractors for volume production and may have difficulties getting supply from time to time.

  In the connector market, Compass competes with the AMP's Mictor Line and the Teradyne VHDM connectors. These companies have significant resources, not only financially, but also in manufacturing and sales and marketing.

Employees

  On November 15, 1999, Panda had 17 full-time employees. Mr. Crane divides his time between product research, manufacturing, and general management. Panda considers its relations with its employees to be good. None of Panda's employees are represented by labor unions.

PROPERTIES

  Panda leases its principal offices at 951 Broken Sound Parkway in Boca Raton, Florida. This facility has housed Panda's operations since November 1, 1998. The facility is approximately 11,230 square feet with monthly rent of approximately $10,322 escalating to $12,547 beginning in November 2002. The lease terminates on October 21, 2003.

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Page 59

  Panda leases two additional facilities at 1101 Holland Drive in Boca Raton, Florida totalling approximately 7,200 square feet and uses these facilities for Panda's machining operations, the production of the automated machines for producing VSPA parts and current VSPA production. The leases for these two facilities total approximately $5,000 in monthly rental payments. There is no long-term lease for these facilities. The Company rents the property on a month-to-month basis.

  Panda also leases 10,547 square feet in Fremont, California and uses this facility for sales & marketing and application engineering. The lease is for a term of five years with monthly rental fees of approximately $22,000 escalating to approximately $24,000 in 2003.

  In addition to the facility in Fremont, Panda also leases a facility in San Jose, California, which was previously used to house Panda's Advanced Design Group, manufacturing administrative personnel and certain sales personnel. The lease term is through December 1999 and calls for monthly lease payments of $4,746. Effective August 1, 1997, Panda entered into a sublease agreement with a term ending in December 1999 and which called for monthly sublease payments to Panda of approximately $4,800.

  Panda has terminated its lease in Hayward, California for 50,000 square feet, the original lease agreement had a term of 5 years with monthly rental fees of approximately $18,000. Panda was required to secure lease payments with an $80,000 Certificate of Deposit held at the Silicon Valley Bank through July 16, 2002. On July 16, 2000, the guaranty limit will be reduced to $40,000 provided no event of default has occurred by the current tenant.

     Panda believes that its properties are generally in good condition, except for the facility at 951 Broken Sound Parkway, at which the air conditioning systems and ceiling are in disrepair. The other facilities are well maintained and are generally suitable and adequate to carry on Panda's current business.

     On July 18, 1999, a complaint was filed against the Company in Palm Beach County, Florida. The complaint alleges breach of contract by the Company for non-monetary default of its lease agreement for the premises at 951 Broken Sound Parkway, Boca Raton, Florida. The alleged default was that the Company was insolvent and had, by entering into the Asset Purchase Agreement with SBI, essentially subleased the leased premises without the landlord's consent. Panda denies it is in default under the lease. Liberty seeks acceleration of future rent payments in the amount of approximately $809,000. The Company has filed an answer to the complaint and the outcome is both immeasurable and undeterminable. There can be no assurance that the Company will be successful in defending this litigation and the outcome to this litigation could have a material adverse effect if the Company is unsuccessful.

LEGAL PROCEEDINGS

     On October 16, 1998, a complaint was filed against Panda in the United States District Court for the Southern District of New York by Promethean Investment Group, L.L.C. The complaint alleges breach of contract by Panda for failing to proceed with a financing transaction and seeks damages in an unspecified amount in excess of $270,000 or a declaration that Panda is required to proceed with the financing transaction. Panda has filed an answer to the complaint. At the present time, the outcome of this litigation is both immeasurable and undeterminable. There can be no assurance that Panda will be successful in defending this litigation.

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      On December 11, 1998, Panda and Joseph A. Sarubbi ("Sarubbi") entered into a settlement agreement (the "Settlement Agreement") relating to litigation in which Sarubbi has obtained a judgment against Panda in the amount of $1,227,041. Sarubbi entered into a consulting agreement with Panda in 1992. Sarubbi also later served as a director and general manager of Panda. Under this consulting arrangement, Sarubbi received 91,000 options to purchase shares of Panda Common Stock. Sarubbi also served as a director of Panda in 1995 and 1996. In 1996, Sarubbi notified Panda of his desire to exercise all of his options and to sell all of the Panda Common Stock received upon the exercise of such options. A Florida district court held Panda liable for certain losses Sarubbi alleged he incurred in connection with the sale of his Panda Common Stock and for fees for his previous service as director. The court granted a judgment of $1,227,041 in favor of Sarubbi. Under the Settlement Agreement, Panda has agreed to pay Sarubbi total consideration worth $1,000,000 of which $240,000 has been paid in cash in December 1998 and the remainder is to be satisfied upon the sale of shares of Panda's Common Stock which have been delivered to Sarubbi by Panda. Panda has registered 1,775,000 shares for Sarubbi pursuant to a registration statement, declared effective on February 5, 1999. The parties have agreed to petition the Florida Court of Appeals for the Fourth District to dismiss the litigation within five business days after Panda's obligations in the Settlement Agreement have been completed. If such obligations are not completed, the judgment will remain in effect. This settlement amount was recorded as a charge against Company earnings for the quarter ended December 31, 1998. On April 14, 1999, Panda received a Notice of Default on the Settlement Agreement. Sarubbi claimed that his inability to sell the stock that he received in the settlement creates a breach under the Settlement Agreement. Panda believes that it is in full compliance with the Settlement Agreement and that no breach exists. On June 25, 1999, the Settlement Agreement was amended to allow Panda to extend its time to satisfy its obligations under the Settlement Agreement (the "Amended Settlement Agreement"). Under the Amended Settlement Agreement, the Company issued Sarubbi 2,100,000 shares of Panda Common Stock in the second quarter of 1999 and such shares were recorded as an expense to SG&A at the closing price of $0.156 totalling $327,600. Panda also agreed to issue Sarubbi an additional 3,750,000 shares upon the increase in the number of shares of Panda Common Stock authorized under Panda's Articles of Incorporation. Panda will have 90 days to register such shares of Panda Common Stock with the Securities and Exchange Commission after the approval of the authorization of such shares. $585,000 has been recorded in Panda's financial statements for the additional 3,750,000 shares of Panda Common Stock. In the event that the increase in the number of authorized shares of Panda Common Stock is not approved pursuant to Proposal 2, Panda will be obligated to pay Sarubbi $1,502,041, which is equal to the amount of the judgment entered in favor of Sarubbi plus attorneys' fees, less the value of any cash or stock received by Sarubbi pursuant to the Settlement Agreement or the Amended Settlement Agreement. The Amended Settlement Agreement imposed a deadline of September 1, 1999 for satisfaction of Panda's obligation to register the 2,100,000 shares of Panda Common Stock with the Securities and Exchange Commission. Panda has not satisfied its obligations under the Amended Settlement Agreement and has received a notice of default. Any further legal action taken by Sarubbi may be material to the Company. On November 2, 1999, as stated in Panda's Form 8-K dated November 9, 1999, Sarubbi alleged that the Company was in default under the Letter Agreement dated June 24, 1999. Sarubbi demanded payment within 10 days of approximately $505,000 in exchange for the 2,100,000 shares previously issued as well as the 3,750,000 shares which would be issued upon shareholder approval. As a result, Sarubbi may assert remedies that he feels are available to him under Florida law which may include a writ of execution as well as levying on real property of Panda.

  On July 18, 1999, a complaint was filed against the Company in Palm Beach County, Florida by Liberty Property Limited Partnership ("Liberty"). The complaint alleges breach of contract by the Company for non-monetary default of its lease agreement for the premises at 951 Broken Sound Parkway, Boca Raton, Florida. Liberty seeks acceleration of future rent payments in the amount of approximately $809,000. The Company has filed an answer to the complaint and the outcome is both immeasurable and undeterminable. There can be no assurance that the Company will be successful in defending this litigation and the outcome to this litigation could have a material adverse effect if the Company is unsuccessful.

  Panda from time to time is involved in disputes that may lead to litigation in the future. Panda cannot determine the impact of those potential lawsuits at the current time. The disputes are not expected to be material.

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             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Change in Fiscal Year End

  During September 1997, the Company decided to change its fiscal year from April 1 through March 31 to January 1 through December 31. For discussion and analysis purposes, the twelve months ended December 31, 1998 are compared to the audited nine months ended December 31, 1997 and the audited nine months ended December 31, 1997 are compared to the unaudited nine months ended December 31, 1996.

Results of Operations

Twelve Months Ended December 31, 1998 Compared to Nine Months Ended December 31, 1997

     Net revenues decreased to approximately $823,000 during the twelve months ended December 31, 1998 from $2,247,000 for the nine months ended December 31, 1997. Net revenues for the respective periods include approximately $184,000 and $924,000 of net sales of Archistrat Computers, $100,000 and $350,000 of licensing fees, and approximately $136,000 and $973,000 of revenues associated with a cooperative development agreement with the U.S. government. Also, the Company realized approximately $170,000 of net revenues from the introduction of the Rock City line of computers and approximately $232,000 from the sale of VSPA and Compass semiconductor packages. The Company completed all of the milestones set forth in its cooperative development agreement with the Defense Advanced Research Projects Agency (DARPA) during April 1998. The objective to the DARPA program was to develop a family of VSPA semiconductor packages and process technologies, including a variety of multi-chip modules, and to define the infrastructure to manufacture these packages on a high volume, low cost basis. The DARPA Agreement was not intended to directly generate sales for the VSPA product. The grant was for development of volume manufacturing capabilities and applications with semiconductors. The US government has a non-exclusive non- transferable royalty fee fully paid license to use, duplicate or dispose for governmental purposes any data, technology and inventions, whether patented or not, made or developed under the DARPA Agreement. They are prohibited from giving the technology to any third party for commercial uses. The decrease in revenue related to the Archistrat Computers is directly related to the Company's refocused efforts toward the Rock City line of computers introduced during the second quarter of 1998. In September 1998, the Company streamlined operations related to the Systems business including both Archistrat and Rock City products. In November 1998, the Company ceased all operations related to the Systems business.

  Research and development ("R&D") expenses increased to approximately $3,400,000 for the twelve-month period ending December 31,1998 as compared to approximately $3,300,000 for the nine-month period ending December 31,1997. However, on a monthly basis comparative spending on R&D decreased approximately $83,000 per month. R&D efforts in 1998 were focused on new custom VSPA designs for specific customer applications, the refinement of the existing VSPA Flex automation. In addition, the Company also designed the IO-A architecture that was going to be used in the Rock City line of computers. The Company believes that although its level of R&D spending is appropriate to support current operations, it will need to increase future R&D spending to enhance further development of VSPA, Compass Connectors, Compass PGA and other derivative technologies as resources are available. Management is currently evaluating the appropriate R&D expense relative to the current level of activity in its Technology Products.

  Selling, general and administrative ("SG&A") expenses increased to approximately $9,300,000 for the twelve months ended December 31, 1998 from $6,100,000 for the nine months ended December 31, 1997. The increase of approximately $3,200,000 is primarily related to a $1,000,000 charge related to a legal settlement (see "Legal Proceedings"), approximately $253,000 related to the relocation of the Company's corporate headquarters in November 1998, and approximately $285,000 charge to reserve certain receivables associated with the Systems business. After the effect of these charges totalling approximately $1,600,000 and annualizing SG&A for the nine months ended December 31, 1997 (approximately $8,100,000) for comparative purposes, SG&A actually decreased approximately $433,000. The decrease in SG&A is primarily related with management's decision to streamline operations. During 1998, the Company reduced its number of employees resulting in savings of approximately $211,000 related to employee compensation, benefits and travel, $620,000 reduction related to consulting agreements and an increase of $245,000 in advertising and marketing expenses related to the introduction of the Rock City line of computers in the first and second quarters of 1998.

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Page 62

  During the twelve months ending December 31, 1998, the Company determined that, due to various events and changes in circumstances associated with exiting the Systems Business, certain long-lived assets were impaired. As a result, the Company recorded a charge of approximately $125,000. The Company also recorded an inventory write down of approximately $1,178,836 related to its decision to exit its Systems business in November 1998.

  During the twelve months ended December 31, 1998, the Company recorded interest expense of approximately $3,881,000 representing the amortization of the debt issuance and interest costs related to the Helix loans. This is a significant increase from approximately
$955,000 recorded for the nine-month period ending December 31, 1997. This expense represents a non-cash charge.

Nine Months Ended December 31, 1997 Compared to Nine Months Ended
December 31, 1996

  Net revenues increased to approximately $2,247,000 during the nine months ended December 31, 1997 from $2,091,000 for the nine-month period ended December 31, 1996. Net revenues for the respective periods include approximately $924,000 and $1,422,000 of net sales of Archistrat Computers, $350,000 and $100,000 of licensing fees, and approximately $973,000 and $569,000 of revenues associated with a cooperative development agreement with the U.S. government. Computer systems revenues of approximately $924,000 were recorded during the nine months ended December 31, 1996 as a result of a barter transaction with a software developer. Other sales of Archistrat computers increased 85% during the nine months ended December 31, 1997 compared to the same period of 1996 as the Company refocused its selling efforts on certain niche markets. In July 1997, the Company entered into a second licensing agreement with LG Cable whereby LG was granted a license with respect to a semiconductor package product. In connection with this agreement, the Company was entitled to a non-refundable license fee of $250,000 that became immediately vested upon signing the agreement and has been recorded as revenue during the nine months ended December 31, 1997. The Company accomplished a majority of the milestones set forth in its cooperative development agreement with the Defense Advanced Research Projects Agency (DARPA) during the nine months ended December 31, 1997 which accounts for the 71% increase in the related revenue compared to the same period of 1996. Revenues associated with this agreement will be limited during 1998 as the agreement near its end.

  During the nine months ended December 31, 1997 as compared to the same period of the prior year, research and development expenses decreased 32% from approximately $4.8 million to $3.3 million. Development activities associated with Archistrat 4s server were substantially completed during the period ended December 31, 1996 which resulted in the overall decrease. Spending related to the design and development of automated manufacturing equipment for the Company's VSPA product line as well as various new Archistrat computer systems increased during the nine months ended December 31, 1997 as compared to the same period of the prior year.

  SG&A expenses decreased approximately $4.7 million or 44% to $6.1 million during the nine months ended December 31, 1997 as compared to $10.8 million during the comparable period of 1996. The most significant changes were in the following categories: compensation and benefits decreased approximately $3.1 million resulting from a decrease in the average employee head count from approximately 118 during the nine months ended December 31, 1996 to approximately 60 for the same period of the current year; legal fees decreased 48% or $580,000 as a result of management's efforts to reduce such costs; office rent expense decreased approximately $440,000 resulting from certain lease termination costs incurred during 1996; sales and marketing expenses were reduced approximately $700,000 as a result of streamlining certain of the Company's advertising and promotional campaigns, as well as the reduction of product marketing expenses associated with the barter agreement entered into in the prior fiscal year.

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Page 63

  During the nine months ended December 31, 1996, the Company determined that, due to various events and changes in circumstances (including efforts to streamline operations and to increase the use of strategic alliances to manufacture and market the Company's products), certain long-lived assets were imparted. As a result, the Company recorded a charge of approximately $1.5 million. No such charges were deemed necessary during the nine months ended December 31, 1997. During the nine months ended December 31, 1997, the Company recorded interest expenses of approximately $900,000 representing the beneficial conversion feature associated with the convertible debentures issued in April 1997. This expense represents a non-cash charge with no net effect on total shareholders' equity.

Quarter and Nine Months Ended September 30, 1999 and 1998

     Net revenues increased during the quarter ended September 30, 1999 ("Third Quarter of 1999") to approximately $250,000 as compared to $190,000 for the quarter ended September 30, 1998 ("Third Quarter of 1998"). The net revenue increase for the quarter was attributable to a one time license fee to be paid by Aju Exim, a Korean lead frame manufacturer. In addition, the third quarter of 1998 revenue was solely recognized from product sales of remaining Rock City inventory and VSPA sales for prototype, pre-production and production orders.
In the third quarter of 1999, no such product sales were realized.
Net revenues for the nine months ended September 30, 1999 were approximately $1,154,000 compared to approximately $648,000 for the same period last year as a result of increased technology revenues, including two one time, up front licensing fees totalling $750,000. In addition, in 1998 approximately $138,000 of revenue was recorded related to contract research and development from DARPA which was successfully completed in April of 1998.

     Research and development ("R&D") expenses decreased to approximately $183,000 for the Third Quarter of 1999 as compared to approximately $804,000 for the Third Quarter of 1998. R&D for the first nine months of 1999 was approximately $755,000 attributable to new custom VSPA designs for specific customer applications and the refinement of the existing VSPA Flex automation machines. R&D for the first nine months of 1998 was approximately $2,832,000. This decrease is primarily due to ceasing operations relating to Systems activity, including the Rock City computers, and the completion of the cooperative development agreement with the US government.

  Consistent with management's focus on decreasing fixed costs, selling, general and administrative ("SG&A") expenses decreased for the Third Quarter 1999 to approximately $858,000 compared to approximately $2,076,000 for the Third Quarter 1998. The average number of employees has decreased from 40 at September 30, 1998 to 17 full time employees as of September 30, 1999. The decrease in full-time employees is directly related to ceasing operations related to Systems activity and the need to reduce on going operational costs. Payroll and related expenses decreased to approximately $345,600 for the quarter ended September 1999 as compared to $1,054,000 for the quarter ended September 1998.

  For the nine months ending September 30,1999 SG&A decreased to approximately $3,582,000 compared to $6,316,000 for the same period in 1998. The average number of full-time employees decreased to 17 from
40. The decrease in full-time employees is directly related to ceasing operations related to the Systems activity and the need to reduce on going operational costs. Payroll and related expenses decreased approximately $2,001,000 for the nine months ended September 30, 1999 compared to the same period in 1998. In addition, a non-cash charge of $327,600 related to the issuance of 2,100,000 shares and $585,000 related to the 3,750,000 shares to be issued pursuant to the Sarubbi settlement is recorded in SG&A.

  Total debt issuance costs associated with short-term borrowings from Helix, including the value of the warrants issued in connection with such borrowings, charged to amortization expense during the quarter ended September 30, 1999, amounted to zero, however for the Third Quarter 1998, $1,246,000 was charged to amortization expense. For the nine months ending September 30, 1999 approximately $525,000 and for the nine months ending September 30, 1998 approximately $2,476,000 was charged to amortization expense. The valuation of the warrants and related amortization expense represents a non-cash transaction.

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Page 64

     In the Third Quarter 1999,$177,000 of liquidating damages are recorded in accrued penalties related to the 1998 common stock private placement. For the nine months ended September 30, 1999 accrued penalties totalling $2,170,000 related to the Series A Preferred Convertible transaction and the 1998 common stock private placement were recorded. 171 Preferred penalty shares at $1,710,000; pursuant to the Exchange Agreement, will be converted at a fixed conversion price of $.261. At today's market prices of approximately $.12 per share the value of the common stock shares would be valued at approximately $205,000. The penalty shares were issued related to the Series A Preferred Convertible transaction and the 1998 common stock private placement holders of the Series A Preferred Convertible in lieu of any accrued or future penalties. In addition, $460,500 of liquidating damages related to the remaining 1998 common stock private placement holders which did not receive penalty shares is recorded in accrued penalties. There were no such penalties as of the third quarter of 1998.

     Interest expense increased for the nine months ended September 30, 1999 to $302,000 as compared to $21,000 for the same period last year. The increase is related to a non-cash charge of $266,000 related to the issuance of 1,000,000 common shares to Helix pursuant to the Helix Agreement dated May 14, 1999.

     Other income increased in the third quarter of 1999, approximately $108,000 from the same period last year related to the settlement of various trade receivables for less than the amount originally expensed.

Liquidity and Capital Resources

     During February 1998, the Company completed a private placement of $6.0 million of Series A Preferred Stock and received net proceeds of approximately $5.8 million. The shares of preferred stock are convertible into common stock at the lower of $3.50 per share (in accordance with the revised terms effective July 2, 1998) or a floating conversion price. Through September 30, 1999, 271.76 shares of preferred stock were converted into an aggregate of 4,637,310 shares of Panda Common Stock. As of September 30, 1999, 529.24 preferred shares are outstanding including dividends.

     The Company may require that all unconverted shares of Series A Preferred Stock be converted at any time if the closing bid price of Panda Common Stock is equal to or greater than $12.00 per share for a period of twenty consecutive trading days. In addition, on February 11, 2003, the Company may, at its option, require the holders to convert the shares of Series A Preferred Stock which remain outstanding on such date (plus accrued and unpaid dividends) or redeem such shares of Series A Preferred Stock. The terms of the Series A Preferred Stock, as revised on July 2, 1998, provide that upon the occurrence of certain Triggering Events, as defined in the Panda Articles, the Company may be required to pay the holders $100,000 per month until such time that the Triggering Event has been remedied.
Any requirement that the Company pay such amounts could have a material adverse impact on the Company in the event the Triggering Event causing such payment is not remedied on a timely basis. On December 16, 1998, a triggering event occurred related to the delisting of Panda Common Stock from the Nasdaq National Market to the OTC Bulletin Board. On May 14, 1999, the Company entered into an Exchange Agreement with the Series A Preferred shareholders to exchange their preferred shares for shares of Panda Common Stock at an exchange rate of $.261. In connection with this agreement, the Company issued an additional 171 shares of Series A Preferred stock to the Series A Preferred shareholders in payment for penalties owed to such shareholders. The Series A Preferred shareholders agreed to waive all penalties owed by the Company. Additionally, in consideration of the Exchange Agreement, the Series A Preferred shareholders agreed to enter into a voting agreement in favor of the Company's sale of its intellectual property portfolio and certain fixed assets related to the interconnect and semiconductor business.

  On August 14, 1998, the Company completed the sale of 2,254,602 shares of Panda Common Stock and warrants in a private placement to accredited investors with gross proceeds of $3.675 million. Upon exercise of certain warrants, the investors may elect to receive a reduced number of shares of common stock in lieu of tendering the warrant exercise price in cash. The warrants have a term of five years. The Company issued approximately 4,400,000 additional shares associated with the fill-up provision. The Company is required to issue approximately 6,000,000 additional shares of Panda Common Stock as of August 15, 1999 in accordance with the Fill-up provision.

  During May, June and July 1998, the Company borrowed an aggregate of $2 million from Helix PEI Inc. ("Helix"). The loans are secured by the Company's intellectual property and were due August 7, 1998. During August 1998, Helix agreed to extend the maturity date of all the outstanding loans payable to February 15, 1999, from their original due date in August 1998, in exchange for the issuance of a warrant to purchase up to 2,000,000 shares of Panda Common Stock at an exercise price equal to the fair market value of Panda Common Stock at the date of issuance ($2.125). The loans bear interest at the Royal Bank of Canada prime rate plus 2 percentage points per annum (9.40% at June 30, 1999) payable monthly. The warrant has a term of two years. The Company is currently in default on the Helix loans since the Company did not repay the loan in February 1999.

  On May 14, 1999, the Company, Helix and SBI entered into an agreement whereas upon the closing of the acquisition of certain assets of the Company by SBI, SBI will pay $1,000,000 to Helix. In consideration of such payment, and the issuance of 1,000,000 shares of Panda Common Stock to Helix, Helix released Panda from payment on all accrued interest on the notes remaining unpaid as of the date of such payment of $1,000,000. The remaining $1,000,000 and accrued interest will be paid in eleven payments by SBI to Helix.

  On December 15, 1998, the Company reduced the exercise price of certain common stock purchase warrants if the warrant holders accelerate the expiration date of their warrants from July 11, 2001 to January 5, 1999. The exercise price was reduced from $11.00 to $0.75 per share. In January 1999, warrants representing 553,333 shares were exercised at this reduced price, and the Company received net proceeds of $415,000 upon such exercise. In February 1999, the Company received $1,000,000 from Samtec, Inc. which includes a non-refundable up-front license fee related to VSPA and a purchase of 666,667 shares of Panda Common Stock.

     In the third quarter 1999, the Company's payables were segmented into the following categories: operational, professional, Systems and Technology. Payables in the third quarter 1999 of approximately $1,183,000 as compared to the third quarter 1998 of approximately $1,208,000 increased or decreased as follows: Operations 15% versus 17%, professional fees 75% versus 21%, System 1% versus 34%, and Technology 9% versus 297%, respectively. Payables related to operations decreased slightly as a result of negotiated settlement payments to vendors. Professional fees increased as a result of increasing legal fees that were not current due to liquidity. The decrease in payables related to Systems as a result of ceasing operations related to the Systems business as well as successful negotiations to settle outstanding accounts. The decrease in technology payables is a result of our continued focus on technology products, increasing customer interest and vendors requiring payments on a COD basis. Accounts receivables (net of the allowance for doubtful accounts for all System related receivables) related to the third quarter of 1999 of approximately $8,500 represent Technology related receivables whereas accounts receivables related to the third quarter of 1998 of approximately $64,600 are approximately 80% related to Computer Systems.

     The Company has been able to obtain short-term financing through secured promissory notes totalling $1,250,000 through October 1, 1999. These funds have allowed the Company to fund certain monthly obligations as well as certain payables. Additionally, the Company has settled certain obligations through the issuance of Panda Common Stock. In the event that the SBI transaction does not close, the Company will seek additional financing from other alternatives. The Company does not anticipate any additional liquidity from the letter of intent, which expired May 1999, entered into by and between the Company and Roundstone. Since the Company's current working capital is insufficient to operate the Company, in the event that the Company cannot seek additional financing, it will be forced to cease operations.

  The Company has entered into an agreement with SBI to sell its intellectual property portfolio as well as the fixed assets related to its interconnect and semiconductor business. As part of the sale, the Company has restructured its outstanding loans with Helix that have been in default since February 15, 1999. SBI will assume such Helix loans upon closing. Additionally, the Company has entered into an agreement with the Series A Preferred shareholders for the exchange and conversion of the outstanding preferred shares into 22,995,919 common shares at a fixed price of $.261. The restructuring of these agreements is partially contingent upon the closing of the sale to SBI The transaction is subject to customary closing conditions, including the approval of the Company' shareholders. Helix, Sarubbi and the Series A Preferred shareholders have entered into a Voting Agreement with SBI and such holders own sufficient shares, approximately 52%, to assure the approval of the transaction by the Company's shareholders. The Company will receive a 10% ownership interest in SBI which will initially be capitalized with $6,000,000.

     In June, July, August and October 1999, the Company entered into agreements with SBI pursuant to which SBI has loaned the Company $1,250,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated October 1, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000, pursuant to Amendment 2 to the Asset Purchase Agreement.

Year 2000 Issues

  Like many other companies, Year 2000 computer issues create certain risks for the Company. If our financial, operational and information systems do not correctly recognize the process date information beyond the year 1999, it could have a significant adverse impact on the Company's ability to process information, which could create significant potential liability for the Company. To address potential Year 2000 issues with its internal systems, we have evaluated these systems. The initial assessment indicated that certain internal systems should be upgraded or replaced as part of a solution to the Year 2000 problem. The costs incurred to date related to these programs have not been material. The estimated cost to be incurred by us in the future is not expected to exceed $20,000. These estimates do not include potential costs related to any customer or other claims or the cost of internal software and hardware replaced in the normal course of business. These estimates are based on our current assessment of the projects and may change as the project progresses.

  The Company believes that its potential liability related to its products for Year 2000 compliance is not expected to exceed $5,000. The Systems products Rock City, 5R, and 5S are year 2000 compliant. The 4S may not, depending on the operating system used, make the transition automatically. Specifically, 4S systems using the Pentium 100 and Pentium 166 Intel processors. Once the systems are assisted by changing the date and time in the Bios, then the system is year 2000 compliant. The Company estimates that approximately 100 4S computers with this potential problem were sold. The Semiconductor and interconnect products are sold as components as opposed to completed products and therefore there is no liability associated with the year 2000 issue.

  We are also working with key suppliers of products and services to monitor their progress toward Year 2000 compliance. The failure of a major supplier to become Year 2000 compliant on a timely basis could have a material adverse affect on our business, financial condition and operating results.

  We have begun internal discussions concerning contingency planning to address potential problem areas with internal systems and with suppliers and other third parties. We expect assessment, remediation and contingency planning activities to continue throughout the year 1999 with the goal of resolving all material internal and external systems and third-party issues. While the Company has not completed its detail plans with regards to this uncertainty, management believes, based on discussions with vendors of its major business applications and Year 2000 Compliance certificates received from the related software developers, that the financial impact of making the required systems changes, if any, will not be material to the Company's financial position, results of operations or cash flows.

  We deem "Year 2000 Compliant" to mean software that can individually, and in combination with all other systems, products or processes with which the software is designed to interface, continue to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty-first century when used in accordance with the documentation relating to such software. Year 2000 Compliance includes being able to, before, on and after January 1, 2000, substantially conform to the following:

  - use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing;

  - respond to all date elements and date input to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner; and

  - provide date information in ways which are unambiguous as to century.

This may be achieved by permitting or requiring the century to be specified or where the date element is represented without a century, the correct century be unambiguous for all manipulations involving that element.

Votes Required for Approval of Proposal 3

  Approval of Proposal 3 requires that the number of votes cast in favor or Proposal 3 exceed the number of votes cast against. Votes for Proposal 3 may be cast in favor of or against the proposal or may abstain from voting. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. In addition, broker non-votes, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions, will not be included in vote totals for Proposal 3, but will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

Page 68
                                PROPOSAL 4:

                      RATIFICATION OF APPOINTMENT OF
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  On January 4, 1999, the Board, acting upon the recommendation of the Audit Committee, voted to replace its independent public accountants, PricewaterhouseCoopers LLP ("PWC"), which had served as the independent public accountants of the Company since 1993. On October 21, 1998, PWC delivered notice it was terminating its client auditor relationship with the Company. The reports of PWC for the two fiscal years ended March 31, 1997 and 1996 and the transition period ended December 31, 1997 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The opinion, however, did include an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. During the fiscal years ended March 31, 1997 and 1996, the transition period ended December 31, 1997 and the subsequent interim period through October 21, 1998 preceding such termination, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. In addition, during the fiscal years ended March 31, 1997 and 1996, the transition period ended December 31, 1997 or the subsequent interim period through October 21, 1998, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

  The Board of Directors has appointed the firm of Grant Thornton LLP to continue as independent certified public accountants for Panda for the fiscal year ending December 31, 1999. Grant Thornton LLP has been acting as independent certified public accountants of Panda since January 4, 1999. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Grant Thornton LLP, independent certified public accountants, to audit the books and accounts of Panda for the fiscal year ending December 31, 1999.

  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

  The Board recommends that shareholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as independent public accountants for Panda for the fiscal year ending December 31, 1999.

Votes Required for Approval of Proposal 4

  Approval of Proposal 4 requires that the number of votes cast in favor of Proposal 4 exceed the number of votes cast against. Votes for Proposal 4 may be cast in favor of or against the proposal or may abstain from voting. Abstentions may be specified on the proposal and will be considered present at the annual meeting, but will not be counted as affirmative votes. In addition, broker non-votes, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions, will not be included in vote totals for Proposal 4, but will be counted for purposes of determining whether there is a quorum at the annual meeting.

Page 69
                                  EXPERTS

     The financial statements of Panda contained in this Proxy Statement for the year ended December 31, 1998 are included in reliance on the report (which contains an explanatory paragraph relating to The Panda Project, Inc.'s ability to continue as a going concern as described in Note B of the financial statements) of Grant Thornton LLP for the year ended December 31, 1998 and the report (which contains an explanatory paragraph relating to The Panda Project, Inc.'s ability to continue as a going concern as described in
Note 2 to the financial statements) as of December 31, 1997 and for the nine-month period ended December 31, 1997 and for the year ended March 31, 1997 of PricewaterhouseCoopers LLP. Such financial statements are given upon the authority of such firms as experts in accounting and auditing.

                      SHAREHOLDER PROPOSALS

  Panda presently anticipates that its next Annual Meeting of Shareholders will be held on or about May 15, 2000. Any proposal by a shareholder intended to be presented at the 2000 Annual Meeting of Shareholders must be received by Panda at its principal executive offices not later than March 1, 2000 for inclusion in Panda's Proxy Statement and form of Proxy relating to that Annual Meeting of Shareholders.

                          SHAREHOLDER LIST

  A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours of Panda for a period of ten days prior to the Annual Meeting at Panda's principal executive offices.

               WHERE YOU CAN FIND MORE INFORMATION

  Panda files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     You should rely only on the information contained this Proxy Statement to vote on the Proposed Sale. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated December 27, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and neither the mailing of this Proxy Statement to shareholders nor the issuance of SBI common stock in the Proposed Sale shall create any implication to the contrary.


                          By Order of the Board of Directors,

                                     Melissa F. Crane

                                     Secretary

Page F-1

The Panda Project, Inc.
Index to the Financial Statements
- -----------------------------------------------------------------


                                                             Page

Interim Financial Statements (unaudited)

Condensed Balance Sheets............................. F-2

Condensed Statements of Operations................... F-3

Condensed Statements of Cash Flows................... F-4

Notes to Condensed Financial Statements............. F-5 to F-14

Reports of Independent Certified Public Accountants..F-16 to F-17

Financial Statements

Balance Sheets....................................... F-18
Statements of Operations............................. F-19
Statements of Changes in Stockholders'
(Deficit) Equity.................................... F-20 to F-21
Statements of Cash Flows............................ F-22 to F-23

Notes to Financial Statements......................  F-24 to F-44

Page F-2
The Panda Project, Inc.
Condensed Balance Sheets
                                      September 30,  December 31,
                                        1999            1998
                                    ------------- -------------
                                     (Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents           $      80,535  $      60,613
Accounts receivable-trade (net of
 allowance of $295,292 at September 30,
 1999 and at December 31, 1998)             8,496         64,206
Inventory, net                             24,167         47,319
Other receivables                         289,618         19,273
Prepaid expenses and other current
  assets                                   43,128        637,947
                                    -------------  -------------
Total current assets                      445,944        829,358
                                    -------------  -------------

Property and equipment, net             1,171,853      1,845,939
Restricted cash                            80,000         80,000
Other assets                               85,104         82,540
                                    -------------  -------------

Total assets                        $   1,782,901  $   2,837,837
                                    =============  =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable                    $    1,182,648 $   1,207,662
Notes payable                            2,950,000     2,000,000
Accrued expenses and other
 current liabilities                     2,282,584     1,356,069
                                     ------------- -------------
Total current liabilities                6,415,232     4,563,731
                                     ------------- -------------
Stockholders' Deficit:
Preferred stock, $.01 par value,
  2,000,000 shares authorized: 1,000
  shares designated as Series A, 529 shares
  issued and outstanding at September 30,
  1999 and 420 shares issued and
  outstanding at December 31, 1998       4,864,137     3,967,057
Common Stock, $.01 par value, 50,000,000
  shares authorized: 29,698,425 shares
  issued and outstanding at September 30,
  1999 and 16,744,088 shares issued
  and outstanding at December 31, 1998     296,985       167,441
Additional paid-in capital              76,931,972    74,479,857
Accumulated deficit                    (86,725,425)  (80,340,249)
                                      ------------  ------------
Total stockholders' deficit             (4,632,331)   (1,725,894)
                                      ------------  ------------
Total liabilities and stockholders'
  deficit                            $   1,782,901   $ 2,837,837
                                     =============  =============

See Notes to Condensed Financial Statements.

Page F-3

The Panda Project, Inc.
Condensed Statements of Operations (Unaudited)
                            Three Months Ended           Nine Months Ended
                                September 30,              September 30,
                              1999         1998         1999         1998
                           ----------- ----------- ----------- -----------
Revenues:
   Product sales           $       101  $   193,268  $   403,841  $   515,186
   Licensing fees              250,000         -         750,000         -
Contract research and
  development revenues            -            -            -         135,673
Less returns and
  Allowances                      -          (3,239)        -          (3,239)
                           -----------  -----------  -----------  -----------
   Net revenues            $   250,101  $   190,029  $ 1,153,841  $   647,620

Costs and expenses:
   Cost of sales                11,933      169,152      206,060      563,604
   Research and
    development                182,988      803,722      754,652    2,832,242
   Selling, general
    and administrative         858,127    2,076,024    3,582,071    6,316,268
   Amortization of debt
    issuance costs/
    accrued penalties          177,000    1,246,000    2,695,500    2,475,514
   Cost associated with
    asset impairments          167,223        -          167,223        -
                           -----------  -----------  -----------  -----------
    Total costs and
     expenses                1,397,217    4,294,898    7,405,506   12,187,628
                           -----------  -----------  -----------  -----------
    Operating loss          (1,147,170)  (4,104,869)  (6,251,665) (11,540,008)

    Interest income (expense)     (599)      21,299    (302,938)     (21,298)
    Other income               105,287       (3,075)    111,059       47,311
    Gain on Sale/
    Disposal of Assets           3,695        -          58,368         -
                           -----------  -----------  -----------  -----------

    Net loss               $(1,038,787) $(4,086,645) $(6,385,176)$(11,513,995)
                           ============ ===========  ===========  ===========

Dividends and amortization
 of beneficial conversion
 feature related to
 convertible preferred
 stock                          -         (177,872)     (54,067)    (689,713)
                           ============ ===========  ===========  ===========

Net loss applicable to
 common stock              $(1,038,787)$(4,264,517) $(6,439,243) (12,203,708)
                           ============ ===========  ===========  ===========

   Basic and diluted loss
    per common share       $      (.04) $      (.31) $      (.26) $      (.95)
                           ===========  ===========  ===========  ===========
   Weighted average shares
    outstanding             24,323,537   13,850,943   24,587,384   12,779,174
                           ===========  ===========  ===========  ===========

See Notes to Condensed Financial Statements.


Page F-4
The Panda Project, Inc.
Condensed Statements of Cash Flows (Unaudited)

                                         Nine Months Ended
                                           September 30,
                                        1999          1998
                                   ------------- -------------

Net cash used in
 operating activities                 (1,925,453)   (9,274,041)

Cash flows from investing activities:
Additions to property and equipment         -         (647,601)
Dispositions of property and equipment    80,200          -
                                   ------------- -------------
Net cash provided by (used in)
  investing activities                    80,200      (647,601)

Cash flows from financing activities:
  Proceeds from issuance of
  convertible preferred stock               -        6,000,000
  Proceeds from issuance of
   common stock                          915,175     3,778,465
  Proceeds from issuance of notes
   payable                               950,000     3,000,000
  Repayment of notes payable                -       (2,000,000)
  Payments of convertible preferred
   stock                                    -             -
    issuance costs                          -         (193,013)
                                    ------------- -------------
Net cash provided by financing
  activities                           1,865,175    10,585,452
                                   ------------- -------------
Net increase in cash
 and cash equivalents                     19,922       663,810
                                   ------------- -------------
Cash and cash equivalents at
  beginning of period                     60,613       619,683
                                   ------------- -------------
Cash and cash equivalents at end
of period                          $      80,535  $  1,283,493
                                   =============  =============

              See Notes to Condensed Financial Statements.

Page F-5

The Panda Project, Inc.
Notes to Condensed Financial Statements
September 30, 1999

1.     Basis of Presentation

The accompanying condensed financial statements of The Panda Project, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles on a basis consistent in all material respects with those applied in the Annual Report on Form 10-K for the twelve months ended December 31, 1998. The interim financial information is unaudited, but reflects all normal and recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of results of operations for the interim periods presented. The interim financial statements should be read in connection with the financial statements in the Annual Report on Form 10-K for the twelve months ended December 31, 1998.

2.  Inventory

The inventory as of September 30, 1999 is comprised of the Company's VSPA raw materials and finished goods of $14,365 and the net realizable value of the Systems inventory of $9,802 (net of reserves of $1,557,934). The inventory as of December 31, 1998, is comprised of the Company's VSPA raw materials and finished goods of $22,320 and the net realizable value of the systems inventory of $25,000 (net of reserves of approximately $1,778,837).

Product sales for the nine months ended September 30, 1999 includes approximately $112,000 related to the sale of Systems inventory. These sales had no related cost of sales as inventory items with original cost of approximately $234,000 were reserved as of December 31, 1998.

3.  Other Receivables

Other receivables consists of a $250,000 one time licensing fee with Aju Exim, a Korean lead frame manufacturer. On October 27, 1999, the company received payment of $250,000 related to the one time licensing fee.

Page F-6

4.  Property and Equipment

During the three months ended September 30, 1999, the Company determined that certain long-lived assets were impaired as a result of changes in the functional use of the equipment. As a result, the Company recorded charges totalling $167,223, related to certain manufacturing equipment.


5.  Accounts Payable

During the three months ended September 30, 1999, the Company settled various trade receivables with vendors for less than the amount originally expensed. This difference of $105,287 was recorded in other income.

6.  Notes Payable

The Company has outstanding loans from Helix in the aggregate principal amount of $2,000,000. Such loans bear interest at an annual rate equal to the prime rate of interest payable by the Royal Bank of Canada plus 2%, are secured by the Company's intellectual property and were due and payable on February 15, 1999. As of November 1, 1999, this principal amount due Helix has not been repaid and is in default. The inability of the Company to repay the Helix loans when due may have a material adverse effect on the Company, including possible loss of rights to its intellectual property through foreclosure which would cause the Company to cease its operations. In connection with the Helix loans, the Company has issued to Helix warrants to purchase an aggregate of 2,850,000 shares of Common Stock at exercise prices ranging from $1.63 to $2.125 per share (collectively, the "Helix Warrants"). The Helix Warrants have expiration dates ranging from December 19, 1999 to August 7, 2000. These warrants have been valued at an aggregate of approximately $4,324,000 and have been recognized as debt issuance costs and were fully amortized as of February 15, 1999. This accounting treatment has no impact on the Company's cash balance. As of September 30, 1999, Helix and its affiliates hold approximately 3.4% of the Company's outstanding Common Stock (not including shares issuable upon exercise of warrants).
On May 14, 1999, the Company, Helix and Silicon Bandwidth, Inc. ("SBI") entered into an agreement ("Helix Agreement") whereas upon the closing of the acquisition of certain assets of the Company by SBI, SBI will pay $1,000,000 to Helix. In consideration of such payment, and the issuance of 1,000,000 shares of Panda common stock to Helix, Helix releases Panda from payment on all accrued interest on the notes remaining unpaid as of the date of such payment of $1,000,000. The remaining $1,000,000 and accrued interest will be paid in eleven payments by SBI to Helix. (See exhibit 2.3)

Page F-7

On June 11, 1999, the Company entered into an agreement with SBI pursuant to which SBI has loaned the Company $300,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated June 11, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000. (See Exhibit 4.9)

On July 15, 1999, the Company entered into an agreement with SBI pursuant to which SBI has loaned the Company an additional $325,000 with borrowed amounts totalling $625,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated July 15, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000. (See Exhibit 4.10)

On August 17, 1999, the Company entered into an agreement with SBI pursuant to which SBI has loaned the Company an additional $325,000 with borrowed amounts totalling $950,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated August 17, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000. (See Exhibit 4.11)

On October 1, 1999, the Company entered into an agreement with SBI pursuant to which SBI has loaned the Company an additional $300,000 with borrowed amounts totalling $1,250,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated October 1, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000. (See Exhibit 4.12)

7.  Common Stock

In January 1999, the Company received approximately $415,000 from the exercise of warrants to purchase 553,333 shares of the Company's common stock related to the 1996 private placement. In February 1999, the Company received $1,000,000 from Samtec, Inc. which includes a non-refundable upfront license fee related to VSPA and, a purchase of 666,667 shares of the Company's common stock.

On May 18, 1999, the Company issued 1,000,000 shares of the Company's common stock to Helix pursuant to the Helix Agreement dated May 14, 1999. The Company recorded $266,000 in loan interest expense related to the issuance of the shares to Helix. Additionally, the Company issued Mr. Sarubbi an additional 2,100,000 shares of the Company's common stock pursuant to an amendment dated June 24, 1999 to the original settlement agreement between the Company and Mr. Sarubbi dated December 11, 1998 (See Legal Proceedings). $327,600 was recorded in SG&A related to the issuance of the additional 2,100,000 shares of the Company's common stock and $585,000 was recorded related to the 3,750,000 common shares to be issued upon shareholder approval of additional authorized shares.

Page F-8

8.  SERIES A CONVERTIBLE PREFERRED STOCK

On February 11, 1998, the Company issued 600 shares of its Series A Convertible Preferred Stock ("Series A Preferred") and Common Stock Purchase Warrants ("Warrants") to purchase an aggregate of 150,000 shares of common stock for a total purchase price of $6,000,000. The purchase price was allocated to the Series A Preferred and Warrants based on their relative fair value. The Warrants, which have a term of five years and an exercise price, subject to adjustment for stock splits and similar events, of $6.10 per share, were valued at $411,000 using the Black-Scholes option pricing model. Issuance costs of approximately $193,000 were deducted on a pro rata basis from the gross proceeds assigned to the Series A Preferred and the Warrants. Holders of Series A Preferred are entitled to a dividend of 5% per annum of the purchase price for the shares, payable either in cash or as an accrual to the purchase price utilized in computing the number of shares of Series A Preferred issuable upon conversion. Dividends payable for the quarter ended March 31, 1999 in the amount of $54,067 have been accrued and added to the purchase price of the Series A Preferred in lieu of a cash payment. Accrued dividends equal 30 shares of the Company's Series A Preferred stock through March 31, 1999.

Shares of Series A Preferred are convertible into shares of common stock pursuant to a formula whereby the purchase price of the shares to be converted plus any such dividends is divided by a conversion price defined as the lower of (i) $3.50 subject to adjustment in the event of certain dilutive issuances of securities by the Company or for stock splits or similar events, or (ii) a percentage of the average closing bid price of the common stock for the five days immediately preceding conversion equal to 92%, if conversion occurs in the period beginning 120 days and ending 180 days after issuance of the Series A Preferred, or 90%, if conversion occurs after 180 days from issuance of the Series A Preferred. However, On May 14, 1999 the conversion price was set pursuant to the Exchange Agreement at $.261.
From July 1, 1998 through September 30, 1999, 272.14 shares of Series
A Preferred were converted into an aggregate of 4,666,492 shares of common stock of the Company. As of September 30, 1999, 528.85 shares of Series
A Preferred (including 171 penalty shares) have not been converted. However, these shares will be converted five days prior to the record date into 20,262,681 Common shares calculated as (528.85 x 10,000 / .261).

Page F-9

The Company may require that all unconverted shares of Series A Preferred be converted at any time if the closing bid price of common stock is equal to or greater than $12.00 per share for a period of twenty consecutive trading days. In addition, on February 11, 2003, the Company may, at its option, require the holders to convert the Series A Preferred shares which remain outstanding on such date (plus accrued and unpaid dividends) or redeem such shares of Series A Preferred. In the event certain conditions are met, the Company has the right to cause the issuance of an additional 400 shares of Series A Preferred for an aggregate purchase price of $4,000,000. In such event, the Company would be required to issue Warrants to the purchasers of Series A Preferred to purchase an additional 100,000 shares of common stock.

     Under the terms of the transaction, as modified on July 2, 1998, without the prior written approval of the holders of 66 2/3% of the Series A Preferred shares that include GAM Arbitrage Fund L.P.,
AGR Halifax Fund, Ltd, Leonardo L.P., Ramius Fund, Ltd, Raphael L.P., AG Super Fund L.P.,, the Company shall not (1) consolidate or merge with another corporation or other entity or person, whereby the shareholders of the Company own in the aggregate less than 50% of the ultimate parent or surviving entity, (2) transfer all or substantially all of the Company's assets to another corporation or other entity or person, or (3) fix a record date for the declaration of a distribution or dividend, whether payable in cash, securities or assets (other than shares of common stock).

In addition, a "Triggering Event" shall be deemed to have occurred under the following circumstances: (1) the Company does not issue shares of common stock registered for resale for any reason, including
(a) the Company does not have a sufficient number of shares of common stock authorized and available, (b) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange or inter-dealer quotation system from issuing such shares (including as a result of the Series A Exchange Cap discussed below) or (c) fails to have a sufficient number of shares of common stock registered for resale under a registration statement, and if such condition remains unremedied for a period of 30 days, (2) suspension for a period of 30 consecutive days of a registration statement covering shares issuable upon conversion of Series A Preferred, (3) failure of the Common Stock to be listed, or suspension of trading in the Company's Common Stock on the NASDAQ National Market or the NASDAQ SmallCap Market for a period of five consecutive days, or (4) notice by the Company to any holder of Series A Preferred of its intention not to comply with proper requests for conversion of Series A Preferred. After a Triggering Event, the Company is required to pay the holders $100,000 on the first day of each month until the Triggering Event is remedied.

Page F-10

In the event the Company is unable to issue shares of its common stock pursuant to a request for conversion for any reason, including, without limitation, because the Company (1) does not have sufficient number of shares of Common Stock authorized and available, (2) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange from issuing such shares, or (3) fails to have a sufficient number of shares of Common Stock registered for resale under a registration statement, and if such condition remains unremedied for a period of 30 days, the dividend rate for all shares of Series A Preferred that cannot be converted into shares of Common Stock pursuant to such limitations will increase on a formula basis until such securities have been duly converted.

In connection with this transaction, the Company filed a registration statement on form S-3 (the "form S-3") with the Securities and Exchange Commission ("SEC") to effect the registration for resale of 2,000,000 shares of Common Stock issuable upon conversion of the Series A Preferred and 150,000 shares of common stock issuable upon exercise of the Warrants, plus an additional number of shares of Common Stock, not to exceed the Exchange Cap, described below, that may be usable upon conversion of the Series A Preferred as a result of antidilution provisions. The Form S-3 has been declared effective by the Securities and Exchange Commission. As of March 31, 1999, 3,650,214 shares of Common Stock issued upon conversion of Series A Preferred had been sold pursuant to the Form S-3. As of September 30, 1999, an additional 987,096 shares of common stock were issued upon conversion of Series A preferred and have been sold pursuant to Rule 144A.

The beneficial conversion feature associated with the Series A
Preferred shares has been recognized and allocated to additional paid-in capital. The amount of the beneficial conversion feature of approximately $510,000 was calculated using the most favorable conversion rate as defined by the terms of the Series A Preferred stock and was amortized over a period of six months. In the quarter ending September 30, 1999 there was no additional amortization expense.

On May 14, 1999 the Company entered into an Exchange Agreement with the Series A Preferred Stock Holders ("Holders") to exchange their preferred shares for the Company's common shares at an exchange rate of $.261. In connection with this agreement the Company issued an additional 171 shares of Series A Preferred stock to the Holders in payment for penalties owed to such holders. The Holders hereby agree to waive all penalties owed by the Company. Additionally, in consideration of the Exchange Agreement the Holders have agreed to enter into a voting agreement in favor of the Company's sale of its intellectual property portfolio and certain fixed assets related to the interconnect and semiconductor business. (See Exhibit 2.4)

Page F-11

9. August Private Placement

On August 14, 1998, Panda completed an agreement for the sale of 2,346,626 shares of its Common Stock and 2,346,626 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants in a private placement to accredited investors with gross proceeds of approximately $3.8 million of which all but $200,000 has been funded as of the date hereof (the "Private Placement"). Expenses of the Private Placement were approximately $230,000. In addition to the shares of Common Stock purchased by each investor in the Private Placement, such investor received a warrant (the "Private Placement Warrants") to purchase an equal number of shares of Common Stock, subject to adjustment for stock splits and similar events, at an exercise price of $2.55 per share. Upon exercise of the Private Placement Warrants, an investor may elect to receive a reduced number of shares of Common Stock in lieu of tendering the warrant exercise price in cash. The Private Placement Warrants have a term of five years expiring August 13, 2003. Issuance of shares of Common Stock pursuant to exercise of the Private Placement Warrants requires the approval of Panda's shareholders.

Under the terms of the Securities Purchase Agreement relating to the Private Placement, if on either the six-month or the one-year anniversary of the date of closing of the Private Placement (each an "Anniversary Date"), the average closing bid price of the Common Stock for the twenty-trading day period ending on the trading day immediately prior to the applicable Anniversary Date is less than the closing price ($2.0375) or the prior Anniversary Price in the event the six-month Anniversary Price is less than the closing price, respectively, Panda is required to issue a number of shares of Common Stock within ten days after the Anniversary Date, equal to the product of (i) (x) the difference between the closing price (or if the measurement date is the one-year Anniversary Date, the six-month Anniversary Price if the six-month Anniversary Price is less than the closing price) and the applicable Anniversary Price, multiplied by
 .85, multiplied by (y) the number of shares of Common Stock purchased by the investors in the Private Placement and not sold or assigned to non-affiliated third parties, divided by (ii)(x) the applicable Anniversary Price multiplied by (y) .85. The shares issuable pursuant to this formula are referred to as the "Fill-Up Shares." Issuance of the Fill-up Shares pursuant to these provisions requires the approval of Panda's shareholders.

As of the six month anniversary date Panda has issued 4,441,658 shares of the Company's common stock pursuant to the Fill-Up provision. The twelve month anniversary was August 15,1999 and the Company is required to issue approximately 6,000,000 additional shares of Panda common stock. As of the current date these shares have not been issued. The Company intends to seek shareholder approval to increase the number of shares allowed to be issued to fulfill its obligation. Accordingly, the Company recorded $600,000 as part of accrued expenses.

Page F-12

In the event (i) the Common Stock is delisted or suspended from trading on NASDAQ, (ii) the Fill-Up Shares and shares issuable upon exercise of the Private Placement Warrants are not issuable or are not listed with NASDAQ, or (iii) if Panda fails to issue Fill-Up Shares as required, then Panda shall pay to the initial investors $100,000 for each full 30-day period that the condition continues. Because the Common Stock has been delisted from trading on NASDAQ, liabilities under the Fill-Up Share provisions have been triggered. A portion of this liability has been waived in an agreement by and between Panda and the holders of the Series A Preferred whereby such holders have agreed to waive all amounts due.

Panda has agreed to file a registration statement with the Commission to effect the registration for resale of the Common Stock issued in the Private Placement pursuant to the Fill-Up provisions. If the registration statement is not declared effective by the Commission within 90 days after the closing of the Private Placement, Panda may be liable to investors for penalty payments for each month that such registration statement has not been declared effective. As of July 9, 1999, the registration statement relating to these shares of Common Stock has not been declared effective and Panda could be subject to such penalty payments. Panda shall pay to the holders of the common stock an amount ranging from 1% to 3% of the purchase price paid for the common shares issued multiplied by: (i) the number of months (prorated for partial months) after the end of such 90-day period and prior to the date the Registration Statement is declared effective by the Commission exclusive of certain delays which are attributable to the holders, (ii) exclusive of Allowed Delays (as defined), the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective and (iii) exclusive of Allowed Delays the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ, NYSE or AMEX or that trading there on is halted after the Registration Statement has been declared effective.

10. Commitments and Contingent Matters

On October 16, 1998, a complaint was filed against Panda in the United States District Court for the Southern District of New York by Promethean Investment Group, L.L.C. The complaint alleges breach of contract by Panda for failing to proceed with a financing transaction and seeks damages in an unspecified amount in excess of $270,000 or a declaration that Panda is required to proceed with the financing transaction. Panda has filed an answer to the complaint. At the present time, the outcome of this litigation is both immeasurable and undeterminable. There can be no assurance that Panda will be successful in defending this litigation.

Page F-13

On December 11, 1998, Panda and Joseph A. Sarubbi ("Sarubbi") entered into a settlement agreement (the "Settlement Agreement") relating to litigation in which Sarubbi has obtained a judgment against Panda in the amount of $1,227,041. Sarubbi entered into a consulting agreement with Panda in 1992. Sarubbi also later served as a director and general manager of Panda. Under this consulting arrangement, Sarubbi received 91,000 options to purchase shares of Panda Common Stock. Sarubbi also served as a director of Panda in 1995 and 1996. In 1996, Sarubbi notified Panda of his desire to exercise all of his options and to sell all of the Panda Common Stock received upon the exercise of such options. A Florida district court held Panda liable for certain losses Sarubbi alleged he incurred in connection with the sale of his Panda Common Stock and for fees for his previous service as director. The court granted a judgment of $1,227,041 in favor of Sarubbi. Under the Settlement Agreement, Panda has agreed to pay Sarubbi total consideration worth $1,000,000 of which $240,000 has been paid in cash in December 1998 and the remainder is to be satisfied upon the sale of shares of Panda's Common Stock which have been delivered to Sarubbi by Panda. Panda has registered 1,775,000 shares for Sarubbi pursuant to a registration statement, declared effective on February 5, 1999. The parties have agreed to petition the Florida Court of Appeals for the Fourth District to dismiss the litigation within five business days after Panda's obligations in the Settlement Agreement have been completed. If such obligations are not completed, the judgment will remain in effect. This settlement amount was recorded as a charge against Company earnings for the quarter ended December 31, 1998. On April 14, 1999, Panda received a Notice of Default on the Settlement Agreement. Sarubbi claimed that his inability to sell the stock that he received in the settlement creates a breach under the Settlement Agreement. Panda believes that it is in full compliance with the Settlement Agreement and that no breach exists. On June 25, 1999, the Settlement Agreement was amended to allow Panda to extend its time to satisfy its obligations under the Settlement Agreement (the "Amended Settlement Agreement"). Under the Amended Settlement Agreement, the Company issued Sarubbi 2,100,000 shares of Panda Common Stock in the second quarter of 1999 and such shares were recorded as an expense to SG&A at the closing price of $0.156 totalling $327,600. Panda also agreed to issue Sarubbi an additional 3,750,000 shares upon the increase in the number of shares of Panda Common Stock authorized under Panda's Articles of Incorporation. Panda will have 90 days to register such shares of Panda Common Stock with the Securities and Exchange Commission after the approval of the authorization of such shares. $585,000 has been recorded in Panda's financial statements as part of SG&A for the planned issuance of the additional 3,750,000 shares of Panda Common Stock. The Amended Settlement Agreement imposed a deadline of

Page F-14

September 1, 1999 for satisfaction of Panda's obligation to register the 2,100,000 shares of Panda Common Stock with the Securities and Exchange Commission. Panda has not satisfied its obligations under the Amended Settlement Agreement. On November 2,1999, as stated in form 8-K dated November 9,1999 Mr. Sarubbi alleged that the Company was in default of the Letter Agreement dated June 24, 1999. Mr. Sarubbi demanded payment within 10 days of approximately $505,000 in exchange for the 2,100,000 shares previously issued as well as, the 3,750,000 shares which would be issued upon shareholder approval. As a result, Mr. Sarubbi may assert remedies that he feels are available to him under Florida law which may include a writ of execution as well as levying on real property of the Company.

On July 18, 1999, a complaint was filed against the Company in Palm Beach County, Florida by Liberty Property Limited Partnership ("Liberty"). The complaint alleges breach of contract by the Company for non-monetary default of its lease agreement for the premises at 951 Broken Sound Parkway, Boca Raton, Florida. Liberty seeks acceleration of future rent payments in the amount of approximately $809,000. The Company has filed an answer to the complaint and the outcome is both immeasurable and undeterminable. There can be no assurance that the Company will be successful in defending this litigation and the outcome to this litigation could have a material adverse effect if the Company is unsuccessful.

Panda from time to time is involved in disputes that may lead to litigation in the future. Panda cannot determine the impact of those potential lawsuits at the current time. The disputes are not expected to be material.

11.  Subsequent Events

On October 1, 1999, the Company entered into an agreement with SBI pursuant to which SBI has loaned the Company an additional $300,000 with borrowed amounts totalling $1,250,000. In connection with the loan, the Company has granted to SBI a security interest in substantially all of the assets of the Company pursuant to the Security Agreement, dated October 1, 1999, by and between the Company and SBI. The loan bears an interest rate of 6% per annum and is due and payable on February 24, 2000. (See Exhibit 4.12)

On November 9, 1999, the Company filed an 8-K stating Mr. Sarubbi has alleged that the Company was in default of the Letter Agreement dated June 24, 1999.. Mr. Sarubbi demanded payment within 10 days of approximately $505,000 in exchange for the 2,100,000 shares previously issued as well as, the 3,750,000 shares which would be issued upon shareholder approval. As a result, Mr. Sarubbi may assert remedies that he feels are available to him under Florida law which may include a writ of execution as well as levying on real property of the Company.

Page F-15

                REPORT OF INDEPENDENT CERTIFIED
                      PUBLIC ACCOUNTANTS

Board of Directors
The Panda Project, Inc.

We have audited the accompanying balance sheet of Panda Project, Inc. As of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' (deficit) equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Panda Project, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $17,474,696 during the year ended December 31, 1998, and, as of that date, the Company's current liabilities exceeded its current assets by $3,734,373 and its total liabilities exceeded its total assets by $1,725,894. In addition, the Company is in default on $2,000,000 of its notes payable. These factors, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited Schedule II of The Panda Project, Inc. for the year ended December 31, 1998. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

Grant Thornton LLP
Weston, Florida
March 18, 1999 (except for Note U,
as to which the date is April 14, 1999)

Page F-16

Report of Independent Certified Public Accountants


To The Board of Directors and Stockholders of
The Panda Project, Inc.

In our opinion, the balance sheet and related statements of operations, of changes in stockholders equity and of cash flows as of December 31, 1997 and for the nine months ended December 31, 1997 and year ended March 31, 1997 appearing on pages F4-F9 of this Annual Report on Form 10-K present fairly, in all material respects, the financial position, results of operations and cash flows of The Panda Project, Inc. as of December 31, 1997 and for the nine months ended December 31, 1997 and the year ended March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principals used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of The Panda Project, Inc. for any period subsequent to December 31, 1997.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company's recurring losses from operations and limited capital resources raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters is also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 10, 1998

Page F-17
The Panda Project, Inc. - Balance Sheets
---------------------------------------------------------------------
                       The Panda Project, Inc.
                           BALANCE SHEETS
                            December 31,
ASSETS
                                                 1998         1997
Current assets
  Cash and cash equivalents                 $    60,613   $   619,683
  Accounts receivable (net of allowance
   of $295,292 at December 31, 1998 and
     $10,006 at December 31, 1997)               64,206       224,851
  Inventory                                      47,319       965,199
  Other receivables                              19,273       105,825
  Prepaid expenses and other current assets     637,947       378,242
                                            -----------   -----------
     Total current assets                       829,358     2,293,800
Property and equipment, net                   1,845,939     2,818,218
Restricted cash                                  80,000       260,000
Debt issuance costs, net                           -          340,513
Other assets                                     82,540         1,299
                                            -----------   -----------
     Total assets                           $ 2,837,837   $ 5,713,830
                                            ===========   ===========

            LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
  Accounts payable                          $ 1,207,662   $ 1,651,540
  Notes payable                               2,000,000     1,000,000
  Other current liabilities                   1,356,069       964,586
                                            -----------   -----------
     Total current liabilities                4,563,731     3,616,126

Commitments and contingencies                      -             -

Stockholders' (deficit) equity
  Preferred Stock, $.01 par value, 2,000,000
   shares authorized; 420 shares outstanding
   at December 31, 1998                       3,967,057          -
  Common stock, $.01 par value, 50,000,000
   shares authorized; 16,744,088 and
   12,215,522 shares issued and outstanding
   at December 31, 1998 and 1997, respectively  167,441       122,155

  Additional paid-in capital                 74,479,857    64,841,102
  Accumulated deficit                       (80,340,249)  (62,865,553)
                                            -----------   -----------
     Total stockholders' (deficit) equity    (1,725,894)    2,097,704
                                            -----------   -----------
     Total liabilities and stockholders'
      (deficit) equity                      $ 2,837,837   $ 5,713,830
                                            ===========   ===========
The accompanying notes are an integral part of these statements.

PAGE F-18
                          The Panda Project, Inc.
                         STATEMENTS OF OPERATIONS

                                          Nine Months       Year
                             Year Ended      Ended          Ended
                            December 31,  December 31,     March 31,
                                1998         1997            1997
                            ------------  ------------  ------------
Revenues
  Product sales             $    586,907  $    923,792  $  1,547,896
  Licensing fees                 100,000       350,000       100,000
  Contract research and
   development revenues          135,673       973,003       734,123
                            ------------  ------------  ------------
     Net revenues                822,580     2,246,795     2,382,019
Other expenses
  Cost of sales                1,739,418     1,028,577     2,762,936
  Research and development     3,395,577     3,255,335     5,722,717
  Selling, general and
    administrative             9,263,283     6,113,255    13,142,099
  Cost associated with asset
   impairments                   125,038          -        2,056,025
                            ------------  ------------  ------------
     Total operating expenses 14,523,316    10,397,167    23,683,777
                            ------------  ------------  ------------
     Operating loss          (13,700,736)   (8,150,372)  (21,301,758)
Interest expense              (3,881,406)     (955,014)         -
Interest income                   72,345       144,449       427,657
Other income                      35,101        11,285          -
                            ------------  ------------  ------------
     Net loss               $(17,474,696) $ (8,949,652) $(20,874,101)
                            ============  ============  ============
Dividends and amort-
 ization of beneficial
 conversion feature
 related to convertible
 preferred stock                (741,886)         -             -
                            ------------  ------------  ------------
     Net loss applicable
      to common stock       $(18,216,582) $ (8,949,652) $(20,874,101)
                            ============  ============  ============
Basic and diluted loss
 per share                  $      (1.33) $       (.78) $      (2.15)
                            ============  ============  ============
Weighted average
 shares outstanding           13,732,936    11,541,811     9,723,801
                            ============  ============  ============
The accompanying notes are an integral part of these statements.

PAGE F-19

                        The Panda Project, Inc.
        STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY
 Year Ended December 31, 1998, Nine Months Ended December 31, 1997
                    and Year Ended March 31, 1997
                   Preferred           Common                                           Total
                     Stock              Stock               Addition-                   Stock
              --------------------- ------------------      al Paid-     Accumul-       holders'
                                                  Par       in           ated           Equity
                Shares        Value   Shares      Value     Capital      Deficit        (Deficit)
              ----------  --------- ----------- --------  -----------  ------------  ------------
Balance at
April 1, 1996      -          -      8,680,488 $ 86,805  $47,822,586  $(33,041,800) $ 14,867,591

Issuance of
 common stock      -          -      1,087,833   10,878    9,163,252          -        9,174,130
Exercise of
 stock options     -          -        305,487    3,056    1,373,193          -        1,376,249
Exercise of
 warrants          -          -         33,335      333      124,673          -          125,006
Warrants issued
 for services
 received          -          -           -        -          39,000          -           39,000
Issuance of
 common stock
 in connection
 with legal
 settlement        -          -         17,500      175      104,825          -          105,000
Net loss           -          -           -        -            -      (20,874,101)  (20,874,101)
              ----------  --------- ----------- --------  -----------  ------------  ------------
Balance at
March 31, 1997     -          -     10,124,643  101,247   58,627,529   (53,915,901)    4,812,875

Conversion of
 debentures        -          -      1,996,822   19,968    4,780,032          -        4,800,000
Beneficial
 conversion
 feature related
 to convertible
 debentures        -          -           -        -         907,317          -          907,317
Deferred
 issuance costs
 related to
 converted
 debentures        -          -           -        -        (550,943)         -         (550,943)
Issuance of
 stock in
 payment of
 interest          -          -         13,592      136       35,374          -           35,510
Warrants
 issued
 related to
 debt
 issuance          -          -            -        -        566,651          -          566,651
Issuance of
 common stock
 under 401(k)
 Plan              -          -         16,985       170      69,738          -           69,908
Issuance of
 stock for
 services
 rendered          -          -         54,380       543     305,270          -          305,813
Exercise of
 stock options     -          -            100         1         474          -              475
Exercise of
 warrants          -          -          9,000        90      60,660          -           60,750
Warrants issued
 for services
 received          -          -           -         -         39,000          -           39,000

Net loss           -          -           -         -           -       (8,949,652)   (8,949,652)
              ----------  --------- ----------- --------  -----------  ------------  ------------


Page F-20

Balance at
December 31,
 1997              -          -     12,215,522  122,155   64,841,102   (62,865,553)    2,097,704
Preferred Stock
 offering, net      600  5,390,399        -        -            -             -        5,390,399
Preferred Stock
 dividends         -       231,041        -        -        (231,041)         -             -
Warrants issued
 related to
 Preferred stock
 offering, net     -          -           -        -         396,374          -          396,374
Private
 Placement of
 common Stock,
 net               -          -      2,254,602   22,546    3,460,635          -        3,483,181
Issuance of
 common stock      -          -         23,462      234       94,742          -           94,976
Warrants issued
 related to
 debt issuance     -          -           -        -       3,920,000          -        3,920,000
Warrants issued
 for Services
 received          -          -           -        -         299,534          -          299,534
Exercise of
 stock options     -          -          3,000       30       12,220          -           12,250
Conversion of
 preferred
 stock to
 common stock     (180) (1,654,383)  2,234,363   22,344    1,632,039          -             -
Issuance of
 common stock
 under 401(k)
 Plan              -          -         13,139    132       54,252            -           54,384
Net Loss           -          -           -      -            -        (17,474,696)  (17,474,696)
              ----------  --------- ----------- --------  -----------  ------------  ------------
Balance at
December 31,
 1998              420   3,967,057  16,744,088  167,441   74,479,857   (80,340,249)   (1,725,894)

Page F-21
The Panda Project, Inc.- STATEMENTS OF CASH FLOWS

                                                     Nine Months
                                                     Year Ended       Ended       Year Ended
                                                     December 31,  December 31,    March 31,
                                                         1998          1997            1997
                                                    ------------   ------------   ------------
Cash flows from operating
 activities:
   Net loss                                         $(17,474,696)  $ (8,949,652)  $(20,874,101)
    Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization                   4,908,548      1,198,095      1,595,549
       Provision for obsolete inventory                1,178,837           -              -
       Provision for doubtful accounts                   285,286         60,905        236,303
       Cost associated with asset impairments            125,038           -         2,056,025
       Beneficial conversion feature related to
        convertible debentures                              -           907,317           -
       Other noncash charges                                -           188,322        144,000
       Stock option compensation                         298,130           -              -
       Changes in operating assets and liabilities
        (Increase) in accounts receivable               (124,641)      (120,663)       (90,021)
         (Increase) decrease in other receivables         86,552        (86,920)       469,651
         (Increase) decrease in prepaid expenses and
           other current assets                          265,295       (279,279)       147,979
         (Increase) decrease in inventory               (260,958)      (142,890)       793,713
         (Increase) decrease in restricted cash          180,000       (110,000)       600,000
         Decrease (increase) in other assets             (81,244)        13,448         83,300
         Increase (decrease) in accounts payable,
           and other current liabilities                 (52,394)        91,681     (1,165,645)
                                                    ------------   ------------   ------------
             Net cash used in operating activities   (10,666,247)    (7,229,636)   (16,003,247)
Cash flows from investing activities:
  Additions to property and equipment                   (331,126)    (1,055,819)    (2,160,173)
                                                    ------------   ------------   ------------
             Net cash used in investing activities      (331,126)    (1,055,819)    (2,160,173)
Cash flows from financing activities:
  Proceeds from issuance of convertible debentures          -         4,800,000           -
  Proceeds from issuance of preferred stock            6,000,000           -              -
  Payment of costs related to issuance of
    preferred stock                                     (206,486)          -              -
  Debt issuance costs                                       -          (269,500)          -
  Proceeds from issuance of common stock                 161,608        131,133     11,291,752
  Proceeds from common stock private placement         3,674,500           -              -
  Payment of stock issuance costs                       (191,319)          -          (616,367)
  Payment of notes payable                            (2,000,000)          -              -
  Proceeds from issuance of notes payable              3,000,000      1,000,000           -
                                                    ------------   ------------   ------------
             Net cash provided by financing
               activities                             10,438,303      5,661,633     10,675,385
                                                    ------------   ------------   ------------
Net (decrease) in cash and cash equivalents             (559,070)    (2,623,822)    (7,488,035)
Cash and cash equivalents at beginning of period         619,683      3,243,505     10,731,540
                                                    ------------   ------------   ------------

Cash and cash equivalents at end of period          $     60,613   $    619,683   $  3,243,505
                                                    ============   ============   ============

Supplemental disclosure of cash flow information:
    Interest paid                                   $    138,798   $      6,328   $       -
                                                    ============   ============   ============
    Taxes paid                                      $       -      $       -      $       -
                                                    ============   ============   ============

Page F-22

Supplemental schedule of noncash investing and financing activities:

   In 1998, the Company issued warrants to Helix (PEI) Inc. in conjunction with its notes payable. The Company capitalized the $3,920,000 fair market value of these warrants as part of deferred issuance costs.

   In 1998, approximately 180 shares of the Company's convertible preferred stock was converted into 2,234,363 shares of the Company's common stock.

   In 1998, The Company paid Preferred Stock dividends of $231,041 in the form of Preferred Stock.

   The accompanying notes are an integral part of these statements.


                         The Panda Project, Inc.

                      NOTES TO FINANCIAL STATEMENTS

     Year Ended December 31, 1998, Nine Months Ended December 31, 1997
                       and Year Ended March 31, 1997

NOTE A - DESCRIPTION OF BUSINESS

The Panda Project, Inc. (the "Company") designs, develops, manufactures, markets and licenses various products incorporating the Company's proprietary semiconductor packaging and interconnect technology ("Technology"). The Company markets and sells its Technologies directly to end users as well as through a network of sales representatives. Through October 1998, the Company designed, developed, manufactured, and marketed powerful modular universal platform computers, including personal computers, servers and workstations ("Systems"). The Company continues to service and support its Systems but elected to discontinue all other aspects of the Systems business. The decision to continue only with the Technologies business was based on the Company's limited capital resources and other business and market factors. Based in Boca Raton, Florida the Company conducts operations worldwide and has an inactive wholly owned subsidiary, Archistrat Corporation, a Delaware corporation.

Change in Fiscal Year
---------------------

     During September 1997, the Company decided to change its fiscal year from April 1 through March 31 to January 1 through December 31. The accompanying audited financial statements are for the year ended December 31, 1998, the transition period April 1, 1997 through December 31, 1997 and for the year ended March 31, 1997.

Page F-23

     The following table sets forth the results of operations for the transition period ended December 31, 1997 and the unaudited results of operations for the nine months ended December 31, 1996.

                                                       1996
                                        1997       (Unaudited)
                                   -------------   ------------
Net revenues                       $   2,246,795   $  2,091,132
Net loss                           $  (8,949,652)  $(17,217,703)
Basic and diluted loss per share   $       (0.78)  $     (1.79)

NOTE B - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company's working capital is not sufficient to meet its obligations. The Company is currently seeking additional financing, however, in the event that the Company cannot obtain additional financing it will be forced to cease operations. In addition, the Company did not repay its notes to Helix (PEI) Inc. as of their due dates and is currently in default. The negotiations are ongoing and the ultimate outcome cannot be predicted. Should the Company be unable to renegotiate the terms of the Notes, the Company may have to cease operations.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
----------------

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Page F-24

Accounts Receivable
--------------------

     The Company has business activities with both large and small corporations. The Company has adopted credit policies and standards intended to accommodate industry growth and inherent risk. Management believes that credit risks are moderated by the diversity of its customers and geographic sales areas. The company performs ongoing credit evaluations of its customers' financial condition and requires collateral when it deems necessary. There can be no assurance that the credit quality of the customers with which the Company transacts business will be stable or that efforts to diversify receivables will prevent the Company from incurring material losses.

Inventory
- ---------

     Inventory is stated at the lower of cost using a first-in, first-out basis, or market. Reserves are provided for excess and obsolete inventory.

Property and Equipment
----------------------

     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Maintenance and repair costs are expensed as incurred.

Revenue Recognition
-------------------

     The Company recognizes revenue from product sales at the time of shipment. Licensing fees are recognized as received. Contract research and development revenue are recorded upon the achievement of stated milestones.

Per Share Data
--------------

     The Company's earnings per share is computed in accordance with FAS No. 128 " Earnings Per Share". FAS 128 requires the presentation of both basic and diluted EPS. Due to losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share for all periods presented.

     Potential common shares in the amount of approximately 16,350,000 for the year ended December 31, 1998, 2,341,492 for the nine months ended December 31, 1997 and 2,246,916 for the year ended March 31, 1997, respectively have been excluded from the computation of diluted earnings per share as the effect of their inclusion is antidilutive.

Page F-25

The exercise price of the warrants to acquire approximately 5,750,000 common shares range from $2.125 to $11.00. There is potentially substantial dilution from the convertible preferred stock if it were to be converted under current market conditions. Using the formula approximately 10,158,730 would be issued which is calculated using 90% of the five day average closing price on the date of conversion. The discounted price is assumed to be $.375.(the price per common share on March 22, 1999). The Company is also required to issue an additional 4,400,000 "Fill-Up" shares in connection with the August 1998 private placement of its common stock (Note M). During February 1999, the Company registered 1,775,000 common shares in connection with the litigation settlement described in Note S. Additionally, in February 1999, 666,667 shares of the Company's common stock were issued to Samtec, Inc.

Income taxes
------------

     The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based on currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the period presented in deferred tax assets and liabilities recorded by the Company.

Long-Lived Assets
-----------------

     The Company reviews long-lived assets and reserves for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

New Accounting Pronouncements
----------------------------

In June 1998, the FASB issued Statement of Financial Accounting Standards (FAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." FAS No. 133 establishes standards for accounting and reporting for derivative instruments, and conforms the requirements for treatment of different types of hedging activities. This statement is effective for all fixed quarters of years beginning after June 1999. Management does not expect this standard to have a significant impact on the Company's operations.

In 1998, the AICPA issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on accounting for start-up costs and organization costs, which must be expensed as incurred. This Statement is effective for financial statements for fiscal years beginning after December 15, 1998. Management does not expect this Statement to have a material impact on the Company's financial statements.

Page F-26

Stock-Based Compensation
------------------------

     The Company's employee stock option plans are accounted for using the intrinsic value method. The Company also provides disclosures of certain pro forma information as if the fair value-based method had been applied in measuring compensation expense (Note N).

Debt Issuance Costs
-------------------

     Deferred loan costs of approximately $3,920,000 incurred in connection with debt financing (Note I) are being amortized on a straight-line basis over the life of the debt. As of December 31, 1998, the Company had $525,000 of deferred debt costs net of accumulated amortization of $3,395,000, which is included in prepaid expenses and other current assets. As of December 31, 1997, the Company had $340,513 of deferred debt costs, net of accumulated amortization of $63,487.

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash, accounts receivable, notes payable, accounts payable, and accrued compensation and employee benefits approximates fair value due to the relatively short-term maturity of these instruments.

NOTE E - RESTRICTED CASH

     Restricted cash as of December 31, 1998 was $80,000, which was held in a restricted account to serve as security for a letter of credit issued to one of the Company's landlords.

NOTE F - INVENTORY

     As discussed in Note A the Company elected to exit its System business as of November 1998. This decision, coupled with the rapid technological development in the computer industry resulted in the recognition of a write-down of substantially all of its Systems inventory of $1,178,837. This write-down was recorded as a component of the cost of goods sold. The inventory as of December 31, 1998 is comprised of the Company's VSPA raw materials and finished goods of $22,319 and the net realizable value of the Systems inventory of $25,000. The inventory at December 31, 1997 net of reserves of $600,000 consists of the following:

Raw Materials            $   879,756
Work in Process               14,024
Finished Goods                71,419
                         -----------
                         $   965,199
                         ===========

Page F-27

NOTE G - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                              Estimated     December 31, December 31,
                              Useful Lives       1998         1997
                              ------------   -----------   ----------
Office furniture and
 equipment                    3 - 10 years   $ 3,180,103   $3,311,648
Machinery and equipment        3 - 5 years     1,889,458      873,560
Trade show booth and exhibit       5 years       420,428      420,428
Motor vehicles                     5 years        54,535       54,535
Leasehold improvement              5 years        13,173      519,298
Construction in progress                         281,915      826,828
Less:  accumulated depreciation               (3,993,673)  (3,188,079)
                                             -----------   ----------
Total property and equipment, net            $ 1,845,939   $2,818,218
                                             ===========   ==========

     Depreciation expense for the year ended December 31, 1998, the nine months ended December 31, 1997, and for the year ended March 31, 1997 totalled $1,178,427, $1,061,399, and $1,595,549, respectively.

     During the years ended December 31, 1998 and March 31, 1997, the Company determined that certain long-lived assets were impaired. During the year ended December 31, 1998 the impairment occurred when the Company continued the downsizing of its operations. In the year ended March 31, 1997, the impairment was the result of various events and changes in circumstances (including efforts to streamline operations and to increase the use of strategic alliances to manufacture and market the Company's products). As a result, the Company recorded charges totalling approximately $125,000 and $2,056,000 during the years ended December 31, 1998 and March 31, 1997, respectively. The impairment recognized in 1998 was attributable to Systems sales equipment. During the 1997 period, approximately $1,040,000 related to computer equipment and software, approximately $467,000 related to demonstration and promotional equipment and approximately $520,000 related to production equipment and tooling. The Company determined the amount of the asset impairment charges using various valuation techniques.

NOTE H - SUBORDINATED CONVERTIBLE DEBENTURES

     During April 1997, the Company completed a private placement of $4.8 million of 4% subordinated convertible debentures. As of July 1997, all of such debentures had been converted into an aggregate of 1,996,822 shares of the Company's common stock. In connection with such transaction, the Company paid placement fees of $384,000 of which $192,000 was paid in cash and the balance was paid by issuing 30,918 shares of the Company's common stock. The Company also issued warrants to two parties in connection with the transaction to purchase
70,096 shares of the Company's common stock.   Warrants to purchase
42,667 shares and 27,429 shares are exercisable through April 2002 at an exercise price of

Page F-28

$6.75 and $7.00 per share, respectively. These warrants have been recorded with a value of approximately $163,000. Total deferred issuance costs, including the placement fees, and the value of the warrants were amortized as interest expense. Upon conversion of the related debentures, the pro rata portion of any unamortized deferred issuance costs was charged to additional paid-in capital.

     The value of the beneficial conversion feature related to the 1997 Subordinated Convertible Debentures of $907,317 was calculated at the date of issuance as the difference between the conversion price and the fair market value of the Company's common stock into which the debentures are convertible, multiplied by the number of shares into which the debentures are convertible. The debentures were fully convertible into shares of the Company's common stock prior to June 30, 1997 and as such, a non-cash charge to interest expense and an increase to additional paid-in capital was recorded in the amount of $907,317 during the nine months ended December 31, 1997. The accounting for this transaction has no effect on total stockholders' equity.

NOTE I - NOTES PAYABLE

     During December 1997 and January 1998, the Company entered into two $1,000,000 short-term loans with Helix (PEI) Inc. ("Helix"). In connection with these loans the Company issued to Helix warrants to purchase 400,000 shares of the Company's common stock at exercise prices ranging from $4.00 to $4.50 per share. The warrants have a term of two years and were recorded as debt issuance costs at an aggregate value of approximately $872,000 which was fully amortized upon the repayment of the loans in February 1998. The loans accrued interest at an annual rate equal to the prime rate of interest payable by the Royal Bank of Canada on US dollar advances plus 2%. Such interest was paid when the loans were settled. The Company repaid these loans in part from the proceeds from the issuance of Preferred Stock (Note J).

     During May, June, and July 1998, Helix made additional short-term loans to the Company under three notes ("Notes") totalling $2,000,000. The Notes accrue interest at an annual rate equal to the prime rate of interest payable by the Royal Bank of Canada on US dollar advances plus 2% (9.4% as of December 31, 1998). Interest is payable monthly. The Notes are secured by the Company's intellectual property. In connection with issuance of these Notes, the Company issued warrants to Helix to purchase an aggregate of 450,000 shares of the Company's common stock at exercise prices ranging from $1.63 to $2.125 per share, as adjusted. The warrants have a term of two years. The total value of these warrants is approximately $932,000 and has been recognized as debt issue costs and was fully amortized as of August 1998, the original due date of the Notes.

     On August 7, 1998, Helix agreed to extend the maturity date of the Notes to February 15, 1999 in exchange for the issuance of a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $2.125, the fair market value on the

Page F-29

date of issuance. The Warrant has a term of two years and has been valued at $2,520,000, which has been recognized as deferred loan costs. As of December 31, 1998 the Company has amortized $1,995,000 of the loan costs. The Company did not repay the notes as of their due dates and is currently in default. The negotiations are ongoing and the ultimate outcome cannot be predicted. Should the Company be unable to re-negotiate the terms of the Notes, the Company may have to cease its operations.

     Helix and its affiliates currently hold approximately 5.7% as of March 30, 1999 of the Company's common stock. At the time the above transactions occurred James T. A. Wooder, a former director of the Company, was a Vice President of Helix's parent, Helix Investments (Canada), Inc.

NOTE J - CONVERTIBLE PREFERRED STOCK

     On February 11, 1998, the Company issued 600 shares of its Series A Convertible Preferred Stock ("Series A Preferred") and Common Stock Purchase Warrants("Warrants") to purchase an aggregate of 150,000 shares of common stock for an aggregate purchase price of $6,000,000. The purchase price allocated to the Series A Preferred and Warrants was $5,589,000 and $411,000, respectively. The Warrants have a term of five years and an exercise price, subject to adjustment for stock splits and similar events, of $6.10 per share. The Company incurred $213,000 of issuance costs in connection with this transaction. Holders of Series A Preferred are entitled to a dividend of 5% per annum of the purchase price for the shares, payable quarterly, at the option of the Company either in cash or as an accrual to the purchase price utilized in computing the number of shares of Series A Preferred issuable upon conversion. So long as any Series A Preferred is outstanding, no dividend may be paid nor shall any distributions be made on Common Stock or other shares junior in rank to the Series A Preferred ("Junior Shares") unless all dividends for all past quarterly dividend periods have been paid or declared and a sum of cash or amount of shares sufficient for the payment thereof set apart. For the year ended December 31, 1998 $231,041 of dividends payable have been accrued and added to the purchase price in lieu of cash payment.

     The terms of the Series A Preferred which permit the conversion of the Series A Preferred at a discount to market is considered a beneficial conversation feature (the "Beneficial Conversion Feature"). The Beneficial Conversion feature at the date of issuance of the Series A Preferred was recognized as a dividend to the holders of the Series A Preferred. Based upon the terms of the preferred stock agreement and the market value of the Company's common stock, on the date of issue, the Company valued the undiscounted Beneficial Conversion Feature of the Series A Preferred at approximately $511,000 and recorded the amortization of the Beneficial Conversion Feature of the same amount during the year ended December 31, 1998, as part of preferred stock dividends. The beneficial dividend does not effect the number Series A Preferred shares outstanding or the number of

Page F-30

common shares issuable upon conversion of the Series A Preferred or require any additional payments or compensation to the holders of the Series A Preferred.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred are entitled to receive in cash from assets of the Company, before any amount shall be paid to holders of Junior Shares, an amount per share of Series A preferred equal to the sum of (i) the purchase price for such share and (ii) any accrued but unpaid dividends thereon. If the amounts available for distribution are insufficient to pay the full amount due to holders of Series A Preferred, and shares of other classes or series of preferred stock of the Company that are of equal rank to the Series A Preferred then each holder of Series A Preferred stock and such other shares shall receive a percentage of amounts available for distribution ratably in proportion to the respective amounts of such assets to which they would otherwise be entitled.

    Holders of the Series A Preferred have no voting rights except as required by law or as specified in the Articles of amendment, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred is required for (I) any amendment to the Company's Articles of Incorporation which would alter the rights and preferences of the Series A preferred or otherwise impair the rights of the holders of Series A Preferred relative to the holders of the Common Stock or the holders of any other class of capital stock or (ii) any issuance of more than 1000 shares of Series A Preferred. In addition, without the prior written approval of the holders of 66 2/3% of the Series A Preferred shares that include GAM Arbitrage Fund L.P., AGR Halifax Fund, Ltd, Leonardo L.P., Ramius Fund, Ltd, Raphael L.P., AG Super Fund L.P., the Company shall not (1) consolidate or merge with another corporation or other entity or person, whereby the shareholders of the Company own in the aggregate less than 50% of the ultimate parent or surviving entity,
(2) transfer all or substantially all of the Company's assets to another corporation or other entity or person or (3) fix a record date for the declaration of a distribution or dividend, whether payable in cash, securities or assets (other than shares of common stock).

     Shares of Series A Preferred are convertible into shares of Common Stock pursuant to a formula whereby the purchase price of the shares to be converted plus any such dividends is divided by a conversion price defined as the lower of (i) $3.50 subject to adjustment in the event of certain dilutive issuance's of securities by the Company or for stock splits or similar events("the Fixed Conversion Price") or (ii) a percentage of the average closing bid price of the Common Stock for the five days immediately preceding conversion equal to 92%, if conversion occurs in the period beginning 120 days and ending 180 days after of the Series A Preferred, or 90%, if conversion occurs after 180 days from issuance of the Series A Preferred. All outstanding Series A Preferred will automatically convert into Common Stock at the then applicable conversion price, on the fifth anniversary of issuance. In addition, the Company has the right to require that all unconverted shares of Series A Preferred be converted at any time if the closing bid price of Common Stock is

Page F-31

equal to or greater than $12.00 per share for a period of twenty consecutive trading days. For the year ended December 31, 1998 180 shares of Series A Preferred were converted into an aggregate
2,234,363 shares of the Company's common stock.

     The terms of the Series A Preferred, provide that upon the occurrence of certain "Triggering Events" as defined by the agreement including suspension of sales under the Registration Statement, Failure of the Common Stock to be listed, or the suspension of trading in the Company's common stock, on Nasdaq National or Nasdaq Small Cap Market, or failure of the Company to convert shares of Series A Preferred as required, the Company is required to pay the holders $100,000 on the first day of each month until the Triggering Events have been remedied. A Triggering Event occurred on December 16, 1998 when the Company's stock was delisted from the Nasdaq National Market. This event has not been remedied and the Company has recognized a $50,000 penalty in the Statement of Operations for the year ended December 31, 1998. The Company commenced and continues to re-negotiate with the Series A Preferred stock holders to modify the terms of the Agreement. The outcome of such negotiations is not known. Should the Company be unable to re-negotiate the terms of the Agreement along with the re-negotiations discussed in Notes I and M individually or together they could have a substantial detrimental effect on the ability of the Company to continue its operations.

NOTE K - SETTLEMENT WITH CONTRACT MANUFACTURER

     The agreement between the Company and a third-party for the manufacture and assembly of the Company's computer systems expired in September 1996. A dispute arose regarding liability for certain inventory allegedly purchased on behalf of the Company. During February 1998, the Company settled this dispute by purchasing inventory from the contract manufacturer for $520,000.

NOTE L - OTHER CURRENT LIABILITIES

     The components of other current liabilities are as follows:

                                       December 31,       December 31,
                                          1998              1997
                                       ----------        ----------
Sarubbi Settlement liability (Note S)  $  760,000        $     -
Provision for warranties                  200,000           200,000
Accrual for lease costs                      -              176,867
Accrual for professional fees             152,682              -
Other                                     243,387           587,719
                                       ----------        ----------
                                       $1,356,069        $  964,586
                                       ==========        ==========

Page F-32

NOTE M - COMMON STOCK

     In August 1998, the Company completed the sale of 2,254,602 shares of its Common Stock in a private placement to accredited investors with gross proceeds of approximately $3,675,000 (the "Private Placement"). Costs related to the Private Placement were
approximately $191,000.   In addition to the shares of Common Stock
purchased by each investor in the Private Placement, such investor received a warrant (the "Private Placement Warrants") to purchase an equal number of shares of Common Stock (the "Private Placement Warrant Shares"), subject to adjustment for stock splits and similar events, at an exercise price of $2.55 per share. Upon the exercise of the Private Placement Warrants, an investor may elect to receive a reduced number of shares of Common Stock in lieu of tendering the warrant exercise price in cash. The Private Placement Warrants have a term of five years expiring August 13, 2003.

     Under the terms of the Securities Purchase Agreement relating to the Private Placement, if on either the six-month or the one-year anniversary of the date of closing of the Private Placement (each "Anniversary Date"), the average closing bid price of the Common Stock for the twenty-trading day period ending on the trading day immediately prior to the applicable Anniversary Date (the "Anniversary Price") is less than the Closing Price ($2.0375), or the prior Anniversary Price in the event the six-month Anniversary Price is less than the Closing Price, respectively, the Company is required to issue a number of shares of Common Stock within ten days after the Anniversary Date equal to the product of (i) (x) the difference between the Closing Price (or if the measurement date is the one-year Anniversary Date, the six-month Anniversary Price if the six-month Anniversary Price is less than the Closing Price) and the applicable Anniversary Price, multiplied by .85, multiplied by (y) the number of shares of Common Stock purchased by the investors in the Private Placement and not sold or assigned to non-affiliated third parties, divided by (ii) (x) the applicable Anniversary Price multiplied by (y)
 .85. The shares issuable pursuant to this formula are referred to as the "Fill-Up Shares".

     In the event (i) the Common Stock is delisted or suspended from trading on NASDAQ, (ii) the Fill-Up Shares or the Private Placement Warrant Shares are not issuable or are not listed with NASDAQ. Or
(iii) the Company fails to issue Fill-Up Shares as required, then the Company shall pay to the initial investors $100,000 for each full 30-day period that the condition continues. The Company's common stock was delisted from NASDAQ on December 16, 1998 and as a result the Company has recognized liquidating damages of $50,000 in the Statement of Operations for the year ended December 31, 1998. The Company continues to incur the liquidated damages.

     The Company has filed a Registration Statement with respect to the shares of Common Stock issuable in the Private Placement. Such registration statement has not yet been declared effective. As a result of the non-effectiveness the Company could be liable for penalties of up to $36,000 until the Registration Statement is declared effective.

Page F-33

     In January 1999 the Company sold 666,667 shares of its common stock without registration rights to Samtec, Inc. ("Samtec") for $500,000. Simultaneous with this transaction the Company and Samtec, entered into a license agreement for the Company's VSPA semiconductor technology for $500,000. Under the terms of the agreement the Company is entitled to a royalty related to each VSPA sale for a term that continues until the expiration of the last to expire of the patents covered by the agreement. The license granted to Samtec is non-exclusive.

NOTE N - EMPLOYEE BENEFIT PLANS

Stock Incentive Plans
---------------------

     The Company maintains three stock option plans as follows: 1993 Performance Incentive Plan ("1993 Plan"), Non-Employee Director Stock Option Plan ("Director Plan"), and the 1995 Employee Stock Incentive Plan ("1995 Plan"). Under the 1993 Plan and the 1995 Plan both incentive options and non-qualified options may be granted. In addition, stock appreciation rights and restricted stock may also be granted under the Plans; however, no stock appreciation rights or restricted stock have been granted to date.

     The exercise price for incentive options under the 1993 Plan, the 1995 Plan and non-qualified options under the Director Plan is the fair market value of the Company's common stock as of the date of grant. Each stock option expires ten years from the grant date under the 1993 Plan and the 1995 Plan, and five years under the Director Plan.

     Options granted pursuant to the 1993 Plan cannot be exercised prior to the expiration of six months from the date of grant while vesting of options granted under the 1995 Plan is determined at the discretion of the Company's Stock Option Committee. Options granted under the Director Plan vest 25% annually beginning on the first anniversary of the grant date.

     The maximum number of shares of common stock with respect to which options may be granted under the 1993 Plan is 5% of the outstanding shares, not to exceed 1,000,000 shares. Under the 1995 Plan and the Director Plan, options to purchase up to 500,000 and 50,000 shares may be granted, respectively. As of December 31, 1998, there were 558,554; 468,800, and 10,000 shares available for grant under the 1993 Plan, the 1995 Plan and the Director Plan, respectively.

     In 1998, the Company issued options to outside consultants to purchase up to 625,000 of the Company's common stock. The options were issued with an exercise price that was equal to the market price on the date of the grants. The total fair value of the options, as determined by FAS 123, was 384,500 which is to be amortized over the vesting period of the options. In 1998, the total expense associated with nonemployee stock options total 298,130. The weighted average fair value of options granted in 1998 was $.62.
Page F-34

     A summary of the Company's stock option activity and related information is presented below:

                         Year Ended            Nine Months Ended
                         December 31,             December 31,
                            1998                     1997
                   -----------------------   -------------------------
                                 Weighted -                 Weighted -
                                 Average                    Average
                                 Exercise                   Exercise
                    Shares       Price        Shares        Price
                   --------      -----       --------       -----
Outstanding,
beginning of year   654,450      $7.45        586,900       $8.83
Granted             568,500      $2.26        266,500       $5.13
Exercised            (3,000)     $4.08           (100)      $4.75
Forfeited          (404,050)     $7.00       (198,850)      $8.40
                   --------      -----       --------       -----
Outstanding at
end of year         815,900      $4.32        654,450       $7.45
                    =======      =====       ========       =====
Exercisable at
end of year         257,350                   221,700
                    =======                  ========

     Had compensation expense for the Company's stock option plans been determined based on the fair value of the underlying common stock at the grant dates, consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, the Company's net loss and net loss per share would have been as follows:

                                        Nine Months
                         Year Ended        Ended     Year Ended
                         December 31,  December 31,   March 31,
                            1998           1997         1997
                        ------------   -----------  ------------
Net loss:
  As reported           $(18,216,582)  $(8,949,652) $(20,874,101)
  Pro forma             $(18,480,641)  $(9,323,415) $(21,315,572)
Basic and diluted loss
 per share:
  As reported           $      (1.33)  $      (.78) $      (2.15)
  Pro forma             $      (1.35)  $      (.81) $      (2.19)

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 1998, nine months ended December 31, 1997 and year ended March 31, 1997, respectively. Risk-free interest rates of 5.5%, 6.2% and 6.3%; dividend yields of 0% in all periods; volatility factors of the expected market price of the Company's common stock ranging from 107% to 119%, 97% and 98% and a weighted-average expected life of the option of 4 years.

     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing

Page F-35

models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The following tables summarize information about outstanding and exercisable stock options as of December 31, 1998:

                    Options Outstanding        Options Exercisable
              -------------------------------  -------------------
                        Weighted -
                        Average      Weighted-            Weighted-
                        Remaining    Average              Average
Exercise                Contractual  Exercise             Exercise
Prices         Shares   Life (years) Price      Shares    Price
- ------------   -------   -----------  --------  -------    ---------
$.78          375,000    9.5 years   $  .78       -      $  -
$2.75-$3.81    20,500   6.26 years   $ 3.57      6,500   $ 3.28
$4.25-$6.13   301,650   8.53 years   $ 5.20    168,350   $ 5.32
$7.75-$8.50    82,250   6.60 years   $ 7.92     53,000   $ 7.87
$12.50-$14.25  16,000   6.00 years   $13.10     14,000   $13.15
$28.25-$44.25  20,000   6.40 years   $36.62     15,500   $31.63
               -------   ----         -----    -------    -----
              815,900   8.62 years   $ 4.32    257,350   $ 7.80

Employee Savings Plan
- ----------------------

     The Company has a defined contribution retirement plan ("Savings Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Eligibility for participation commences six months from the date of hire. Under the Plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit or 15% of pretax earnings. Through September 30, 1996, the Company matched 75% of employee contributions, up to a maximum of 6% of the employee's earnings. Contributions are invested at the direction of the employee in one or more funds. Beginning April 1, 1997, employees were given the choice to invest their contributions in common stock of the Company. Employer contributions vest over five years. The Company's matching contributions to the Savings Plan amounted to approximately $73,000 for the year ended March 31, 1997. The employer matching contribution was discontinued as of October 1, 1996.

Page F-36

NOTE O - COMMON STOCK WARRANTS

     For the year ended December 31, 1998, the Company entered into various consulting agreements. Under these agreements, the Company issued 625,000 warrants ranging in price from $.219 to $2.51 per share. The issuance of these warrants have been recorded based on the fair market value of the warrants issued. The Company has determined that the value of these warrants to be $384,500 which was recorded as SG&A expense in the statement of operations for the year ended December 31, 1998.

     During the nine months ended December 1997, the Company issued warrants to purchase 270,096 shares of the Company's common stock. These warrants were recorded at a value of approximately $567,000.

     In September 1996, the Company entered into an agreement with a consulting firm, which served as an investor relations counsel to the Company. The agreement provides for a minimum monthly fee of $3,500 plus payment of expenses for the term of one year. In connection with this agreement, the Company granted the principal of the consulting firm, a warrant to purchase 400,000 shares of the Company's common stock at an exercise price of $8.00 per share. The warrant has a term of 10 years and is exercisable (i) as to 100,000 shares at any time during the term of the warrant, and (ii) as to the remaining shares, upon attainment of certain milestones specified in the warrant, none of which have been achieved.

     The issuance of these warrants has been recorded based on the fair market value of the services to be received over the term of the agreement. The Company has determined the value of these services to be $78,000 of which $39,000 was expensed during the nine months ended December 31, 1997 and $39,000 was expensed during the year ended March 31, 1997.

NOTE P - REVENUE

LG Cable & Machinery Ltd.
-------------------------

     In October 1996, the Company and Stanford W. Crane, Jr., the Company's Chief Executive Officer and founder, entered into a licensing agreement with LG Cable & Machinery Ltd. ("LG") with respect to the Compass Connector Technology owned by Mr. Crane and certain enhanced Compass Connector Technology owned by the Company whereby LG was granted a license, for a term of ten years or until the expiration of the last to expire of the patents covered by the agreement, whichever is later. The license granted to LG is non-exclusive except for certain limited exclusive manufacturing rights with respect to specified Asian countries. In connection with this agreement, the Company's portion of the license fee ($500,000) was immediately vested upon signing the agreement and is payable as follows: $100,000 within 15 days after execution of the agreement and $100,000 on each of the first four anniversaries of the agreement. Licensing fee revenue of $100,000 was recorded during the year ended December 31, 1998, the nine months ended December 31, 1997 and the year ended March 31, 1997

Page F-37

representing the first three payments received. The remaining $200,000 will be recognized as payments are received. In addition, the Company is entitled to receive royalties on sales of the Compass Connector products by LG or its affiliates. No royalties have been received under the agreement as of December 31, 1998.

     In July 1997, the Company entered into another licensing agreement with LG Cable whereby LG Cable was granted a license with respect to a semiconductor package product owned by the Company, for a term that continues until the expiration of the last to expire of the patents covered by the agreement. The license granted to LG is non-exclusive except for certain limited exclusive manufacturing rights with respect to specified Asian countries. In connection with this agreement, the Company was entitled to a non-refundable license fee of $250,000 that became immediately vested upon signing the agreement and has been recorded as revenue during the nine months ended December 31, 1997. In addition, the Company is entitled to receive royalties on sales of the semiconductor package products by LG Cable or its affiliates. No royalties have been received under the agreement as of December 31, 1998.

Defense Advanced Research Projects Agency
-----------------------------------------

     In October 1996, the Company entered into a cooperative development agreement with the Defense Advanced Research Projects Agency (DARPA) to develop the Company's VSPA electronic package whereby the government contributed approximately $1.8 million to the project over a period of 18 months. The agreement, as amended, required the Company to match the $1.8 million with $2.7 million of development costs associated with the project. The project was successfully completed in April 1998.

     Revenue was recognized over the term of the cooperative development agreement based on the achievement of stated milestones. For the year ended December 31, 1998, the nine months ended December 31, 1997 and the year ended March 31, 1997, the Company recognized revenue related to the agreement of approximately $135,000, $973,000 and $684,000, respectively. Costs associated with the cooperative agreement have not been separately disclosed on the face of the Statement of Operations as such costs would have been incurred by the Company regardless of the agreement. Of the $2.1 million and $1.2 million of expenses incurred during the nine months ended December 31, 1997 and year ended March 31, 1997, approximately $1,032,000 and $610,000 are reflected in research and development and the balance is included in selling, general and administrative expenses in the Statement of Operations, respectively.

Other Revenue
-------------

     During fiscal 1997, the Company agreed to sell certain products to a software developer in a non-cash exchange for certain products and services. During the year ended March 31, 1997, the following products and services were received from the software developer: Page F-38 licenses to use the developer's software for internal purposes valued at approximately $326,000 (recorded in property and equipment); consulting and training services valued at $100,000 (recorded in research and development expenses); and services associated with the certification of the Company's 4s server to use the software developer's CAD program and porting the software onto the 4s product. These services were valued at approximately $570,000 and are reflected equally between research and development expense and selling, general and administrative expenses for the year ended March 31, 1997.

     Revenues of approximately $923,000 were recorded during the year ended March 31, 1997 as a result of this transaction. During the nine months ended December 31, 1997, the Company shipped additional computer systems to the software developer and recognized $37,000 of revenue associated with this agreement.

     Sales of computer systems to one customer accounted for 14% of total revenue for the nine months ended December 31, 1997. No individual customers accounted for more than 10% of total revenue for the year ended December 31, 1998 and fiscal 1997.

NOTE Q - RELATED PARTY TRANSACTIONS

     In January 1996, Mr. Crane entered into a license agreement ("the Crane/Panda License") with the Company with respect to the Compass Connector which supersedes the prior agreements between Mr. Crane and the Company with respect thereto. Pursuant to the Crane/Panda License, the Company continues to have the right, on a nonexclusive and royalty-free basis, to use and/or sell the Compass Connector as a component in its computers or other higher level assemblies or systems. The Company may also sublicense the Compass Connector technology as part of a license of the Company's proprietary technology provided that any royalty attributable to such sublicense is to be shared by the Company and Mr. Crane.

     In addition, Mr. Crane has granted the Company a nonexclusive license to sell, lease, or transfer the Compass Connector as loose or discrete components for specified royalties based on net sales of the Compass Connectors, commencing when the accumulated net sales of the Compass Connectors reaches $100,000 (the "Royalty Date"). For the five year period following the Royalty Date, the Company is obligated to pay to Mr. Crane royalties equal to 5% of the net sales price of such Compass Connectors, including any such Compass Connectors sold prior to the Royalty Date. The royalty decreases to 2.5% after five years and 2.0% after ten years. The royalty decreases to 1.0% for any period during which no valid patent exists anywhere with respect to the Compass Connector. The royalty is also subject to reduction if Mr. Crane grants a third party a license with respect to Compass Connectors as loose or discrete components at a lower royalty than that charged to the Company. To date, Mr. Crane has received no royalties pursuant to the Crane/Panda License.

     In August 1997, the Company hired Melissa Crane, wife of Stanford
W. Crane, Jr., as Director of Strategic Business at an annual salary of $100,000 per year. In September 1997, Ms. Crane was granted an

Page F-39

option to purchase 50,000 shares of Common Stock of the Company at an exercise price of $6.13 per share. Such options expire on September 19, 2007. Options to purchase 10,000 of these shares of Common Stock are exercisable six months from the date of grant and the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant. In October 1997, the Board of Directors approved the payment of a bonus of $25,000 to Ms. Crane in connection with the achievement of certain marketing objectives.
In November 1997, the Board of Directors elected Ms. Crane Vice President of Strategic Business and authorized an increase in her annual salary to $125,000 per year. In October 1998, the Board of Directors appointed Ms. Crane as the acting Chief Financial Officer.

NOTE R - INCOME TAXES

     As a result of tax losses incurred by the Company, no current tax provision has been recorded for the year ended December 31, 1998, nine months ended December 31, 1997 and the year ended March 31, 1997.


     Deferred tax assets and deferred tax liabilities reflect the tax effect of net operating loss carryforwards and differences between financial statement carrying amounts and tax bases of assets and liabilities as follows:

                                                         Nine Months
                                             Year Ended     Ended
                                            December 31,  December 31,
                                               1998          1997
                                           ------------  -----------
Deferred tax assets:
   Net operating loss carryforwards        $ 34,767,000  $28,504,000
   Research and development credits           1,221,000      990,000
   Write down of property and equipment         523,000      475,000
   Inventory reserve                            687,000      367,000
   Allowance for doubtful accounts              114,000        4,000
   Other                                        125,000      125,000
                                           ------------  -----------
      Gross deferred tax asset               37,437,000   30,465,000

      Deferred tax asset valuation
       allowance                            (37,085,000) (30,113,000)
                                           ------------  -----------
      Net deferred tax asset               $    352,000  $   352,000
                                           ============  ===========
Deferred tax liabilities:
   Tax depreciation and amortization
     in excess of book                     $   (248,000) $  (248,000)
   Other                                       (104,000)    (104,000)
                                           ------------  -----------
       Deferred tax liability              $   (352,000) $  (352,000)
                                           ============  ===========
       Net deferred taxes                  $       -     $      -
                                           ============  ===========

Page F-40

     A valuation allowance reducing the asset recognized must be recorded if it is determined that it is more likely than not that the asset will not be realized. Because of the uncertainty surrounding realizability of future benefits due to cumulative losses, a valuation allowance in the full amount of the net deferred tax asset has been provided for financial reporting purposes.

     At December 31, 1998, the Company has available approximately $90.1 million in net operating loss ("NOL") carryforwards available to offset future taxable income, if any, for federal and state income tax purposes. If unutilized, these NOL carryforwards will expire at various times beginning in the year 2009.

     At December 31, 1998, unused credit carryforwards for increasing research activities of approximately $1,221,000 are also available. The credit carryovers will expire at various times beginning in the year 2010.

     Due to the change of control effected by the initial public offering of the Company's common stock on May 24, 1994, as well as certain stock offerings, exercise of stock options, warrants, and conversion of preferred stock into common stock, the amount of future taxable income that can be offset by the Company's net operating losses incurred prior to the dates of the stock offerings, as well as the amount of tax liability that can be offset by research and development credit, may be limited.

NOTE S - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

     The Company leases various facilities and equipment under noncancelable operating lease arrangements which expire at various dates through year 2003. Rent expense under all operating leases was approximately $831,500, $641,000, and $1,035,000 for the year ended December 31, 1998, the nine months ended December 31, 1997 and for the year ended March 31, 1997, respectively.

     Minimum future rental payments under non-cancelable operating leases with remaining lease terms in excess of one year are as follows:

                  December 31,

                     1999        $  483,254
                     2000           439,024
                     2001           447,348
                     2002           460,880
                     2003           295,564
                                 ----------
        Total minimum future
          rental payments        $2,126,070
                                 ==========

Page F-41

     During the year ended March 31, 1997, the Company entered into certain agreements with its landlord related to its primary facility whereby the Company was released from portions of the leased space.
As consideration for the release, the Company agreed to make certain lump-sum payments to the landlord and agreed to make additional payments for the unused space. As a result, a charge of approximately $480,000 was recognized and is included under the caption, selling, general and administrative expenses in the Statement of Operations for the year ended March 31, 1997. In 1998, The Company was released from the lease of its prior corporate headquarters as well as the facility in Hayward California.

Year 2000
- ---------

     The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If the Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

Employment Agreements
---------------------
     Under the terms of an employment agreement with Mr. Crane entered into in November 1993, he serves as the Senior Vice President, Product Design and Development, and at the discretion of the Board of Directors, as the Chairman of the Board and the Company's President and Chief Executive Officer. Mr. Crane's agreement has a base annual salary with salary increases and bonuses available to him based on the attainment of specified objectives established at the discretion of the Company's Board of Directors. The term of the agreement extends to January 1999. As of April 14, 1999 the contract had not been renewed. For the years ended December 31, 1997 and December 31, 1998, Mr. Crane's salary was $150,000 in each year.

     Pursuant to the terms of the agreement, Mr. Crane has assigned to the Company the rights to all improvements or related discoveries or inventions developed or conceived by him during the term of the agreement which relate to the technology developed by him and previously assigned to the Company. The employment agreement also provides that Mr. Crane may develop additional products or technologies unrelated to the products currently being developed by the Company.

Commitments
-----------

     During the year ended December 31, 1998, the Company issued significant purchase orders to three suppliers to provide materials for the production of the Company's VSPA semiconductor package. The

Page F-42

aggregate commitment under these purchase orders is approximately $1.1 million as of December 31, 1998.

Litigation
- ----------

     The Company is involved in various lawsuits from time to time of the type routinely encountered in the ordinary course of business. Management aggressively defends these lawsuits and believes that the ultimate outcome of these lawsuits will not have a material adverse impact on the Company's financial statements. Following are litigation matters that management considers to be material in nature such that disclosure is appropriate.

     On December 11, 1998, the Company and Joseph Sarubbi, (a former director of the Company) entered into a settlement agreement related to litigation in which Sarubbi had obtained a judgment against the Company in the amount of $1,227,041. Under the Settlement Agreement, the Company paid Sarubbi total consideration worth $1,000,000 of which $240,000 was paid in cash in December 1998 and the remaining $760,000 was paid via the issuance of 1,775,000 shares of the Company's common stock. Under the Settlement Agreement the common stock was registered in a registration statement filed in February 1999. The Company recorded a $1,000,000 charge to selling general and administrative expenses in December 1998. In the event that the 1,775,000 shares does not generate sufficient precedes, the Company would have the option to pay the difference in cash or additional shares of common stock. Any further legal action taken by Mr. Sarubbi may be material to the Company.

     On October 16, 1998 a complaint was filed against the Company in the United States District Court for the Southern District of New York by Promethean Investment Group, L.L.C. The complaint alleges breach of contract by the Company for failing to proceed with a financing transaction and seeks damages in an unspecified amount in excess of $270,000 or a declaration that the Company is to proceed with the financing transaction. The outcome of this matter is both undeterminable and immeasurable. Even if the Company is successful in defending itself in this litigation, of which there is no assurance, the diversion of critical resources involved in defending and settling these actions could have a substantial material adverse effect on the Company.

NOTE T - BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION

In 1998, the Company adopted SFAS No. 131., "Disclosures about Segments of an Enterprise and Related Information", which changed the way companies have reported information about operating segments.
With the Company's decision to discontinue all aspects of the Systems business, the Company has one single reporting segment. The Company markets and sells its Technologies directly to end users. The Company's revenues are primarily derived from customers located in the United States and all of the Company's long lived assets are located in the United States.

Page F-43

NOTE U - SUBSEQUENT EVENTS

On December 15, 1998, the Company reduced the exercise price of certain common stock purchase warrants if the warrant holders accelerate the expiration date of their warrants from July 11, 2001 to January 5, 1999. The exercise price was reduced from $11.00 to $0.75 per share. In January 1999, warrants representing 553,333 shares were exercised at this reduced price, and the Company received net proceeds of $415,000 upon such exercise.

On April 14, 1999, the Company received a Notice of Default on the Settlement Agreement between Joseph A. Sarubbi and The Panda Project, Inc. dated December 11, 1998. Mr. Sarubbi claimed that his inability to sell the stock that he received in the settlement creates a breach under the settlement agreement. The Company believes that it is in full compliance with the agreement and that no breach exists. In the event that the 1,775,000 shares does not generate sufficient proceeds in accordance with the Settlement Agreement, the Company would have the option to pay the difference in cash or additional shares of common stock.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                Additions
                                           ---------------------
                            Balance at     Charged to    Charged                     Balance at
                            Beginning      Costs and     to Other                    End of
                            Of Period      Expenses      Accounts      Deductions    Period
Year ended
 March 31, 1997
  Allowance for
   doubtful accounts        $  171,943    $   236,303    $      -      $ (297,284)(1)$   110,962
                            ===========   ===========    ==========    ==========    ===========
  Inventory obsolescence
   reserve                  $  128,412    $ 1,030,335    $      -      $ (908,747)(2)$   250,000
                            ===========   ===========    ==========    ==========    ===========
  Deferred tax asset
   Valuation allowance      $12,849,000   $13,537,000    $      -      $     -       $26,386,000
                            ===========   ===========    ==========    ==========    ===========
Nine months ended
 December 31, 1987
  Allowance for
   doubtful accounts        $   110,962  $    60,911    $      -      $ (161,867)   $    10,006
                            ===========  ===========    ==========    ==========    ===========
  Inventory obsolescence
   reserve                  $   250,000  $   350,000    $      -      $     -       $   600,000
                            ===========  ===========    ==========    ==========    ===========
  Deferred tax asset
   Valuation allowance      $26,386,000  $ 3,727,000    $      -      $     -       $30,113,000
                            ===========  ===========    ==========    ==========    ===========
Year ended
 December 31, 1998
  Allowance for
   doubtful accounts        $    10,006    $  285,286   $      -      $     -       $   295,292
                            ===========    ==========   ==========    ==========    ===========
  Inventory obsolescence
   reserve                  $   600,000    $1,178,837   $      -      $     -       $ 1,778,837
                            ===========    ==========    ==========    ==========    ===========

Page F-44

  Deferred tax asset
   Valuation allowance      $30,113,000    $7,692,000    $     -       $     -       $37,085,000
                            ===========    ==========    ==========    ==========    ===========
(1) Write off of bad debts.
(2) Primarily relates to the revaluation of specific inventory items to net realizable value.

       Report of Independent Certified Public Accountants on Financial Statement Schedule

To the Board of Directors of
The Panda Project, Inc.

Our audits of the financial statements referred to in our report dated March
10,
1998, appearing on page F-16 of this Form 10-K of The Panda Project, Inc. also included an audit of the information contained in the Financial Statement Schedule appearing on page F-43 of this Form 10-K for the nine month period ended December 31, 1997 and the year ended March 31, 1997. In our opinion, this
Financial Statement Schedule presents fairly, in all material respects, the information set forth therein for the nine months ended December 31, 1997 and the year ended March 31, 1997 when read in conjunction with the related financial statements. We have not audited the financial statements of The Panda
Project, Inc. for any period subsequent to December 31, 1997.


PricewaterhouseCoopers  LLP
Fort Lauderdale, Florida




March 10, 1998


                                 Annex A

                          ASSET PURCHASE AGREEMENT
                                 between
                           SILICON BANDWIDTH, INC.
                               as Purchaser
                                    and
                           THE PANDA PROJECT, INC.
                                 as Seller

                         Dated as of July 19, 1999

                             TABLE OF CONTENTS
                                                                  Page
ARTICLE I DEFINITIONS                                               1
       SECTION 1.01   Certain Defined Terms                         1
ARTICLE II PURCHASE AND SALE                                        7
       SECTION 2.01   Assets to Be Sold                             7
       SECTION 2.02   Assumption and Exclusion of Liabilities       7
       SECTION 2.03   Purchase Price; Allocation of Purchase Price  7
       SECTION 2.04   Closing                                       7
       SECTION 2.05   Closing Deliveries by Seller                  7
       SECTION 2.06   Closing Deliveries by Purchaser               8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER                8
       SECTION 3.01   Organization, Authority and Qualification
                      of Seller                                     8
       SECTION 3.02   Corporate Condition                           9
       SECTION 3.03   Reporting Company                             9
       SECTION 3.04   No Conflict                                   9
       SECTION 3.05   Governmental Consents and Approvals          10
       SECTION 3.06   Reference Balance Sheet                      10
       SECTION 3.07   No Undisclosed Liabilities                   10
       SECTION 3.08   Receivables                                  11
       SECTION 3.09   Inventories                                  11
       SECTION 3.10   Conduct in the Ordinary Course; Absence of
                      Certain Changes, Events and Conditions       11
       SECTION 3.11   Litigation                                   11
       SECTION 3.12   Compliance with Laws                         12
       SECTION 3.13   Environmental and Other Permits and
                      Licenses; Related Matters                    12
       SECTION 3.14   Contracts                                    12
       SECTION 3.15   Intellectual Property                        12
       SECTION 3.16   Year 2000 Compliant                          14
       SECTION 3.17   Assets                                       15
       SECTION 3.18   Customers                                    15
       SECTION 3.19   Suppliers                                    15
       SECTION 3.20   Employee Benefit Matters                     15
       SECTION 3.21   Labor Matters                                16
       SECTION 3.22   Taxes                                        17
       SECTION 3.23   Insurance                                    17
       SECTION 3.24   Full Disclosure                              17
       SECTION 3.25   Brokers                                      18
       SECTION 3.26   Authority Relative to this Agreement and
                      the Ancillary Agreements                     18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER             18
       SECTION 4.01   Organization and Authority of Purchaser      18
       SECTION 4.02   No Conflict                                  19
       SECTION 4.03   Governmental Consents and Approvals          19
       SECTION 4.04   Capitalization                               19
       SECTION 4.05   Financing Commitments                        19
       SECTION 4.06   Brokers                                      19
ARTICLE V ADDITIONAL AGREEMENTS                                    19
       SECTION 5.01   Conduct of Business Prior to the Closing     19
       SECTION 5.02   Access to Information                        20
       SECTION 5.03   Regulatory and Other Authorizations;
                      Notices and Consents                         21
       SECTION 5.04   Notice of Developments                       21
       SECTION 5.05   Use of Intellectual Property                 21
       SECTION 5.06   Public Announcements                         22
       SECTION 5.07   Exclusivity                                  22
       SECTION 5.08   Further Action                               22
ARTICLE VI EMPLOYEE MATTERS                                        22
       SECTION 6.01   Offer of Employment                          22
ARTICLE VII TAX MATTERS                                            22
       SECTION 7.01   Indemnity                                    22
       SECTION 7.02   Conveyance Taxes                             23
       SECTION 7.03   Miscellaneous                                23
ARTICLE VIII CONDITIONS TO CLOSING                                 23
       SECTION 8.01   Conditions to Obligations of Purchaser.      23
       SECTION 8.02   Conditions to Obligations of Seller.         26
ARTICLE IX INDEMNIFICATION                                         26
       SECTION 9.01   Survival of Representations and Warranties.  26
       SECTION 9.02   Indemnification by Seller                    26
       SECTION 9.03   Indemnification by Purchaser                 27
       SECTION 9.04   Indemnification Procedures                   28
ARTICLE X TERMINATION AND WAIVER                                   29
       SECTION 10.01   Termination                                 29
       SECTION 10.02   Effect of Termination                       30
       SECTION 10.03   Waiver                                      30
ARTICLE XI MISCELLANEOUS                                           30
       SECTION 11.01   Expenses                                    30
       SECTION 11.02   Notices                                     30
       SECTION 11.03   Public Announcements                        30
       SECTION 11.04   Headings                                    31
       SECTION 11.05   Severability                                31
       SECTION 11.06   Entire Agreement                            31
       SECTION 11.07   Assignment                                  31
       SECTION 11.08   No Third Party Beneficiaries                31
       SECTION 11.09   Amendment                                   31
       SECTION 11.10   Governing Law                               31
       SECTION 11.11   Arbitration                                 32
       SECTION 11.12   Counterparts                                32
       SECTION 11.13   Specific Performance                        32

ANNEX A    ALLOCATION OF PURCHASE PRICE
ANNEX B    KEY EMPLOYEES

EXHIBIT A  TERMS OF STOCKHOLDERS' AGREEMENT

DISCLOSURE SCHEDULE

                      ASSET PURCHASE AGREEMENT
        ASSET PURCHASE AGREEMENT, dated as of July 19, 1999 (as hereafter amended, modified or supplemented, this "Agreement"), between Silicon Bandwidth, Inc., a Delaware corporation ("Purchaser") and the Panda Project, Inc., a Florida corporation ("Seller").

                         W I T N E S S E T H:

        WHEREAS, Seller owns and operates a semiconductor packaging and interconnect devices business (collectively, the "Business"); and

        WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the Assets (as defined below) relating to the Business and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

                               ARTICLE I

DEFINITIONS

        Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

        "Acquisition Documents" shall mean this Agreement, the Ancillary Agreements, and any certificate, Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

        "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Ancillary Agreements" shall mean the Assumption Agreement and the Bill of Sale.

        "Approvals" shall mean all permits, authorizations, licenses and other governmental and third party rights and privileges necessary to operate the Business as currently conducted.

        "Assets" shall mean all assets and property used in, or necessary for the operation of, the Business, including, without limitation, the Approvals, the Equipment, the Contracts, Intellectual Property, Inventory, Receivables, Documents and the Intellectual Property, and the Intellectual Property used in, or necessary for the operation of, the computer systems business of Seller, but excluding the Excluded Assets. Assets shall also include the intellectual property assets of the computer systems business of Seller.

        "Assumed Liabilities" shall mean: (a) the trade accounts payable of Seller outstanding on the Closing Date (up to a maximum amount of $300,000); (b) specific items included in the accrued payroll and benefits account of Seller outstanding on the Closing, which shall not exceed $100,000; (c) specific items included in the "other current liabilities" listed on Schedule 1 hereto, account of Seller outstanding on the Closing Date, which shall not exceed $100,000; (d) the executory liabilities and obligations of Seller to be performed after the Closing Date under each Contract in effect on the Closing Date; and (e) up to $2,000,000 of indebtedness of Seller to Helix (PEI) Inc., effective upon such indebtedness' restructuring as described in Section 4 of the Voting Agreement (as herein defined). Any liabilities not specifically listed in the preceding sentence shall be Excluded Liabilities.

        "Assumption Agreement" shall mean the Assumption Agreement to be executed by Purchaser and Seller on the Closing Date in a form mutually agreed to by Purchaser and Seller.

        "Bill of Sale" shall mean the Bill of Sale and Assignment to be executed by Seller on the Closing Date substantially in a form mutually agreed to by Purchaser and Seller.

        "Business" shall have the meaning specified in the recitals to this Agreement.

        "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

        "Closing" shall have the meaning specified in Section 2.04.

        "Closing Date" shall have the meaning specified in Section
2.04.

        "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

        "Contracts" shall mean any and all contracts and other rights used in or necessary for the operation of the Business, including, without limitation, that certain Consulting Agreement, dated as of September 30, 1998, as amended as of July 19, 1999, by and between Archimedes Capital, LLC and Seller, except for contracts which are Excluded Assets.

        "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

        "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

        "Documents" shall mean all books, records, diskettes or other electronics media, logos and manuals owned or, to the extent legally transferable, used by the Business and related to its operations.

        "Environment" shall mean surface waters, groundwaters, soil, subsurface strata and ambient air.

        "Environmental Laws" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

        "Equipment" shall mean all furniture, fixtures and all equipment supporting the Business (including remanufacturing equipment).

        "ERISA" shall have the meaning specified in Section 3.20(a).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" shall mean cash, accounting software, bank accounts, minutes books and other corporate documents and tax refunds, plus those assets (other than assets constituting Intellectual Property) exclusively used in the computer systems business of Seller which are not necessary or useful to carry on the Business, as now conducted or as to be conducted by Purchaser in the future. Excluded Assets shall also include the assets of Seller's computer systems business other than the intellectual property assets.

        "Excluded Liabilities" shall mean any liabilities of Seller other than the Assumed Liabilities.

        "Exclusivity Period" shall have the meaning specified in
Section 5.07.

        "Financial Statements" shall have the meaning specified in
Section 3.02.

        "Governmental Authority" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Hazardous Materials" shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas,
(b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances" "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

        "Identified Employees" shall have the meaning specified in
Section 6.01.

        "Indemnified Party" shall have the meaning specified in
Section 9.04(a).

        "Indemnifying Party" shall have the meaning specified in
Section 9.04(a).

        "Intellectual Property" shall mean patents, trade and service marks, designs, drawings, software, tradenames, copyrights, mask works, applications therefor, licenses thereof, and similar intangible property.

        "Inventory" shall mean all inventory used in connection with the Business.

        "IRS" shall mean the Internal Revenue Service of the United
States.

        "Law" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

        "Letter of Intent" shall mean that Letter of Intent executed by the Parties on May 14, 1998.

        "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

        "License Agreement" shall have the meaning specified in
Section 3.15(b).

        "Licensed Intellectual Property" shall mean all Intellectual Property licensed or sublicensed by Seller from a third party.

        "Loss" shall have the meaning specified in Section 9.02(a).

        "Material Adverse Effect" shall mean any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business
(i) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) or prospects of the Business or (ii) could materially adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller.

        "Owned Intellectual Property" shall mean all Intellectual
Property in and to which Seller has a right to hold, right, title and interest.

        "Permits" shall have the meaning specified in Section 3.13.

        "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Plans" shall have the meaning specified in Section 3.20(a).

        "Proceeding" shall have the meaning specified in Section 3.01.

        "Purchase Price" shall have the meaning specified in Section
2.03.

        "Purchaser" shall have the meaning specified in the recitals to this Agreement.

        "Purchaser Common Stock" shall have the meaning specified in
Section 2.03 of this Agreement.

        "Receivables" shall mean all accounts receivable of Seller outstanding as of the Closing Date.

        "Reference Balance Sheet" shall have the meaning specified in
Section 3.06.

        "Reference Balance Sheet Date" shall mean March 31, 1999 until Seller delivers the unaudited sheet of the Business as of June 30, 1999 pursuant to Section 3.06 then Reference Balance Sheet Date shall mean June 30, 1999.

        "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

        "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

        "SEC" shall mean the Securities and Exchange Commission.
        "SEC Documents" shall have the meaning specified in Section
3.02.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Seller" shall have the meaning specified in the recitals to this Agreement.

        "Software Programs" shall have the meaning specified in
Section 3.15(f).

        "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, to the extent Purchaser may be held liable for any such amount or to the extent any such amount constitutes a lien on the Assets or the Business.

        "Third Party Claims" shall have the meaning specified in
Section 9.04(c).

        "Threshold Amount" shall have the meaning specified in Section
9.02(b).

        "Transferred Employee" shall have the meaning specified in
Section 6.01.

        "U.S. GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

        "Voting Agreement" shall mean that certain Voting Agreement among Purchaser, Seller and certain shareholders of Seller dated May 14, 1999.

                             ARTICLE II

                         PURCHASE AND SALE

Section 2.01 Assets to Be Sold. On the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date, sell, convey and assign to Purchaser, free and clear of all claims, liens and interests except as is provided for herein, all of Seller's right, title and interest in and to the Assets.

Section 2.02 Assumption and Exclusion of Liabilities (a) On the terms and subject to the conditions of this Agreement, Purchaser shall, on the Closing Date, assume only the Assumed Liabilities.

          (b) Seller shall retain, and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for the Excluded Liabilities.
Purchase Price; Allocation of Purchase Price

Section 2.03 Purchase Price; Allocation of Purchase Price (a) The aggregate purchase price (the "Purchase Price") for the Assets shall be (i) shares of common Stock of the Purchaser ("Purchaser Common Stock") initially representing 10% of the capital stock of Purchaser on a fully diluted basis (including such shares underlying the options available for issuance pursuant to Purchaser's stock option plans as well as the 7,000,000 shares of Series A Preferred Stock of Purchaser currently outstanding) and (ii) the assumption of the Assumed Liabilities.

          (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date in accordance with Annex A. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation 1.1060-1T(f). For all Tax purposes, Purchaser and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Annex A, and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market, San Francisco, California at 10:00 A.M. California time on the second Business Day following the later to occur of the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

Section 2.05  Closing Deliveries by Seller.    At the Closing, Seller
shall deliver or cause to be delivered to Purchaser:
          (a) the Bill of Sale, and such other instruments, in form and substance satisfactory to Purchaser, as may be requested by Purchaser to transfer the Assets to Purchaser or evidence such transfer on the public records;

          (b) executed counterparts of the Assumption Agreement, Transition Services Agreement, Sublease Agreement, Supply Agreement and Stockholders' Agreement;

          (c)    a receipt for the Purchase Price; and

          (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.01.

Section 2.06  Closing Deliveries by Purchaser.   At the Closing,  Purchaser
shall deliver to Seller:

          (a)    The Purchaser Common Stock payable to Seller pursuant  to
Section 2.03;

          (b) executed counterparts of the Assumption Agreement, Transition Services Agreement, Sublease Agreement, Supply Agreement and Stockholders' Agreement; and

          (c)    the documents required to be delivered pursuant to  Section
8.02.
                             ARTICLE III

                   REPRESENTATIONS AND WARRANTIES
                               OF SELLER

        As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows:

Section 3.01  Organization, Authority and Qualification of Seller.
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and its shareholders. This Agreement has been, and upon their execution the Ancillary Agreements and upon shareholder approval will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements and upon Shareholder approval will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. Seller is not subject to any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the SEC, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity which has not been disclosed in the SEC Documents (as defined below). None of the disclosed Proceedings, if any, will have a Material Adverse Effect upon Seller.

Section 3.02 Corporate Condition. Each report or proxy statement delivered to the Purchaser is a true and complete copy of such document as filed by Seller with the SEC. Seller has filed in a timely manner all documents that Seller was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by Seller with the SEC on or prior to the date hereof (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. Each of the SEC Documents, as of their respective dates, did not contain any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Seller's condition is, in all material respects, as described in the SEC Documents. Seller's Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the financial condition of Seller as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the SEC Documents (other than liabilities incurred by Seller in the ordinary course of its business, consistent with its past practice, after the period covered by the SEC Documents). Seller has paid all material taxes, which are due, except for taxes which it reasonably disputes. This Agreement and the SEC Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to Seller which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

Section 3.03 Reporting Company. Seller is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date Seller first became subject to such reporting obligations. Seller undertakes to furnish Purchaser with copies of such reports as may be reasonably requested by Purchaser prior to the Closing.

Section 3.04 No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties or businesses, including, without limitation, the Assets and the Business, or (c) except as set forth in Section 3.04 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party or by which any of such assets or properties is bound or affected.

Section 3.05 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described in Section 3.03 of the Disclosure Schedule.

Section 3.06 Reference Balance Sheet (a) Seller has delivered true and complete copies of the unaudited balance sheet of the Business as of March 31, 1999, which shall be replaced within twenty (20) days of this Agreement by an unaudited balance sheet of the Business as of June 30, 1999 for which all representations and warranties in this Agreement related to the "Reference Balance Sheet" shall also be true and correct. The Reference Balance Sheet
(i) was prepared in accordance with the books of account and other financial records of Seller, (ii) presents fairly the financial condition and results of operations of Seller related to the Business as of the date thereof or for the period covered thereby, (iii) has been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Seller and throughout the period involved, and (iv) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Seller related to the Business and the results of the operations of Seller related to the Business as of the date thereof for the period covered thereby.

          (b) The books of account and other financial records of Seller as they relate to the Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of Seller and throughout the periods involved, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices.

Section 3.07 No Undisclosed Liabilities. There are no Liabilities of Seller related to the Business other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.07 of the Disclosure Schedule, or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of Seller related to the Business and which do not and could not have a Material Adverse Effect. Reserves are reflected on the Reference Balance Sheet against all Liabilities of Seller related to the Business, other than Liabilities relating to the Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of Seller related to the Business and in accordance with U.S. GAAP.

Section 3.08 Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet related to the Business arose from, and the Receivables existing on the Closing Date related to the Business will have arisen from, the sale of Inventory or services to Persons not affiliated with Seller and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of Seller not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

Section 3.09 Inventories. The Inventories do not consist of obsolete inventories or items that are damaged or otherwise slow-moving. The Inventories do not consist of any items held on consignment. Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

Section 3.10 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in Section 3.10 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. Seller has not permitted or suffered any liens or encumbrances on the Assets, made any unusual payments, purchases, transactions, capital expenditures or agreements. As amplification and not limitation of the foregoing, since the Reference Balance Sheet Date, Seller has not:

              (i) written down or written up (or failed to write down in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any assets of Seller related to the Business other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

              (ii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller related to the Business to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of Seller related to the Business; or

              (iii) suffered any Material Adverse Effect related to the Business.

Section 3.11 Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule, there are no Actions by or against Seller related to the Business, or affecting any of the Assets or the Business, pending before any Governmental Authority (or, to the best knowledge of Seller after due inquiry, threatened to be brought by or before any Governmental Authority). Except as set forth in Section 3.11 of the Disclosure Schedule, neither Seller nor any of its assets or properties, including, without limitation, the Assets, is subject to any Governmental Order (nor, to the best knowledge of Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

Section 3.12 Compliance with Laws. To the best of Seller's knowledge, it has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to Seller or any of its properties or assets, including, without limitation, the Assets and the Business, and Seller is not in violation of any such Law or Governmental Order.

Section 3.13 Environmental and Other Permits and Licenses; Related Matters. Seller currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits") necessary or proper for the current use, occupancy and operation of the Assets and the conduct of the Business, and all such Permits are in full force and effect. There is no existing practice, action or activity of Seller and no existing condition of the Assets and the Business, which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Environmental Law. Seller has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Environmental Law related to the Assets or the Business. Seller is in all respects in compliance with the Permits and the requirements thereof.

Section 3.14 Contracts. (a) Except as disclosed in Section 3.14(a) of the Disclosure Schedule, each Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, (ii) is freely and fully assignable to Purchaser without penalty or other adverse consequences, and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.04 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Seller is not in breach of, or default under, any Contract.

          (b) Except as disclosed in Section 3.14(b) of the Disclosure Schedule, no other party to any Contract is in breach thereof or default thereunder.

Section 3.15 Intellectual Property. (a) The Disclosure Schedule contains a true and complete list of Seller's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by Seller to protect its interests in the Intellectual Property.

          (b) The Intellectual Property consists solely of items and rights which are: (i) owned Intellectual Property; (ii) in the public domain; or
(iii) Licensed Intellectual Property, the parties and date of each such license agreement (each, a "License Agreement") being set forth on Section 3.15(c) of the Disclosure Schedule. Seller has all rights in Intellectual Property necessary to carry out Seller's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Licensed Intellectual Property, assign and sell, the Intellectual Property.

          (c) To the Seller's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Intellectual Property owned by the Seller, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Seller does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or of any person or the patent of any person. With the exception of the patents and patent applications listed in Disclosure Schedule B and the claim set forth in Disclosure Schedule C, no claims (i) challenging the validity, effectiveness or ownership by Seller of any of the Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Seller infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Seller, are threatened by any person, nor are there, to Seller's knowledge, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Seller are enforceable and subsisting. To the best of Seller's knowledge, , there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property owned by the Seller by any third party, employee or former employee.

          (d) With the exception of the patents and patent applications listed in Disclosure Schedule B, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property owned by the Seller on behalf of Seller (i) have been a party to a "work-for-hire" arrangement or agreements with Seller in accordance with applicable national and state law that has accorded Seller full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or Seller as assignee that have conveyed to Seller effective and exclusive ownership of all tangible and intangible property thereby arising.

          (e) Seller is not, nor as a result of the execution or delivery of this Agreement, or performance of Seller's obligations hereunder, will Seller be, in violation of any license, sublicense, agreement or instrument to which Seller is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Seller's obligations hereunder, cause the diminution, termination or forfeiture of any Intellectual Property.

          (f) Section 3.15(f) of the Disclosure Schedule contains a true and complete list of all of Seller's software programs (the "Software Programs"). Seller owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

          (g) The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Seller only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Seller and who have executed the nondisclosure agreements referred to in
Section 3.15, and (iii) have not been disclosed to any third party.

Section 3.16 Year 2000 Compliant. (or, as the context may require, "Year 2000 Compliance") means that any particular hardware or software will: (i) process date data from at least the years 1900 through 2101, or involving date information from more than one century, without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations; (ii) maintain functionality with respect to the introduction, processing and output of records containing dates falling on or after January 1, 2000; and (iii) support numeric and date transitions from the twentieth century to the twenty-first century, and back (including, without limitation, all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations.

          (a) Except as set forth in Section 3.16(a)(i) of the Disclosure Schedule, all of Seller's products and services (including products sold to date, products currently being sold or future products), both individually and when operating in conjunction with all other systems, products or services with which they are designed to interface (assuming such other systems, products or services are Year 2000 Compliant), and all computer software and hardware (including, without limitation, microcode, firmware, system and application programs, files, databases, computer services and microcontrollers, including those embedded in computer and noncomputer equipment) contained in Seller's products or services (including products and services sold to date, products and services currently being sold or future products and services) are Year 2000 Compliant.

          (b) All of Seller's internal computer systems are, both individually and in conjunction with all other systems with which they interface (assuming such other systems, products or services are Year 2000 Compliant), Year 2000 Compliant.

          (c) Seller has made inquiries of its key suppliers of services and products and, to its knowledge, Seller is not relying on the products or services of any third party whose systems, products or services are not Year 2000 Compliant.

          (d) Except as set forth in Section 3.16(a)(ii), Seller does not have any material expenses or other material liabilities associated with securing Year 2000 Compliance, or making contingency arrangements to address Year 2000 Compliance issues, with respect to Seller's products or services (including products and services sold to date, products and services currently being sold or future products and services), internal computer systems (to the knowledge of Seller) or the computer systems of Seller's key suppliers or customers.

          (e) Seller has not made any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by Seller in the conduct of its business to be Year 2000 Compliant.

Section 3.17 Assets. (a) Except as disclosed in Section 3.17(a) of the Disclosure Schedule, Seller owns, leases or has the legal right to use all the Assets and has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances.

          (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

          (c) Except as set forth in Sections 3.15(b), 3.16(b), 3.17(a) or 3.17(c) of the Disclosure Schedule, Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to Purchaser without penalty or other adverse consequences.

Section 3.18 Customers. Seller has not received any notice, written or otherwise, from any significant customer (defined for purposes of this Section
3.18 to be a customer who has purchased $25,000 of products produced by the Business, in the aggregate, in any twelve (12) month period in any of the last three (3) fiscal years) of Seller has ceased, or will cease, to use the products of Seller produced by the Business or has substantially reduced, or will substantially reduce, the use of such products at any time.

Section 3.19 Suppliers. Seller has not received any notice, written or otherwise, that any significant supplier will not sell raw materials, supplies, merchandise and other goods related to the Business to Seller at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Business, subject only to general and customary price increases.

Section 3.20  Employee Benefit Matters.  (a) Plans and Material Documents.
Section 3.20(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party with respect to the Business, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller with respect to the Business (collectively, "Plans").

          (b) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and to the best of Seller's knowledge no fact or event exists which could give rise to any such liability. Seller has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan.

Section 3.21 Labor Matters. Except as set forth in Section 3.21 of the Disclosure Schedule, (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the Business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller after due inquiry, threatened between Seller and any of the employees of the Business, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years;
(c) Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract with respect to the Business and there are no grievances outstanding against Seller under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Seller with respect to the Business before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Business; (e) Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, employee benefits and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority with respect to the Business and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Seller has paid in full to all employees of the Business or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in the Business; (h) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Business; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Business; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person with respect to the Business.

Section 3.22 Taxes. All returns and reports in respect of Taxes required to be filed have been timely filed and all Taxes required to be shown on such returns and reports or otherwise due have been timely paid. All such returns and reports are true, correct and complete in all material respects. There are no Tax liens on the Assets or the Business.

Section 3.23 Insurance. (a) All material assets, properties and risks of the Business are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Seller with respect to the Business.

          (b) At no time subsequent to December 31, 1996 has Seller (i) been denied any insurance or indemnity bond coverage which it has requested with respect to either the Assets or the Business, (ii) made any material reduction in the scope or amount of its insurance coverage with respect to either the Assets or the Business, or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage referred to in Section 3.23(a) will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage with respect to either the Assets or the Business. Since December 31, 1996, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for Seller with respect to either the Assets or the Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage with respect to either the Assets or the Business.

Section 3.24 Full Disclosure. (a) Seller is not aware of any facts pertaining to Seller or the Business which affect adversely Seller or the Business or which are likely in the future to affect adversely Seller or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule, the Financial Statements, the Reference Balance Sheet, or otherwise disclosed to Purchaser by Seller in writing.

          (b) No representation or warranty of Seller in this Agreement, nor any statement or certificate furnished or to be furnished prior to or at the Closing to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 3.25 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Seller.

    Section 3.26 Authority Relative to this Agreement and the Ancillary Agreements. Seller has all necessary corporate power to and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Seller and the consummation of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate such transactions (other than the approval and adoption of this Agreement by a majority of the holders of 66 2/3% of the Series A Preferred shares that include GAM Arbitrage Fund L.P., AGR Halifax Fund, Ltd, Leonardo L.P., Ramius Fund, Ltd, Raphael L.P., AG Super Fund L.P. of common stock of Seller. Securityholders of Seller holding sufficient shares of capital stock of Seller to assure all necessary shareholder approvals of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have executed the Voting Agreement. This Agreement has been duly executed and delivered by Seller and, assuming due delivery by Purchaser, constitutes the legal, valid and binding obligation of seller, enforceable against Seller in accordance with its terms.

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES
                           OF PURCHASER

     As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as follows:

Section 4.01 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

Section 4.02 No Conflict. Except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser, do not and will not violate, conflict with or result in the breach of any provision of the Articles of Incorporation or by- laws (or other organizational documents) of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) conflict with, or result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

Section 4.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

Section 4.04 Capitalization. As of the Closing Date, the authorized capital stock of Purchaser shall consist of 10,000,000 shares of preferred stock, 7,000,000 of which shall be issued and outstanding, and 30,000,000 shares of common stock, 1,000,000 of which shall be issued and outstanding to Seller pursuant to Section 2.03 hereof.

Section 4.05 Financing Commitments. Purchaser has received irrevocable commitments from investors to provide Purchaser equity capital of not less than $6,000,000 in cash and commitments, subject only to the Closing in accordance with the terms and conditions of this Agreement.

Section 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser.

                             ARTICLE V

                      ADDITIONAL AGREEMENTS

Section 5.01 Conduct of Business Prior to the Closing. (a) Seller covenants and agrees that, between the date hereof and the Closing, Seller shall not conduct the Business other than in the ordinary course and consistent with Seller's past practice. Without limiting the generality of the foregoing, Seller shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its commercially reasonable efforts to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to Purchaser the services of the employees of Seller, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of Seller and the Business, and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Seller to be untrue or result in a breach of any covenant made by Seller in this Agreement.

    (b) Except as described in Section 5.01(b) of the Disclosure Schedule, Seller covenants and agrees that, prior to the Closing, without the prior written consent of Purchaser, Seller will not do any of the things enumerated in Section 3.08.

Section 5.02 Access to Information. (a) Seller will provide Purchaser, together with its accountants, counsel and other authorized representatives, full and complete access during normal business hours to all properties, books, records, agreements and facilities of Seller (insofar as the same are relevant to the Business or the Assets), wherever located, and Seller will make its officers, employees, attorneys, agents, independent accountants and actuaries available to discuss with Purchaser and its accountants, counsel and other authorized representatives such aspects of the business, financial condition or prospects of the Business and the Assets as Purchaser may deem necessary or desirable. To the extent that the transactions contemplated hereby are not consummated, all written information provided by Seller to Purchaser or its aforementioned representatives will promptly be returned following Seller's written request to Purchaser. All material non-public information provided by Seller will be treated as confidential and will not be disclosed by Purchaser or its representatives to any third party (other than its accountants, counsel and authorized representatives and prospective debt and equity investors for the sole purpose of evaluating the transactions contemplated herein) without the prior written consent of Seller, except as required by law or in connection with any civil, administrative, criminal or other legal proceedings and investigations.

          (b) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, for a period ending on the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to Tax liabilities, Purchaser shall (i) retain the books and records of Seller which are transferred to Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Seller reasonable access (including the right to make photocopies at Buyer's expense), during normal business hours, to such books and records.

          (c) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser after the Closing or for any other reasonable purpose, for a period ending on the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to Tax liabilities, Seller shall retain all books and records of Seller which are not transferred to Purchaser pursuant to this Agreement and which relate to Seller, its operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser reasonable access (including the right to make photocopies at Purchaser's expense), during normal business hours, to such books and records.

Section 5.03 Regulatory and Other Authorizations; Notices and Consents. (a) Seller shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials, customers, vendors and other parties who may have or be able to assert legal rights with respect to this transaction that may be or become necessary for execution and delivery of this Agreement, and the performance of Seller's obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) Seller and Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business or Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Seller is a party is not obtained prior to the Closing, Seller will, subsequent to the Closing, cooperate with Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller will use its commercially reasonable efforts to provide Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Seller provides such rights and benefits, Purchaser shall assume the obligations and burdens thereunder.

Section 5.04 Notice of Developments. Prior to the Closing, Seller shall promptly notify Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could have a Material Adverse Effect on the Business, and (b) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations or projections of the Business.

Section 5.05 Use of Intellectual Property. Seller shall not use any of the Intellectual Property after the Closing Date.

Section 5.06 Public Announcements. Seller and Purchaser agree to cooperate on making, and coordinate the making of, any public announcements concerning this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

Section 5.07 Exclusivity. From the date of execution of this Agreement until September 30, 1999 (the "Exclusivity Period"), none of Seller nor any of its respective directors, officers, agents or representatives will (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the Business or the Assets whether by purchase of assets or otherwise, (ii) disclose any information not customarily disclosed to any person concerning the Business or the Assets or afford to any person or entity access to the properties, books or records of the Business or the Assets, or (iii) cooperate with any person to make any proposal to purchase all or any part of the assets of the Business or the Assets (directly or indirectly) other than inventory or -essential or excess assets sold in the ordinary course of business; provided, however, that nothing contained in this Section 5.08 shall prohibit the board of directors of Seller (i) form complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender of exchange offer not made in violation of this Section 5.08 or (ii) prior to receipt of the approval by the shareholders of Seller of this Agreement and the transaction contemplated hereby from providing information in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a competing transaction (a "Competing Transaction") that (i) the Seller's board of directors shall have concluded in good faith, after considering applicable state law, on the basis of a written opinion of independent outside counsel of nationally recognized reputation, that such action is necessary to prevent Seller's board of directors from violating its fiduciary duties to Seller's shareholders under applicable law, (ii) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to Seller's board of directors shall have determined (based upon the advice of Seller's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Seller's stockholders that the acquiring party is capable of consummating such Competing Transaction on the terms proposed, and (iii) Seller's board of directors shall have determined in the proper exercise of its fiduciary duties to Seller's stockholders that such Competing Transaction provides greater value to the shareholders of Seller than the transaction contemplated hereby (based upon the written opinion of Seller's independent financial advisors of nationally recognized reputation that such Competing Transaction is superior from a financial point of view).

Section 5.08 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, including obtaining any necessary consents or approvals from, or making any necessary filings with the U.S. or any foreign regulatory agencies, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement, cause the conditions to Closing set forth in Article VIII of this Agreement to be satisfied, and consummate and make effective the transactions contemplated by this Agreement.

                           ARTICLE VI

                        EMPLOYEE MATTERS

Section 6.01 Offer of Employment. Following the Closing Date Purchaser shall offer employment to all of the employees of the Business other than selected individuals to be identified by Purchaser at least five (5) days prior to the Closing Date (collectively, the "Identified Employees"). Shares of Purchaser Common Stock equal to 20% of the initial capital stock of Purchaser (computed on a fully diluted basis including the issuance to Seller and the issuance of 7,000,000 shares of Series A Preferred Stock of Purchaser) will be reserved for issuance to Purchaser's employees, officers and directors (specifically including the Identified Employees) upon the exercise of employee stock options with terms and conditions, including vesting tied to continued employment by Purchaser, customary to venture capital backed start-up companies.

                          ARTICLE VII

                          TAX MATTERS

Section 7.01 Indemnity. Seller agrees, to indemnify and hold harmless Purchaser against the following Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such
Taxes: (i) Taxes imposed on Purchaser or the Business with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on Purchaser or the Business which are allocable, to the portion of such period ending on the Closing Date; and (iii) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under
Section 3.19 of this Agreement. Purchaser shall be responsible for Taxes of the Business for periods after the Closing Date.

Section 7.02 Conveyance Taxes. Seller and Purchaser shall equally bear all real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 7.03 Miscellaneous. (a) Seller and Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-tax basis.

          (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of Seller and Parent to indemnify and hold harmless Purchaser pursuant to this Article VII, and the representations and warranties contained in Section 3.19, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (c) For purposes of this Article VII, "Purchaser" and "Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member.

                          ARTICLE VIII

                     CONDITIONS TO CLOSING

Section 8.01 Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, Purchaser's obligation to consummate the Acquisition shall be subject to the satisfaction of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Seller and Parent contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with, and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the good faith determination of Purchaser is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or otherwise render inadvisable the consummation by Purchaser of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 8.01(b) shall not apply if Purchaser has solicited or encouraged any such Action;

          (c) Resolutions of Seller. Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (d) Legal Opinion. Purchaser shall have received from Morgan, Lewis & Bockius, LLP, counsel to Seller, an opinion, addressed to Purchaser and dated the Closing Date, in a form satisfactory to Purchaser.

          (e) Consents and Approvals. Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (f) Ancillary Agreements. Seller shall have executed and delivered to Purchaser each of the Ancillary Agreements to which it is a party;

          (g) Contracts. Purchaser shall have received, each in form and substance reasonably satisfactory to Purchaser, amendments or novations of each Contract identified in Section 3.14(a) of the Disclosure Schedule which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the ongoing operation of the Business, including, without limitation, all third party consents required under any Contracts;

          (h) No Material Adverse Effect. No circumstance, change in, or effect on the Business shall have occurred which has a Material Adverse Effect;

          (i) Due Diligence. Completion of, and satisfaction with the results of, financial, business, technical and legal due diligence reviews of Seller by the Purchaser;

          (j) Approval of Holders of Seller's Common Stock. Seller shall have solicited and received the approval of the holders of common stock of Seller necessary to effect the sale of substantially all of the assets of Seller;

          (k) Approval of Holders of Seller's Preferred Stock. If necessary to consummate the Acquisition, Seller shall have solicited and received the approval of the holders of 66-2/3% of the shares of Series A Preferred Stock of Seller;

          (l) Approvals. Purchaser shall have received all Approvals which shall not contain any condition or restriction which materially impairs Purchaser's ability to use, operate or enjoy the Assets;

          (m) No Injunction, Stay, Order. There shall not be in effect any injunction, stay or restraining order issued by a court of competent jurisdiction, whether foreign or domestic, staying the effectiveness of any Approval, and there shall not be any pending request for such an injunction, stay or restraining order;

          (n) Litigation. There shall not be threatened or pending any suit, action, investigation, inquiry or other proceeding by or before any court of competent jurisdiction or governmental agency which, in Purchaser's reasonable judgment, could have a material adverse effect on Purchaser's ability to acquire, use, operate or enjoy the Assets;

          (o) Deliveries by Seller. Seller shall have delivered to Purchaser the items set forth in Section 2, satisfactory in form and substance to Purchaser;

          (p) Stockholders' Agreement. Seller shall have delivered to Purchaser a signed counterpart of a stockholders' agreement including the terms set forth in Exhibit A hereto and otherwise satisfactory to Purchaser (the "Stockholders' Agreement");

          (q) Bulk Sale. Purchaser shall be satisfied that applicable bulk sale or similar requirements shall have been complied with by Seller on a timely basis;

          (r) Financial Statements. Purchaser shall have received the Financial Statements and the Reference Balance Sheet;

          (s) Key Employees. All of the employees of Seller prior to the Closing Date designated by the Purchaser as key employees on Annex B ("Key Employees") shall have accepted the offer of employment by Purchaser made pursuant to Section 6.01 above;

          (t) Purchaser Satisfaction. Purchaser shall be satisfied in its sole discretion that Seller is able to sell, convey and assign to Purchaser, free and clear of all claims, liens and interests except as is provided for herein, all of Seller's right, title and interest in and to the Assets; and

          (u) Seller Compliance. Seller shall have complied in all material respects with its covenants and agreements hereunder.

Section 8.02 Conditions to Obligations of Seller. Unless waived in writing by Seller, Seller's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions:

          (a) the conditions set forth above in Section 8.01 (j) and (k) shall have been satisfied;

          (b) Purchaser and its current stockholders shall each have delivered to Seller a signed counterpart of the Stockholders' Agreement;

          (c) Purchaser shall have been capitalized with equity capital of not less than $6,000,000 in cash and commitments; and

          (d) Purchaser shall have complied in all material respects with its covenants and agreements hereunder.

                         ARTICLE IX

                      INDEMNIFICATION

Section 9.01 Survival of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition Documents, shall survive the Closing until twelve (12) months thereafter; provided, however, that (a) the representations and warranties dealing with Tax matters shall survive as provided in Section 7.03(b), and (b) insofar as any claim is made by Purchaser for the breach of any representation or warranty of Seller contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by Purchaser, survive until thirty (30) calendar days after the expiration of the applicable statute of limitations governing such claims. Neither the period of survival nor the liability of Seller with respect to Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Purchaser to Seller, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

Section 9.02  Indemnification by Seller.  (a) Indemnifiable Losses.
Subject to Section 9.02(b) and (c) below, Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (a "Loss"), arising out of or resulting from the following:

     (i) the breach of any representation or warranty made by Seller contained in the Acquisition Documents;

     (ii) the breach of any covenant or agreement by Seller contained in the Acquisition Documents;

     (iii) any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller occurring or existing prior to the Closing; and

    (iv) liabilities, whether arising before or after the Closing Date, that are not expressly assumed by Purchaser pursuant to this Agreement, including, without limitation the Excluded Liabilities.

    (b) Claims; Threshold Amount. Notwithstanding the foregoing, Seller shall have no liability with respect to the matters described in paragraph
(a)(i) above unless and until the aggregate amount of Losses thereunder of which Seller receives written notice exceeds $50,000 (the "Threshold Amount"). At such time as the aggregate Losses with respect to matters described in paragraph (a)(i) exceed the Threshold Amount, Purchaser shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equal or exceed the Threshold Amount); provided, however, that Seller shall be liable for any such Losses arising out of any intentional or fraudulent breach of any representation or warranty.

    (c) Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from Seller arising out of or resulting from the causes enumerated in Section 9.02(a) shall be an amount equal to $200,000, provided, however, that such limitation shall not apply to Article VII or Section 3.19.

Section 9.03 Indemnification by Purchaser. Seller and each of its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser for any and all Losses out of or resulting from:

   (i) a breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement which has not been expressly waived by Seller in writing;

   (ii) any claim, suit, action or proceeding to the extent the same pertains to the ownership, organization, operation or conduct of the Business on or after the Closing;
   and

   (iii) all liabilities, obligations, responsibilities and Losses, attributable to Assumed Liabilities which were not in existence on the Closing Date.

Section 9.04 Indemnification Procedures. (a) For purposes of this Section 9.04, "Indemnified Party" shall mean (i) each of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns, when being indemnified by Seller pursuant to Section 9.02, and (ii) each of and its Affiliates, officers, directors, employees, agents, successors and assigns, when being indemnified by Purchaser pursuant to Section 9.03, and "Indemnifying Party" shall mean (x) Seller when indemnifying Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns pursuant to Section 9.02, and (y) Purchaser when indemnifying Seller and its Affiliates, officers, directors, employers, agents, successors and assigns pursuant to Section 9.03.

          (b) A Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If, after the amount of the claim is specified by the Indemnified Person, the Indemnifying Party objects to any such claim, it may give written notice to the Indemnified Person within thirty (30) days of the later of receipt of the Indemnified Person's notice of claim or the specification by the Indemnified Person of the amount of the claim, advising the Indemnified Person of its objection. If no such notice is timely received from the Indemnifying Party by the Indemnified Person, the Indemnified Person will be entitled to payment from the Indemnifying Party in the amount of the Loss arising out of the claim specified in its notice of claim. If the Indemnifying Party advises the Indemnified Person within such thirty (30) day period that it objects to such claim, the Indemnified Person and the Indemnifying Party shall promptly meet and use their best efforts to settle the dispute in writing. If the Indemnified Person and the Indemnifying Party are unable to reach agreement within thirty (30) days after the Indemnifying Party objects to the claim, then the disputed portion of the claim shall be submitted to arbitration in accordance with Section 11.11. If the arbitrator shall determine that the Indemnified Person is entitled to indemnification with respect to the dispute submitted, the Indemnified Person will be entitled to obtain payment from the Indemnifying Party within thirty (30) days in the amount determined by the arbitrator.

          (c) The obligations and Liabilities of the Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

          (d) To the extent that the Indemnifying Parties' undertakings set forth in this Article IX may be unenforceable, the Indemnifying Parties shall be obligated, jointly and severally, to contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

                            ARTICLE X

                      TERMINATION AND WAIVER

Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing:
          (a) by Purchaser if, between the date hereof and the time scheduled for the Closing an event or condition occurs that has resulted in or that Purchaser reasonably believes may result in a Material Adverse Effect;
          (b) by either Seller or Purchaser if the Closing shall not have occurred by October 31, 1999; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (c) by either Purchaser or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d)  by the mutual written consent of Seller and Purchaser.

Section 10.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(i) as set forth in Section 11.01 and (ii) that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

Section 10.03 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                          ARTICLE XI

                        MISCELLANEOUS

Section 11.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11.02).

Section 11.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

Section 11.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

Section 11.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 11.06 Entire Agreement. This Agreement (including the Annexes, Exhibits and Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including the Letter of Intent), representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

Section 11.07 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser); provided, however, that Purchaser may assign this Agreement to an Affiliate of Purchaser without the consent of Seller and without diminishing Purchaser's obligations hereunder.

Section 11.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

Section 11.09 Amendment. This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, Seller and Purchaser or (b) by a waiver in accordance with Section 10.03.

Section 11.10 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 11.11 Arbitration. The parties shall submit any dispute concerning this interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reports, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of [San Francisco, California]. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the [California] Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with the paragraph. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

Section 11.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 11.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.


          [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


       IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     THE PANDA PROJECT, INC.
                                     By /s/ Stanford W. Crane, Jr.
                                       ----------------------------
                                        Name: Stanford W. Crane, Jr.
                                        Title: President
                                     951 Broken Sound Parkway
                                     Boca Raton, FL  33487
                                     Telephone:  (561) 994-2300
                                     Telecopy:   (561) 994-0191

                                     By  /s/ Alan E. Salzman
                                       -----------------------------
                                        Name:  Alan E. Salzman
                                        Title:  Chairman
                                     1001 Bayhill Drive, Suite 140
                                     San Bruno, CA 94066
                                     Telephone:  (650) 866-3100
                                     Telecopy:   (650) 869-6078

              AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

     AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, dated as of September 7, 1999 (this "Amendment"), between Silicon Bandwidth, Inc., a Delaware corporation ("Purchaser"), and The Panda Project, Inc., a Florida corporation ("Seller").

                       W I T N E S S E T H:

     WHEREAS, Seller and Purchaser have entered into that certain Asset Purchase Agreement, dated as of July 19, 1999 (as hereafter amended, modified or supplemented, the "Agreement"); and

     WHEREAS, Seller and Purchaser desire to amend the Agreement pursuant to the terms of this Amendment;

     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

     1. Section 10.01(b) of the Agreement is hereby amended by replacing the phrase "October 31, 1999" therein by the phrase "December 30, 1999."

     2. From and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

     3. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     4. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE PANDA PROJECT, INC.          SILICON BANDWIDTH, INC.

By:   /s/ Stanford W. Crane, Jr. By:   /s/ Alan E. Salzman
- -----------------------------            -----------------------
Name:  Stanford W. Crane, Jr.            Name:  Alan E. Salzman
    Title: President and CEO                 Title: Chairman

              AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

     AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT, dated as of October28, 1999 (this "Amendment"), between Silicon Bandwidth, Inc., a Delaware corporation ("Purchaser"), and The Panda Project, Inc., a Florida corporation ("Seller").

        W I T N E S S E T H:

     WHEREAS, Seller and Purchaser have entered into that certain Asset Purchase Agreement, dated as of July 19, 1999 (as hereafter amended, modified
or supplemented, the "Agreement"); and     WHEREAS, Seller and Purchaser
desire to amend the Agreement pursuant to the terms of this Amendment;

     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

      1. Section 10.01(b) of the Agreement is hereby amended by replacing the phrase "December 30, 1999" therein by the phrase"February 24, 1999."

      2. Section 5.07 of the Agreement is hereby amended by replacing the phrase "December 30, 1999" therein by the phrase "February 24,1999."

      3. From and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof,""herein," or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

      4. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      5. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE PANDA PROJECT, INC.                  SILICON BANDWIDTH, INC.


By:   /s/ Stanford W. Crane, Jr.         By:   /s/ Alan E. Salzman
    -----------------------------            -----------------------
    Name:  Stanford W. Crane, Jr.            Name:  Alan E. Salzman
    Title: President and CEO                 Title: Chairman


                             Annex B

  Text of Proposed Amendment to Panda's Articles of Incorporation

     The Articles of Incorporation of this corporation are to be amended as follows:

     The first sentence of Article III is amended in its entirety to read as follows:

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        THE PANDA PROJECT, INC.
                       951 Broken Sound Parkway
                      Boca Raton, Florida  33487

     The undersigned hereby appoints Melissa F. Crane, with the power to appoint her substitute, proxy to represent the undersigned and vote as designated below all of the shares of Common Stock of The Panda Project, Inc. (the "Company") held of record by the undersigned on January 20, 2000, at the Annual Meeting of Shareholders to be held on February 18, 2000 and at any adjournment thereof.

1. Approval of the Asset Purchase Agreement, dated as of July 19, 1999, between the Company and Silicon Bandwidth, Inc. and related transactions for the sale of substantially all of the operating assets of the Company.

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN

2. Approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock, par value $.01 per share, from 50,000,000 to 100,000,000.

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN

3. Election of William E. Ahearn to serve on the Company's Board of Directors until the 2003 Annual Meeting and until his successor is duly elected and qualified.

[ ]     FOR the nominee            [ ] WITHHOLD AUTHORITY to vote
                                        for the nominee

4. Approval of Grant Thornton LLP as independent accountants for the current fiscal year.

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN

5. In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEE AND "FOR" PROPOSALS 1, 2 AND 4.

Dated: _____________________________


                        _____________________________________
                        Signature

                        _____________________________________
                        Signature if held jointly


                        Please sign exactly as name appears to
                        the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                   USING THE ENCLOSED ENVELOPE.